Exhibit 10.1

Execution Version

LOAN AND SECURITY AGREEMENT

GB HEI, LLC,
as Borrower,

GB HRP, LLC,
as Investment Manager,

EAST WEST BANK,
as Agent and a Lender

and

THE OTHER LENDERS PARTY HERETO

Dated: May 9, 2024

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TABLE OF CONTENTS
(continued)

4.	CONDITIONS OF CLOSING; ADVANCES.		58

	4.1	CLOSING	58
	4.2	ADVANCES	60
	4.3	ALL ADVANCES TO CONSTITUTE ONE LOAN	61
	4.4	ADVANCES	61

5.	REPRESENTATIONS AND WARRANTIES OF BORROWER AND INVESTMENT MANAGER.		62

	5.1	REPRESENTATIONS AND WARRANTIES	62
	5.2	REPRESENTATIONS AND WARRANTIES AS TO RECEIVABLES	66
	5.3	REPRESENTATIONS AND WARRANTIES OF INVESTMENT MANAGER	66

6.	COVENANTS AND OTHER AGREEMENTS.		68

	6.1	AFFIRMATIVE COVENANTS	68
	6.2	NEGATIVE COVENANTS	71
	6.3	FINANCIAL REPORTS	73
	6.4	NOTICE OF CHANGES	75
	6.5	NO ADVERSE SELECTION	76
	6.6	ENVIRONMENTAL COVENANTS	76
	6.7	ANTI-TERRORISM LAWS	76

7.	EVENTS OF DEFAULT AND REMEDIES.		77

	7.1	EVENTS OF DEFAULT	77
	7.2	ACCELERATION OF THE INDEBTEDNESS	81
	7.3	REMEDIES	81
	7.4	NO WAIVER; AMENDMENTS	83
	7.5	APPLICATION OF PROCEEDS	84
	7.6	APPOINTMENT OF AGENT AS ATTORNEY-IN-FACT	84

8.	EXPENSES AND INDEMNITIES.		85

	8.1	REIMBURSEMENT FOR EXPENSES	85
	8.2	GENERAL INDEMNIFICATION	86
	8.3	ENVIRONMENTAL INDEMNIFICATION	86

9.	MISCELLANEOUS.		87

	9.1	NOTICES	87

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TABLE OF CONTENTS
(continued)

	9.2	PARTICIPATIONS	87
	9.3	SURVIVAL OF AGREEMENTS	88
	9.4	NO OBLIGATION BEYOND MATURITY	88
	9.5	PRIOR AGREEMENTS SUPERSEDED	88
	9.6	PARTIES BOUND	88
	9.7	ASSIGNMENT BY LENDER	89
	9.8	REPLACEMENT OF LENDERS	89
	9.9	NUMBER AND GENDER	90
	9.10	NO THIRD-PARTY BENEFICIARY	90
	9.11	EXECUTION IN COUNTERPARTS	90
	9.12	SEVERABILITY OF PROVISIONS	90
	9.13	HEADINGS	90
	9.14	SCHEDULES AND EXHIBITS.	90
	9.15	FURTHER INSTRUMENTS	91
	9.16	GOVERNING LAW; VENUE	91
	9.17	WAIVER	92
	9.18	WAIVER OF RIGHT TO TRIAL BY JURY	92
	9.19	ADVICE OF COUNSEL	92
	9.20	TIME OF ESSENCE	93
	9.21	CONFIDENTIALITY.	93
	9.22	NO OFFSET	94
	9.23	PATRIOT ACT	94

10.	AGENT PROVISIONS; SETTLEMENT.		94

11.	INVESTMENT MANAGEMENT PROVISIONS.		98

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SCHEDULES TO LOAN AND SECURITY AGREEMENT

Schedule A – Revolving Loan Commitments
Schedule B – Borrower Information
Schedule C – Notices

EXHIBITS TO LOAN AND SECURITY AGREEMENT

Exhibit A – Borrowing Base Certificate
Exhibit B – [Reserved]
Exhibit C – [Reserved]
Exhibit D – Form of Monthly Collateral and Servicing Report
Exhibit E – Form of Notice of Borrowing
Exhibit F – Form of Tax Certificates
Exhibit G – Form of Notice of Request to Add Approved Originator/Approved Servicer

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is entered into on May 9, 2024 (the “Closing Date”) by and among EAST WEST BANK, a California corporation, as a Lender (defined below) and as agent (in such capacity, “Agent”) for the other Lenders, the financial institutions from time to time party hereto as lenders (each, a “Lender” and collectively, the “Lenders”), GB HRP, LLC, a Delaware limited liability company (the “Investment Manager”) and GB HEI, LLC, a Delaware limited liability company (the “Borrower”).

1.	DEFINITIONS

“Account Obligor” shall mean, in respect of any Receivable, the Person that is the owner of the related Optioned Property and the obligated party with respect thereto.

“Advance Rate” shall mean 70%.

“Affected Party” shall have the meaning set forth in Section 2.13(a) hereof.

“Affiliate” or “affiliate” shall mean, as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise); provided, that in any event, any Person who owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of the members of the board of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.

“Agent” shall mean East West Bank, in its capacity as Agent under any of the Loan Documents, or any successor Agent.

“Agreement” shall mean this Loan and Security Agreement among Agent, the Lenders party hereto and Borrower and any amendment, modifications or extension hereof.

“Amortization Event” shall mean the occurrence of one or more of the following events:

(a) Borrower’s Leverage Ratio, calculated as of the last Business Day of each calendar quarter, is greater than 4.00 to 1.00;

(b) the Net Asset Value of the Sponsor is equal to or less than $10,000,000;

(c) Sponsor’s Aggregate Minimum Liquidity, calculated as of the last Business Day of each calendar quarter, is greater than $2,500,000; provided that at least $1,250,000 of such Sponsor’s Aggregate Minimum Liquidity shall consist of cash and Cash Equivalents;

(d) the Charged-Off Percentage for any Static Pool, calculated as of the most recent Determination Date, is greater than five percent (5%) (and has not been cured by the Borrower within five (5) Business Days of such breach);

(e) the three-month rolling average Resolution Rate is less than (x) during the Initial Period, seven and a half percent (7.5%) and (y) thereafter, ten percent (10.0%) (and, in each case, has not been cured by the Borrower within five (5) Business Days of such breach);

(f) the Average Collections Ratio, calculated as of the most recent Determination Date, is less than a hundred percent (100%) (and has not been cured by the Borrower within five (5) Business Days of such breach);

(g) the aggregate Intrinsic Value of all Receivables included in the Financed Portfolio, as determined by a Qualified Valuation Agent as of the most recent Determination Date, is less than ninety (90%) of the aggregate Net Funded Balance of the Receivables included in such Financed Portfolio (and has not been cured by the Borrower within five (5) Business Days of such breach); and

(h) any Approved Servicing Agreement and/or Sub-Servicing Agreement is amended, restated, modified or waived (in whole or in part) in a manner that would reasonably be expected to be materially adverse to the Agent or the Borrower (as determined, in each case, by the Agent in its Permitted Discretion) without the prior written consent of the Agent in its Permitted Discretion.

“Amortization Period” shall mean the period beginning on the last day of the Revolving Period and ending on the earlier of: (a) the Scheduled Maturity Date and (b) unless otherwise determined by Agent in its sole discretion, the occurrence of an Event of Default; provided that, in the case of clause (b), if the Revolving Period Termination Date has occurred, the Amortization Period shall be reinstated as of the date such Event of Default is no longer continuing.

“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean, as to any Person, all applicable constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules and regulations of any Governmental Authority binding upon such Person or to which such a Person is subject.

“Applicable Spread” shall mean, at all times prior to the occurrence of a Benchmark Replacement Date, three and one quarter percent (3.25%).

“Applicable Usury Law” shall have the meaning given to such term in Section 2.7 hereof.

“Appraised Value” shall mean, as it relates to any Receivable, the “as is” value of the related Optioned Property, as of the date such Receivable is originated, as determined in accordance with the applicable Underwriting Guidelines.

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“Appreciation Share” shall mean, as it relates to any Receivable, the percentage interest of any appreciation or depreciation, as applicable, in the value of the related Optioned Property (as compared to the applicable Original Agreed Value as of the origination of such option) acquired from the related Account Obligor pursuant to the terms and provisions of the related Portfolio Documents executed in conjunction therewith.

“Approved Jurisdiction” shall mean each state in the United States and the District of Columbia. For the avoidance of doubt, the term “Approved Jurisdiction” shall not include any other U.S. territory or the Commonwealth of Puerto Rico.

“Approved Multi-Party Acknowledgment” shall mean, (x) that certain agreement, dated as on the Closing Date, by and among Agent, Borrower, the Trust, the Investment Manager and Point Digital Finance, Inc., as the Approved Servicer, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time and (y) any agreement dated after the Closing Date, between Agent and an Approved Servicer.

“Approved Originator” shall mean (a) Point Digital Finance, Inc. and (b) any other Person designated as “Approved Originator” in accordance with the terms of this Agreement (subject to the approval of the Agent, in its Permitted Discretion).

“Approved Replacement Servicer” shall mean any of (a) Roundpoint Mortgage Servicing Corporation, (b) Servis One, Inc. (d/b/a BSI Financial Services) or (c) as otherwise agreed between the Agent and the Investment Manager.

“Approved Sale” shall mean a sale, transfer or other disposition of Receivables, or re-allocation thereof in accordance with the terms of the Trust Agreement, and all related property and security by the Trust at the direction of the Borrower (or the Investment Manager on behalf of the Borrower) in connection with or pursuant to a securitization, a forward flow arrangement, or other similar financing transaction; provided, in each case, as of the effective date of such transaction, and after giving effect to the application the proceeds thereof in accordance with the terms hereof, no Default or Event of Default has occurred and is continuing and the Borrower is in compliance with all the covenants and undertakings set forth in this Agreement (including, without limitation, the absence of any Borrowing Base Deficiency); provided, that (x) Borrower shall provide written notice of its intent to undertake any such “Approved Sale” not less than fifteen (15) days’ (unless waived in writing by Agent (which writing may, for the avoidance of doubt) be made by electronic mail)) prior to the effective date thereof and (y) any Receivables selected to be sold, transferred or contributed in connection with such facility must be (i) selected from all similar Receivables at random (except to the extent otherwise required by any applicable rating agency) and with no intention to select Receivables that would result in an adverse effect to the Financed Portfolio hereunder or Agent and Lenders’ collateral position generally (as determined by Agent in its Permitted Discretion), it being understood that Receivables selected in accordance with the eligibility criteria requirements of such securitization, a forward flow arrangement, or other similar financing transaction, including requirements relating to the applicable cut-off date in respect of such Receivables, shall not be deemed to constitute a selection with the intent to select Receivables that would result in a materially adverse effect to the Financed Portfolio hereunder or Agent and Lenders’ collateral position generally or (ii) Receivables that are Ineligible Receivables.

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“Approved Servicer” shall mean, with respect to each Receivable owned by the Trust from time to time that is originated by any Approved Originator: (a) Point Digital Finance, Inc. and (b) any other Person designated as “Approved Servicer” in accordance with the terms of this Agreement (which, other than in connection with the appointment by Borrower of a Successor Servicer in accordance herewith, shall be subject to the approval of the Agent, in its Reasonable Discretion).

“Approved Servicing Agreement” shall mean, individually and collectively, (a) with respect to Point Digital Finance, Inc, the Master Option Servicing Agreement, dated December 29, 2023 (as amended, supplemented, restated or otherwise modified from time to time), between Point Digital Finance, Inc. and the Investment Manager and (b) with respect to each other Approved Servicer, the servicing agreement identified and approved by the Agent (in its Permitted Discretion) in connection with the designation of an Approved Servicer.

“Available Amounts” shall mean, with respect to any Payment Date, (a) the sum of all Collections on deposit in the Collateral Account as of the Determination Date immediately preceding such Payment Date (or, with respect to the final Payment Date, the sum of all Collections on deposit in the Collateral Account as of such final Payment Date), plus (b) any amounts retained in the Reserve Account as of any Payment Date pursuant to Section 2.4 after the payment of other amounts payable as of such Payment Date pursuant to the terms and provisions therein.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Average Collections Ratio” shall mean the quotient (expressed as a percentage), determined as of the last Business Day of each calendar month (for the three (3) month period ending as of (and including) such calendar month), with respect to any Realized Receivable previously included in the Financed Portfolio during such three (3) month period, of (a) the aggregate amount of Collections actually received by Borrower with respect all such Realized Receivables, divided by (b) the aggregate Original Net Funded Balance of all such Realized Receivables as of the date such Receivables is first included in the Financed Portfolio.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended from time to time.

“Base Rate” shall mean, on any date, a fluctuating per annum interest rate equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 0.50%.

“Basel III” shall mean the consultative papers of The Basel Committee on Banking Supervision of December 2009 entitled “Strengthening the resilience of the banking sector” and “International framework for liquidity risk measurement, standards and monitoring”, in each case together with any amendments thereto.

“Benchmark” shall mean, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2(d).

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“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Agent, giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided, however, that if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean, a date and time determined by Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the one-month tenor of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commission (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or the component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.2(d) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.2(d).

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“Borrowing Base” shall mean, as of any date of determination, an amount equal to the lesser of (a) the Revolving Loan Commitment as of such date and (b) the product of (A) the applicable Advance Rate, multiplied by (B) (i) the aggregate amount of the aggregate Net Funded Balance with respect to all Collateral Receivables that are Eligible Receivables minus (ii) the Excess Concentration Amounts, if any.

“Borrowing Base Certificate” shall mean a Borrowing Base Certificate substantially in the form of Exhibit A hereto.

“Borrowing Base Deficiency” shall mean, as of any date of determination, the amount by which the aggregate outstanding principal balance of the Loan exceeds the then applicable Borrowing Base.

“Business Day” shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business to the public in New York, New York.

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition, (b) U.S. Dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A-2 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition, or (iii) East West Bank (any bank meeting the qualifications specified in clauses (i), (ii), or (iii) above, an “Approved Bank”), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above, entered into with any Approved Bank, (d) commercial paper or fixed rate notes issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper or variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within six months after the date of acquisition, and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

“Cash Trapping Event” shall mean, prior to the Amortization Period, an event occurring if:

(i) in the first six months after the Closing Date (the “Initial Period”), the three-month rolling average Resolution Rate is less than 10.0%; and

(ii) in any other month after the Initial Period, the three-month rolling average Resolution Rate is less than 12.5%;

provided that each of clause (i) and (ii) may be cured by the payment of a Maintenance Payment.

“CFPB” shall mean the federal Consumer Financial Protection Bureau.

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“Charged-Off Percentage” shall mean the quotient (expressed as a percentage), determined as of the last day of each calendar month, of (a) the sum of (x) the outstanding aggregate Net Funded Balance of all Charged-Off Receivables included in each Static Pool, plus (y) for any Eligible Receivable in such Static Pool, the aggregate Unrealized Contract Loss, divided by (b) the outstanding aggregate Original Net Funded Balance of all Receivables in such Static Pool.

“Charged-Off Receivable” shall mean, as of any date of determination, any Collateral Receivable as of such date of determination with respect to which (a) the Lien on the Optioned Property securing such Receivable has been (i) released for an amount less than the Net Funded Balance, or (ii) determined to be invalid or unenforceable; (b) any senior Lien (relative to the Lien securing such Receivable) is more than one hundred eighty (180) days past due (including foreclosure), the current property value has declined reducing the sale price of the subject property below the starting property value, and after taking into account the Appreciation Share and Risk Adjustment/Discount Factor, the Intrinsic Value is less than the Net Funded Balance; (c) its maturity date has lapsed without an extension to the option agreement, and the current property value has declined reducing the sale price of the subject below the starting property value, and after taking into account the Appreciation Share and Risk Adjustment/Discount Factor, the Intrinsic Value is less than the Net Funded Balance; or (d) the Account Obligor has filed for bankruptcy and the Intrinsic Value has been reduced as a result of a cramdown order of the bankruptcy court below the secured amount of the Net Funded Balance.

“Claims” shall have the meaning given to such term in Section 8.2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Account” shall mean that certain deposit account at East West Bank held in the name of Borrower, with account number 8003299107, or such other replacement deposit account acceptable to Agent in its sole discretion.

“Collateral Assignment of SUBI Certificate” shall mean the assignment in blank from the Borrower for the benefit of East West Bank, dated as of the Closing Date.

“Collateral Receivable” shall mean any Receivable that, as of any date of determination, is allocated to the SUBI Portfolio, including but not limited to any Receivable included in the Financed Portfolio.

“Collection and Servicing Policy” shall mean, with respect to any Receivable, the policies and procedures for collection and receivable processing, monitoring, management, and servicing by the related Approved Servicer, a copy of which is attached as an exhibit to (x) the related Approved Multi-Party Acknowledgment (including, for the avoidance of doubt, to the extent attached to any document attached as an exhibit thereto), (y) a notice in substantially the form of Exhibit G attached hereto and incorporated herein by reference (including, for the avoidance of doubt, to the extent attached to any document attached as an exhibit thereto), or (z) a certificate executed by a Responsible Officer of Borrower, satisfactory in form and substance to Agent, as such guidelines are amended from time to time in accordance with this Agreement.

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“Collections” shall mean, without limitation, all cash, checks, notes, instruments, and other items of payment and payments and prepayments of principal, interest, fees, premiums, late charges, penalties, payments under insurance policies, payments under supporting obligations and other payments paid with respect to or in connection with each Collateral Receivable (including for the avoidance of doubt, all cash proceeds collected from the sale or disposition of any Charged-Off Receivable and/or any property related thereto), including, without limitation, (w) all other proceeds of the Collateral received by Borrower, the Trust, any Approved Servicer, or any Successor Servicer and any other amounts of any and every description payable to Borrower or the Trust by or on behalf of an Account Obligor pursuant to the applicable Collateral Receivable, the related Portfolio Documents, or any other related documents or instruments, including, but not limited to, judgment awards or settlements, late charges, refinancing proceeds and other income collected from any source arising in connection with the Collateral, (x) all liquidation proceeds from the sale, refinance, transfer or disposition of any Receivable and/or any property related thereto, (y) all Maintenance Payments that have been received prior to the date the Monthly Collateral and Servicing Report must be provided in accordance with Section 6.3(ii) and (z) all amounts paid to Borrower or the Trust as the proceeds of any insurance policy paid with respect to any Receivable.

“Combined LTV Ratio” shall mean the ratio computed as follows with respect to any Receivable (expressed as a percentage): (a) the numerator of the ratio shall be equal to (i) the principal balance of any Optioned Property Mortgage Loan with respect to the related Optioned Property, plus (ii) the Net Funded Balance of such Receivable, and (b) the denominator of the ratio shall be the Appraised Value of the related Optioned Property.

“Commitment Fee” shall have the meaning set forth in the Fee Letter.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”) timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Agent decides, in its reasonable discretion and following consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines, in its reasonable discretion and following consultation with the Borrower, that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides, in its reasonable discretion and following consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

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“Consumer Protection Laws” shall mean, (a) RESPA, and Section 1024.14 of Regulation X, 12 C.F.R. Part 1024 issued by the CFPB, (b) the Equal Credit Opportunity Act, and Regulation B, 12 C.F.R. Part 1002, issued by the CFPB, (c) the Truth in Lending Act and Regulation Z, 12 C.F.R. Part 1026, issued by the CFPB, (d) the Interstate Land Sales Full Disclosure Act of 1968 and other similar Applicable Laws otherwise applicable to the development of any Optioned Property, (e) the Fair Debt Collection Practices Act, (f) any Applicable Laws requiring Persons providing appraisals of property values to be properly licensed, (g) HOEPA, (h) SCRA, and (i) all other usury, disclosure, consumer credit protection or truth-in-lending laws which may apply, and in each such case with all regulations promulgated in connection therewith as the same may be from time to time amended.

“Covered Entity” shall mean (a)(i) Investment Manager and each subsidiary of Investment Manager and (ii) Borrower and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Credit Party” shall mean, individually and collectively, each of (a) Borrower, (b) Investment Manager and (c) the Sponsor.

“Custodial Agreement” shall mean that certain multi-party custodial agreement by and among Borrower, Custodian, Trust, Point Digital Finance, Inc. and Agent dated on or about the Closing Date, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time.

“Custodian” shall mean each such Person as Agent, in consultation with Borrower, engages from time to time, at Borrower’s sole cost and expense, to (x) maintain custody of (and/or provide document storage services with respect to) all original Portfolio Documents with respect to the Collateral Receivables and certain original and duplicate documents and instruments related thereto, and (y) take certain actions in connection therewith, including issuance to Agent of a Custodian Certificate. The Custodian shall initially be U.S. Bank National Association, as custodian pursuant to the Custodial Agreement.

“Custodian Certificate” shall mean an original or copy of a certificate in the form annexed to the Custodial Agreement, duly completed and signed by the Custodian.

“Custodian Fee” shall mean the fee payable by Borrower to the Custodian pursuant to and in accordance with the Custodial Agreement.

“Debtor Relief Law” shall mean, collectively, the Bankruptcy Code and all other United States or foreign applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

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“Default” shall mean an event that with the passage of time or notice or both would constitute an Event of Default (as defined in Section 7.1 hereof).

“Default Rate” shall have the meaning given to such term in Section 2.8 hereof.

“Defaulting Lender” shall mean any Lender that (a) is a Non-Funding Lender (unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied), (b) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (c) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (d) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Deposit Account Control Agreement” shall mean each deposit account control agreement covering a deposit account of Borrower, by and among Borrower, each applicable depository bank and Agent, as amended, supplemented or otherwise modified from time to time.

“Determination Date” means the last day of each calendar month (commencing on May 31, 2024).

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“Discretionary Sale” shall mean a sale, transfer or other disposition of Eligible Receivables, or re-allocation thereof in accordance with the terms of the Trust Agreement, and all related property and security by the Trust at the direction of the Borrower (or the Investment Manager on behalf of the Borrower) to an Affiliate of the Borrower; provided that, in each case (x) as of the effective date of such transaction, and after giving effect to the application the proceeds thereof in accordance with the terms hereof, no Default or Event of Default has occurred and is continuing and the Borrower is in compliance with all the covenants and undertakings set forth in this Agreement (including, without limitation, the absence of any Borrowing Base Deficiency) and (y) any Receivables selected to be sold, transferred or contributed in connection with such Discretionary Sale must be selected from all similar Eligible Receivables at random (except to the extent otherwise required by any applicable rating agency) and with no intention to select Receivables that would result in an adverse effect to the Financed Portfolio hereunder or Agent and Lenders’ collateral position generally, relative to the selection and sale of other similar Eligible Receivables.

“Distributions” shall mean any dividends or other distribution of earnings made by Borrower to any shareholder.

“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. 111-203 (2010).

“Electronic Custodial Documents” shall mean a copy of any Custodial Documents (as defined in the Custodial Agreement) delivered by the Trust (or Servicer on behalf of the Trust) to Custodian in portable document format (“.pdf”) or other electronic format as agreed to in writing by the Custodian.

“Eligible Appraisal” shall mean either (A) an appraisal by a Qualified Independent Appraiser (i) satisfying Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and (ii) conforming to the Uniform Standards of Professional Appraisal Practice, or (B) a valuation derived from a valuation method utilized by the Originator in accordance with the applicable Underwriting Guidelines, and in the case of (A) and (B), otherwise satisfactory to Agent in its Permitted Discretion.

“Eligible Receivables” shall mean those Receivables of the Trust that (x) are, in each case, allocated to the SUBI Portfolio and (y) in each case, otherwise meet, at a minimum, all of the following requirements (unless otherwise waived by Agent in its sole discretion):

(a) (i) such Receivable has been (x) originated by the applicable Approved Originator and (y) acquired by the Trust directly from such Approved Originator (or from the Sponsor or their Affiliates) pursuant to the terms and provisions of the applicable Purchase Agreement, (ii) the Trust owns 100% of such Receivable, and (iii) such Receivable is the only home equity contract or similar obligation of the related Account Obligor (notwithstanding any senior Lien related to any Optioned Property Mortgage Loan of the related Account Obligor) with respect to the related Optioned Property;

(b) (i) such Receivable is evidenced by Portfolio Documents in form and content acceptable to Agent in its Permitted Discretion and otherwise approved in advance by Agent in writing, except as may be required by Applicable Law, and (ii) all such Portfolio Documents are in the possession of Custodian within thirty (30) days of such advance (subject to, and in accordance with, Section 3.3(a) hereof) and reviewed by the Custodian with no exceptions having been noted by the Custodian that have not been waived by Agent, in its sole discretion;

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(c) such Receivable is genuine and the Portfolio Documents that are instruments or negotiable documents evidencing such Receivable each have only one original counterpart and no other party other than Custodian (pursuant to the terms and provisions of this Agreement and the Custodial Agreement) is in actual or constructive possession of any original Portfolio Documents with respect to such Receivable;

(d) payments under such Receivable are to be made in United States dollars;

(e) such Receivable (i) has been originated in compliance with and otherwise complies in all material respects with all of the applicable Underwriting Guidelines or (ii) is a Permitted Excepted Receivable;

(f) such Receivable and the Portfolio Documents entered into in connection therewith (i) each complies in all respects with all Applicable Law and regulations, including, but not limited to any applicable Consumer Protection Laws and all applicable state and federal usury laws and Anti-Terrorism Laws and (ii) without limiting the foregoing, does not otherwise contain any term or condition, or involve any financial product or receivable origination practice, that has been defined as “predatory” under any Applicable Law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such Applicable Law;

(g) such Receivable and the Portfolio Documents evidencing the same are owned by the Trust and allocated to the SUBI Portfolio, free and clear of any other Liens, encumbrances, or claims of any other priorities (other than Permitted Liens);

(h) such Receivable constitutes a valid and binding obligation of the Account Obligor, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws or other Applicable Laws affecting creditors’ rights generally or to general equitable principles (whether considered in a proceeding in equity or law);

(i) no instrument of release or waiver has been executed in connection with any Portfolio Document related to such Receivable, and the Account Obligor related thereto has not been released from its obligations thereunder, in whole or in part;

(j) the Account Obligor has not exercised a right of setoff or counterclaim against Borrower and has not disputed its obligation to pay all or any portion of the Receivable, or otherwise asserted a defense to enforcement thereof in accordance with its terms;

(k) such Receivable otherwise unconditionally obligates the applicable Account Obligor to make all required payments, without right of counterclaim or set-off;

(l) none of the Borrower, the Trust, the applicable Originator or Approved Servicer is engaged in any litigation or other dispute with the Account Obligor related to such Receivable regarding nonpayment of such Receivable and no such Person has entered into a payment arrangement in contravention of the payment obligations set forth in the Portfolio Documents related thereto;

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(m) (i) neither the Account Obligor nor the respective Optioned Property of such Receivable is (and has not been within twelve (12) months prior to the origination of such Receivable) subject to or restricted by any bankruptcy, insolvency, receivership, liquidation or similar proceedings under any Debtor Relief Law, and (ii) the Optioned Property is not subject to foreclosure proceedings commenced or continued by a Lien holder other than the Trust or otherwise in violation of any Applicable Laws;

(n) such Receivable is not evidenced by a judgment or has not been reduced to judgment, or delivered to or referred to an attorney for collection;

(o) such Receivable is serviced (i) by (x) the applicable Approved Servicer pursuant to the terms and provisions of the related Approved Servicing Agreement or (y) a Successor Servicer, and (ii) otherwise in accordance with all Applicable Laws;

(p) neither (i) such Receivable nor (ii) any of (w) Borrower, (x) the applicable Originator, (y) the Trust nor (z) the applicable Approved Servicer, is subject to a Level Two Regulatory Event in (or otherwise affecting) the Property Jurisdiction;

(q) to Borrower’s knowledge, the Account Obligor related to such Receivable is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code (i.e., such Account Obligor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder);

(r) the Receivable has not been modified from its original terms;

(s) the Receivable is not a Charged-Off Receivable;

(t) as of the date such Receivable was first originated, the Originator with respect to such Receivable is not subject to or restricted by any bankruptcy, insolvency, receivership, liquidation or similar proceedings under any Debtor Relief Law; and

(u) the Borrower (a) shall have received (and made available to Agent upon request) an Eligible Appraisal conducted on the related Optioned Property with respect to such Receivable, and (b) has otherwise complied (or caused Investment Manager to comply) with the requirements of Section 6.3(iv) hereof as of any date of determination;

(v) the Optioned Property related to such Receivable shall be (a) used for Single-Family Residential Use, (b) (x) a fee simple interest owned one-hundred percent (100%) by the related Account Obligor and (y) and if such Optioned Property related to such Receivable is owned by Account Obligors in the form of tenants in common, then all such Account Obligors must be subject to the Portfolio Documents, and (c) at the time of origination, located in an Approved Jurisdiction;

(w) the Net Funded Balance of such Receivable does not exceed $500,000;

(x) the Combined LTV Ratio of such Receivable does not exceed in the case of related Account Obligors who initiated an underwriting process with Point Digital Finance, Inc. as Originator, seventy-five percent (75%);

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(y) the Risk Adjustment/Discount Factor of such Receivable is equal to or greater than, twenty-five percent (25%);

(z) the maximum amount of any asset administration fees or similar fees payable by the Borrower or the Trust to the servicer or asset administrator pursuant to the terms and provisions of the related Approved Servicing Agreement do not exceed one and one-half percent (1.5%) of the Net Funded Balance with respect to such Receivable, unless otherwise agreed to in writing by Agent in its sole discretion; provided, however, that such amount shall not include any disposition or similar fees payable to the Approved Servicer upon a Realized Receivable;

(aa) the maximum amount of any disposition fees or similar fees payable by the Borrower pursuant to the terms and provisions of the related Approved Servicing Agreement do not exceed twelve and one-half percent (12.5%) of the profits (as defined in the related servicing agreement or asset administration agreement) with respect to such Receivable, unless otherwise agreed to in writing by Agent in its sole discretion;

(bb) (i) such Receivable shall not have an investment term greater than 30.0 years, (ii) such Receivable shall not be secured in a lien position greater than the 3rd position and (iii) the Trust, within one hundred twenty (120) days of such advance (as such date may be extended by Agent in its Permitted Discretion), has secured a perfected and recorded interest in such Receivable relating to a residential Optioned Property; provided that, so long as Borrower has delivered evidence in accordance with Section 3.3(a) that the Receivable Instruments (or assignments thereof) necessary to establish in the Trust such perfected and recorded interest have been submitted for recording, if not so recorded upon the expiration of such one hundred twenty (120) day period, such period shall be extended by thirty (30) days;

(cc) the related Account Obligor with respect to such Receivable has a FICO Score, as of the date such Receivable was first originated, equal to or greater than five hundred (500);

(dd) at the time of funding of such Receivable and thereafter, the related Account Obligor is not in breach of (and no default or event of default has otherwise occurred pursuant to) the terms and provisions of any Optioned Property Mortgage Loan with respect to the related Optioned Property;

(ee) as to such Receivable, there is no proceeding pending or (at the time of funding the initial advance related to such Receivable) threatened in writing for the total or partial condemnation of the Optioned Property (or any portion thereof);

(ff) with respect to each such Receivable secured by a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in such deed of trust, and no fees or expenses are or will become payable by the Account Obligors to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Account Obligor;

(gg) with respect to such Receivable, the Mortgage (if any) and any other Portfolio Documents securing such Receivable contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Optioned Property of the benefits of the security, including (i) in the case of a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure;

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(hh) with respect to the applicable Optioned Property relating to such Receivable, Borrower, the Investment Manager or the Trust has no current actual knowledge that there exists on the Optioned Property any Hazardous Materials or any violation of any Hazardous Materials Laws or any permit or other authorization issued pursuant thereto;

(ii) with respect to the Optioned Property relating to such Receivable, at the time of origination, the Account Obligor was not delinquent in the payment of all real property taxes and assessments or will not be delinquent in the payment of all real property taxes and assessments (a) simultaneously with the closing of Receivable, and (b) upon the payment thereof pursuant to applicable escrow provisions with respect to such Receivable pursuant to the terms and provisions of the Portfolio Documents executed in conjunction with such Receivable;

(jj) the Receivable Instruments securing such Receivable have been, or are in the process of being, (a) recorded with the appropriate Governmental Authority for the related Property Jurisdiction, (b) if not executed in favor of the Trust at the time of origination, duly assigned to the Trust pursuant to a properly executed and recorded assignment of such Recorded Receivable Instrument and (c) delivered to Agent or Custodian, in each case, subject to, and in accordance with, Section 3.3(a) hereof;

(kk) as to such Receivable, the improvements upon each Optioned Property are covered by a valid and existing hazard insurance policy in accordance with the applicable Underwriting Guidelines, with a mortgagee endorsement in favor of the Sub-Servicer for the benefit of the Trust and its successors and assigns; and

(ll) as to such Receivable, if any Optioned Property is in Special Flood Hazard Area, to the extent available, Flood Insurance in a form meeting the requirements of the current Flood Insurance Laws as in effect with respect to such Optioned Property with a generally acceptable carrier representing coverage, with a mortgagee endorsement in favor of Sub-Servicer for the benefit of the Trust and its successors and assigns.

“Environmental Claims” shall have the meaning given to such term in Section 8.3 hereof.

“Environmental Lien” shall have the meaning given to such term in Section 6.6 hereof.

“Environmental Release” shall mean any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of any Hazardous Materials Laws.

“Equity Interests” shall mean, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of, or beneficial interests in, such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, membership interests and/or membership units (in each case, whether common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership interest and/or membership unit purchase rights, and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

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“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall have the meaning set forth in Section 7.1 hereof.

“Excess Concentration Amount” shall mean, without duplication, the aggregate Net Funded Balance of Collateral Receivables that are Eligible Receivables that cause the applicable Excess Concentration Limits to not be met.

“Excess Concentration Limits” shall mean, as of any date of determination on or after the Closing Date, the limits set forth below:

1.	the average Net Funded Balance of all Eligible Receivables in the Financed Portfolio during the Revolving Period shall not exceed $200,000;

2.	the sum of the Net Funded Balance of all Eligible Receivables in the Financed Portfolio with respect to which the related Optioned Property is located within a single ZIP code area shall not exceed five percent (5%) of the aggregate Net Funded Balance;

3.	the weighted average Risk Adjustment/Discount Factor of all Eligible Receivables in the Financed Portfolio shall not be less than twenty-five percent (25%);

4.	the sum of the Net Funded Balance of all Eligible Receivables in the Financed Portfolio that would cause the weighted average Combined LTV Ratio (including mortgages and the Net Funded Balance of such Eligible Receivables) to exceed sixty-five percent (65%);

5.	the weighted average Combined LTV Ratio of all Eligible Receivables in the Financed Portfolio greater than seventy-five percent (75%) shall not exceed ten percent (10%) of the aggregate Net Funded Balance;

6.	the weighted average FICO Score of all Eligible Receivables in the Financed Portfolio shall not be less than six hundred and twenty-five (625) (excluding for this purpose any Eligible Receivables secured by a first priority Lien and for which there is no FICO score for the related Account Obligor); and

7.	the Net Funded Balance of all Eligible Receivables in the Financed Portfolio with an Original Net Funded Balance of less than $30,000 shall not exceed three percent (3%) of the aggregate Net Funded Balance.

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“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Agent and any Lender (each a “Recipient”) or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed (i) on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the Applicable Laws of, or having its principal office or, in the case of any Lender, its applicable lending office, located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan and/or the Revolving Loan Commitment of such Lender pursuant to any Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan and/or the Revolving Loan Commitment of such Lender (other than pursuant to an assignment request by Borrower under Section 9.8) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(g) and (d) any withholding Taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Flood Insurance” shall mean federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Fee Letter” shall mean that certain fee letter relating to fees, dated as of the Closing Date, among the Borrower, the Investment Manager and the Agent, as amended from time to time.

“FEMA” shall mean the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“FICO Score” shall mean, for an Account Obligor or guarantor with respect to any Receivable, the credit score obtained from credit bureaus as of the date of the origination of such Receivable, pursuant to the terms and provisions of the related Portfolio Documents executed in conjunction therewith.

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“Financed Portfolio” shall mean, on any date of determination, all Eligible Receivables included within the calculation of the Borrowing Base as set forth in the most recently-delivered Borrowing Base Certificate delivered to Agent by Borrower.

“Financial Covenants” shall mean, as of any date of determination, the financial covenants contained in clauses (a), (b) and (c) of the definition of “Amortization Event”.

“Flood Insurance” shall mean, for any Optioned Property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance in form and substance satisfactory to Agent in its Permitted Discretion, in either case, that meets the requirements (x) set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines, and (y) otherwise required under applicable Flood Insurance Laws.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Floor” shall mean a rate of interest equal to 2.50%.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Applicable Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“GAAP” shall mean generally accepted accounting principles and other standards as promulgated by the American Institute of Certified Public Accountants.

“GlassBridge Transferor” shall mean GB HRP, LLC.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Hazardous Materials” shall mean any chemical, substance, object, condition, material or waste that is or may be hazardous to human health or safety or to the environment, due to its radioactivity, ignitability, corrosivity, flammability, reproductive toxicity, infectiousness or other harmful properties or effects, including all chemicals, substances, objects, conditions, materials and wastes that are now or hereafter may be regulated in any manner, classified as dangerous, hazardous or toxic, or as pollutants or contaminants, or to which exposure is prohibited or restricted by any federal, state and/or local Governmental Authority or by any Hazardous Materials Law. Hazardous Materials include, without limitation, flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos, mold, hazardous waste, radon, toxic substances (including Toxic Mold) or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise, including those materials defined as “hazardous substances,” “hazardous materials,” “toxic substances,” “air pollutants,” “toxic pollutants,” “hazardous wastes,” “extremely hazardous waste” or “restricted hazardous waste” by any Hazardous Materials Law.

“Hazardous Materials Law” shall mean any federal, state, or local law, ordinance or regulation or any rule adopted or guideline promulgated pursuant thereto, or any order, ruling or directive of any federal, state, and/or local Governmental Authority relating to health (including Toxic Mold), industrial hygiene, the environment, or the occupational or environmental conditions on, under or about the Property (including ambient air, soil, soil vapor, groundwater, surface water or land use), whether now or hereafter in force, including those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property. Hazardous Materials Law shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Emergency Planning and Community Right-to-Know Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, and the Carpenter-Presley-Tannel Hazardous Material Account Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Emergency Planning and Community Right-To-Know Act, any so-called “Super Fund” or “Super Lien” law, any environmental laws administered by the Environmental Protection Agency, and any similar state and local laws, and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder, in each case as the same are now or hereafter amended.

“HOEPA” shall mean the Home Ownership and Equity Protection Act of 1994, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect and any replacement or supplements thereof or thereto.

“Indebtedness” shall mean, without limitation, all amounts advanced hereunder by Lenders and/or Agent to Borrower, together with all other amounts owing to Lenders and Agent by Borrower with respect to the Loan, direct or indirect, absolute or contingent, now or hereafter existing, including any and all present and future loans, extensions of credit, obligations and or liabilities Borrower may now or in the future owe to Agent and Lenders or incur in favor of Agent or Lenders under the Loan Documents, whether direct or indirect, or by way of assignment, and whether absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, secured or unsecured, and whether Borrower may be liable individually, jointly or severally with others, whether primary or secondary, as a guarantor or otherwise, and whether now existing or hereafter arising, of every nature and kind whatsoever, in principal, interest, costs, fees, expenses, charges, indemnification obligations, attorney’s fees, including all amounts owed to Lenders and Agent pursuant to each Loan Document, or at law or in equity, whether pursuant to the terms of this Agreement, any Note, and/or any other Loan Document now or hereafter executed by Agent and Borrower or any Lender and Borrower.

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“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Ineligible Receivable” shall mean any Receivable that ceases to satisfy the requirements for an “Eligible Receivable” at any time, including (for the avoidance of doubt) any Receivable (x) funded with the proceeds of an advance under this Agreement, with respect to which Agent shall not have received a copy of the Custodian Certificate from the Custodian within sixty (60) days of such advance or (y) with respect to which Borrower otherwise fails to deliver originals or copies, as applicable, of all of the applicable Portfolio Documents pursuant to the terms and provisions of (and to the extent otherwise required by) the Custodial Agreement and/or Section 3.3 hereof.

“Initial Payment Date” means June 20, 2024.

“Initial Period” has the meaning set forth in the definition of “Cash Trapping Event”.

“Interest Amount” shall have the meaning given to such term in Section 2.2(c) hereof.

“Interest Period” means, with respect to any Payment Date, (i) as to the Initial Payment Date, the period beginning on the Closing Date and ending on, but including, the Determination Date preceding the Initial Payment Date, and (ii) as to any subsequent Payment Date, the period beginning on the first day of the calendar month and ending on the corresponding Determination Date preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).

“Interest Settlement Date” shall have the meaning given to such term in Section 10(h)(iii) hereof.

“Intrinsic Value” shall mean, with respect to any Receivable, the estimated dollar amount required to satisfy the Account Obligor’s contractual obligation on any date of determination pursuant to the related Portfolio Documents and based upon the most-recently-obtained Eligible Appraisal of the related Optioned Property.

“Investment Management Fee” shall mean, for each calendar month ending after the Closing Date, a fee equal to 0.25% per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) multiplied by the daily average aggregate Net Funded Balance with respect to all Collateral Receivables that are Eligible Receivables for such month, which shall be due and payable monthly in arrears beginning on the first Payment Date immediately following the date of this Agreement and on each Payment Date thereafter.

“Investment Manager” shall mean GB HRP, LLC, a Delaware limited liability company.

“Investment Manager Reimbursable Expenses” shall mean the portion of any Servicing Fee and Sub-Servicing Fee payable to any Approved Servicer and Sub-Servicer, as applicable, that (x) is allocable to the SUBI Portfolio (as set forth in a statement (in reasonable detail) delivered by the Investment Manager to the Borrower and the Agent) and (y) has been paid by the Investment Manager to such Approved Servicer and Sub-Servicer, as applicable.

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“Investment Manager Termination Event” shall mean the occurrence of any one of the following:

(a) the Investment Manager willfully and intentionally violates or willfully breaches any material provision of this Agreement or any other Loan Document applicable to it;

(b) any failure on the part of the Investment Manager duly to observe or perform in any material respect any covenants or agreements of the Investment Manager, including, without limitation with respect to delivery of any required financial reports set forth in any Loan Document to which the Investment Manager is a party (including, without limitation, any material delegation of the Investment Manager’s duties) and the same continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the Investment Manager by the Agent and (ii) the date on which a Responsible Officer of the Investment Manager acquires knowledge thereof;

(c) the occurrence of any bankruptcy, insolvency, receivership, liquidation or similar proceedings under any Debtor Relief Law with respect to the Investment Manager;

(d) the occurrence of an Event of Default; or

(e) any of the following events occur:

(i) a finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment, or an admission by the Borrower or Investment Manager in a settlement of any lawsuit, that it has committed fraud or willful misconduct related to this Agreement or any other Loan Document; or

(ii) an indictment (which is not dismissed within thirty (30) days) of, a conviction of, or plea of guilty or nolo contendere by a director or any senior officer of the Investment Manager or Borrower in respect of a felony in connection with any activity of Investment Manager or Borrower or any of its Affiliates that would be reasonably expected to lead to a forfeiture of any material portion (as determined by Agent in its Permitted Discretion) of the Collateral and such director or senior officer has not been removed within ten (10) Business Days following such occurrence.

“Investment Manager Termination Notice” shall have the meaning specified in Section 11(viii) hereof.

“Level One Regulatory Event” shall have the meaning given to such term in the definition of “Regulatory Event”.

“Level Two Regulatory Event” shall have the meaning given to such term in the definition of Regulatory Event.

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“Leverage Ratio” shall mean the ratio, as of any date of determination, of (a) the total assets of Borrower, to (b) the Borrower’s Net Asset Value.

“Liabilities” shall have the meaning specified in Section 11(ix) hereof.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, or pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other person for security purposes.

“Loan” shall have the meaning given to such term in Section 2.1 hereof.

“Loan Documents” shall mean this Agreement, any Note, the Custodial Agreement, the Pledge Agreement, each Purchase Agreement, each Approved Servicing Agreement, each Approved Multi-Party Acknowledgment, the Fee Letter, the SUBI Documents and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent and/or Lenders in connection with any of the foregoing or the Loan, as the same may be amended, modified or supplemented from time to time.

“Maintenance Payment” means a payment, during the Revolving Period, (a) made at the option (but not the obligation) of the Sponsor of cash payments to the Collateral Account by the date the Monthly Collateral and Servicing Report must be provided in accordance with Section 6.3(ii) or (b) applied on any Payment Date to the Reserve Account or to repay the outstanding principal balance of the Loan pursuant to Section 2.4(a)(vii), in each case, with respect to the activity for the prior calendar month, in an amount (together with all such payments) that would be greater than or equal to the amount necessary to (a) cure a Cash Trapping Event, (b) satisfy the Amortization Event described in clause (e) of the definition thereof or (c) an Event of Default described in clause (xv) of the definition thereof.

“Master Option Sale Agreement” shall mean that certain Master Option Purchase Agreement, dated as of December 29, 2023 (as amended, supplemented, restated or otherwise modified from time to time), by and among the Originator, as seller, and the Trust, as titling trust buyer.

“Material Adverse Change/Material Adverse Effect” shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (a) has had or would reasonably be expected to have or result in any material adverse effect or material adverse change whatsoever upon or in the validity or enforceability of any Loan Document, (b) has been or would reasonably be expected or likely to be material and adverse to the Collateral, taken as a whole, or to the business, operations, prospects, properties, assets, liabilities or financial condition of the Borrower, the Trust or the Investment Manager taken as a whole, or (c) has materially impaired or would reasonably be expected to materially impair the ability of Borrower to pay the Indebtedness or to consummate the transactions under the Loan Documents.

“Maturity Date” shall mean, with respect to the Loan and the expiration of the term of this Agreement, the earlier of (a) the Scheduled Maturity Date, and (b) the acceleration (whether automatic or at the option of Agent) of the Indebtedness in accordance with the terms herein.

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“Maximum Loan Amount” shall mean $35,000,000; provided, however, that Borrower, Lender and Agent (in the sole discretion of the Lender and Agent) will be permitted, at any time prior to the expiration of the Revolving Period (with 60 days prior notice to the Lender and Agent), to increase the Maximum Loan Amount (and the aggregate amount of the Revolving Loan Commitments) to $50,000,000 or to such other agreed upon aggregate amount greater than the then current Maximum Loan Amount as of such date of determination with additional Revolving Loan Commitments from Lenders or new Revolving Loan Commitments from financial institutions that are acceptable to Agent; provided, that: (a) at the time of any such increase, no Event of Default, or any condition that would (or with the passage of time would) constitute an Event of Default under this Agreement or any other Loan Document, has occurred and is continuing; (b) no Lender shall be obligated to participate in any such increase by increasing the amount of its own pro rata share of the Revolving Loan Commitments, which decision shall be made in the sole discretion of each Lender; (c) Borrower shall have paid all fees payable by it as the effective date of such increase pursuant to this Agreement (such fees shall include, without limitation, the Commitment Fee and all fees and expenses incurred by Agent in connection with such increase to the Maximum Loan Amount); and (d) all documents reasonably required by Agent to evidence any such increase shall be executed and delivered to Agent on or before the effective date of such increase, including, without limitation, (i) one or more new or replacement Notes as may be requested by any Lender with respect thereto, and (ii) a supplement to this Agreement reflecting the new Maximum Loan Amount and the Revolving Loan Commitments of each Lender.

“Maximum Rate” shall mean the highest lawful rate of interest applicable to the Indebtedness permitted by the Applicable Usury Law, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Indebtedness under Applicable Usury Law and other Applicable Laws of the United States and the Applicable Laws of such states as may be applicable thereto, that are in effect or, to the extent allowed by such Applicable Laws, that may be hereafter in effect and that allow a higher maximum contract rate than would be permitted by Applicable Usury Law as of the Closing Date.

“Memorandum of Option” shall mean, with respect to any Receivable, a memorandum (or other similar instrument which is customary and serves the same function as a memorandum under the Applicable Laws and practice in the Property Jurisdiction), evidencing (and otherwise providing notice of) the encumbrance of the option granted by the related Account Obligor with respect to the Optioned Property in conjunction with such Receivable, in form and substance acceptable for recording with the appropriate Governmental Authority for the Property Jurisdiction.

“Monthly Collateral and Servicing Report” shall mean the report prepared by the Borrower in the form of Exhibit D attached hereto.

“Mortgage” shall mean a mortgage, consolidated mortgage, deed of trust, deed to secure debt, security deed or other security device which is customary and serves the same function as a mortgage under the Applicable Laws and practice in the jurisdiction in which the premises subject to the mortgage are located. For all Receivables secured or otherwise supported by Optioned Property located in states in which it is customary to use deeds of trust or security deeds as the security device, a deed of trust or security deed, as the case may be, shall be used as the security device.

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“National Flood Insurance Program” shall mean the program created by the U.S. Congress pursuant to the applicable Flood Insurance Laws, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Asset Value” shall mean, an amount equal to (a) (I) the total of all assets, on a combined basis, of the Sponsor or Borrower, as applicable, and their subsidiaries plus (II) in the case of the Sponsor only (and without duplication), the amount of the Sponsor’s Series B Preferred Stock that is issued and outstanding minus (b) the Total Liabilities of the Sponsor or Borrower, as applicable, and their subsidiaries in each case, as determined in accordance with GAAP.

“Net Funded Balance” shall mean, with respect to any Receivable as of any date of determination, an amount equal to (a) the aggregate amount paid by the applicable Originator to the related Account Obligor, including all origination fees and other amounts disbursed to or at the direction of the related Account Obligor (including with respect to debt payoffs made at the time of origination), pursuant to the terms and provisions of the Portfolio Documents executed in conjunction therewith, minus (b) the aggregate amount of any Collections for such Receivable received by Agent, in cash, as of such date of determination, in each case, as determined by Agent based upon information provided by Borrower with respect thereto.

“Net Income” shall mean the net income (or loss) of any Person for such period taken as a single accounting period determined by reference to GAAP.

“Net Purchased Loan Balance” means as of any date of determination, an amount equal to (a) the aggregate Net Funded Balance of all Receivables allocated to the SUBI Portfolio prior to such date minus (b) the aggregate Net Funded Balance of all Receivables (other than in connection with an Approved Sale or a Warranty Asset Sale) transferred by the Trust or the Borrower to the applicable Transferor of such Receivable or an Affiliate thereof prior to such date.

“Non-Funding Lender” shall have the meaning given to such term in Section 10(g) hereof.

“Note” shall mean any promissory note executed by Borrower with respect to this Agreement, and all renewals, extensions, or modifications of the foregoing executed by Borrower and payable to the order of Agent for the benefit of the Lenders.

“Notice of Borrowing” shall mean a Notice of Borrowing in the form of Exhibit E attached hereto.

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Operating Account” shall mean that certain depository account number 8003299263 maintained at East West Bank.

“Option” shall have the meaning set forth in the SUBI Documents.

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“Optioned Property” shall mean, with respect to any Receivable, the real property (a) which is the subject option investment upon which the Borrower, the Trust and/or the applicable Originator has relied in its underwriting of such Receivable, (b) in which the Trust is the owner (as successor-by-assignment to the applicable Originator thereof) of an option interest pursuant to the terms and provisions of the option purchase agreement, home equity contract, or other similar agreement executed in conjunction therewith, and (c) encumbered by the Receivable Instruments executed in conjunction with such Receivable.

“Optioned Property Jurisdiction” shall mean, with respect to any Optioned Property, the county or other local jurisdiction in which such Optioned Property is located.

“Optioned Property Mortgage Loan” shall mean, with respect to the Optioned Property supporting any Receivable, any mortgage loan or other indebtedness or obligations owing by the related Account Obligor that is secured by such Optioned Property.

“Original Agreed Value” shall mean, as it relates to any Receivable, the agreed starting value of the related Optioned Property, for purposes of calculating any Appreciation Share and/or proceeds with respect to such Optioned Property pursuant to the terms and provisions of the related Portfolio Documents, as the same may be increased from time to time pursuant to the terms and provisions thereof.

“Original Net Funded Balance” shall mean, with respect to any Receivable as of any date of determination, an amount equal to the aggregate amount paid by the applicable Originator to the related Account Obligor, including all origination fees and other amounts disbursed to or at the direction of the related Account Obligor (including with respect to debt payoffs made at the time of origination) pursuant to the terms and provisions of the Portfolio Documents executed in conjunction therewith.

“Originator” shall mean, individually and collectively, each Person which originates any Receivable included in the Financed Portfolio in accordance with the terms and provisions of this Agreement. For the avoidance of doubt, each Originator shall be subject to the approval of the Agent (in its sole discretion).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Lender” shall have the meaning given to such term in Section 10(g) hereof.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.8(b)).

“Participated Receivable Sale” shall mean, with respect to any Receivable included in the Financed Portfolio, a sale of such Receivable to an un-affiliated third-party.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001), as amended.

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“Payment Date” shall mean the 20th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day, commencing on the Initial Payment Date.

“Permitted Discretion” shall mean a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

“Permitted Excepted Receivable” shall mean, with respect to any Receivable that has not been originated in compliance with or otherwise does not comply with all of the applicable Underwriting Guidelines of the related Approved Originator, (a) Borrower has provided to Agent evidence of the compensating factors made with respect to such Receivable and (b) Agent, in its sole discretion, has otherwise approved such exceptions.

“Permitted Liens” shall mean, with respect to any Optioned Property, (a) Liens with respect to a Collateral Receivable secured or otherwise supported by such Optioned Property pursuant to the terms and provisions of the related Portfolio Documents, (b) Liens for unpaid taxes not yet due and payable with respect to such Optioned Property, (c) minor defects and irregularities in title to any property, so long as such defects and irregularities do not materially impair the value of such Optioned Property or the use thereof, (d) encumbrances consisting of deed restrictions, zoning restrictions, easements, governmental or environmental permitting and operation restrictions, or any other similar restrictions on the use of the properties, (e) repairmen’s, mechanics’, materialmen’s, or other like Liens which do not secure debt, (f) senior Liens securing any Optioned Property Mortgage Loan owing by the related Account Obligor and (g) Liens as set forth in the Trust Agreement and SUBI Documents; provided, that for the avoidance of doubt, the term “Permitted Liens” shall not include any junior or subordinate Liens encumbering such Optioned Property, in conjunction with any other Optioned Property Mortgage Loan, home equity line of credit, or other similar obligations of the related Account Obligor.

“Person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, joint venture, joint stock company, association, trust, unincorporated organization or any other entity or organization, including a government or Governmental Authority or political subdivision thereof.

“Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the Closing Date, between GB HRP, LLC and Agent (as the same may be amended, restated, modified or supplemented from time to time), relating to the pledge by GB HRP, LLC of the Borrower’s Equity Interest in favor of the Agent.

“Portfolio Documents” shall mean, as to any Receivable, any agreement, document, or instrument executed and delivered by an Account Obligor in connection with a Receivable (or otherwise evidencing such Receivable and the obligations of the related Account Obligor with respect thereto), or which may otherwise be required in order to obtain a perfected Lien, security interest or pledge in such Receivable (or the related Optioned Property), or as otherwise reasonably requested in writing by Agent, including, without limitation, (a) each option purchase agreement, home equity contract, or other similar agreement, (b) each Receivable Instrument and assignment of Recorded Receivable Instrument to the Trust, and (c) all other documents, certificates and records necessary to enforce such Receivable for the benefit of the Agent and Lender(s) for each applicable state, which in each case may be in electronic form, including (in each case) any renewals, extensions, modifications and amendments thereof.

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“Prime Rate” shall mean the rate announced by East West Bank from time to time as its prime lending rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by East West Bank or any other specified financial institution in connection with extensions of credit to debtors.

“Prohibited Assignee” means each Person set forth on the schedule of prohibited Assignees agreed to by the Agent and Borrower on or prior to the Agreement Date, together with any other Person agreed to in writing by Agent in its Permitted Discretion.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Property Jurisdiction” shall mean, with respect to any Optioned Property, the applicable jurisdiction (pursuant to Applicable Laws) in which the related Optioned Property is located.

“Purchase Agreement” shall mean, individually and collectively, (a) the Sale, Contribution and Transfer Agreement, (b) the Master Option Sale Agreement and (c) each purchase and sale agreement (or equivalent document), by and between Borrower and/or the Trust, as the purchaser thereunder, and the related Transferor, as applicable, as the seller thereunder, the form and substance of which is acceptable to Agent in its Permitted Discretion, whereby Borrower and/or the Trust, as applicable, will purchase, from time to time, from the Transferor party thereto all right, title, and interest of such party in and to the Eligible Receivables subject thereto.

“Qualified Independent Appraiser” shall mean, with respect to any Receivable and the related Optioned Property, any Person that (a) is an appraiser licensed or certified by the applicable Governmental Authority for the Property Jurisdiction, (b) performs property valuations with respect to real property generally comparable to the Optioned Property in the normal course of business, (c) is duly appointed by the applicable Originator or (as of any date after the applicable Receivable is first included in the Financed Portfolio) Borrower or Investment Manager, (d) is not (to the knowledge of Borrower) an Affiliate of the applicable Originator, Borrower, the Trust, Investment Manager, or the applicable Approved Servicer, (e) performs any property valuation in accordance with the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and (f) is satisfactory to Agent in its Permitted Discretion.

“Qualified Valuation Agent” shall mean, with respect to any Receivable, (i) Stout Risius Ross, LLC or (ii) any other Person that (a) performs valuations of with respect to assets comparable to the Receivables in the normal course of business, (b) is not (to the knowledge of Borrower) an Affiliate of the applicable Originator, Borrower, the Trust, Investment Manager, or the applicable Approved Servicer, and (c) is satisfactory to Agent in its Permitted Discretion.

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“Realized Receivable” shall mean, as of the last Business Day of each calendar month (for the three (3) month period ending as of (and including) such calendar month), any Receivable included in the Financed Portfolio during such three (3) month period (a) with respect to which (i) the related Account Obligor exercised the option, during such three (3) month period, to repurchase from Borrower or the Trust the equity option giving rise to such Receivable or (ii) during such three (3) month period, Borrower or the Trust at the direction of the Borrower exercised the equity option with such Receivable pursuant to the terms and provisions of the related Portfolio Documents, or (b) that was (i) sold, transferred, conveyed, or otherwise liquidated by the Trust in a transaction or series of transactions during such three (3) month period, or (ii) terminated, cancelled, forgiven, or otherwise discharged during such three (3) month period.

“Receivable” or “Receivables” shall mean, as of any date of determination, (x) the Options that are allocated to the SUBI Portfolio as of such date and (y) any other Trust assets allocated to the SUBI Portfolio as of such date.

“Receivable Instrument” or “Receivable Instruments” shall mean, with respect to any Optioned Property, collectively the Mortgage, Memorandum of Option (as applicable), and any other instruments by or for the benefit of the Trust securing the related Receivable and encumbering such Optioned Property or otherwise evidencing the related Receivable and the rights and obligations of the related Account Obligor with respect thereto.

“Receivable Termination Event” shall mean, with respect to any Receivable, the termination and/or realization of such Receivable pursuant to the terms and provisions of the related Portfolio Documents executed in conjunction therewith.

“Recorded Receivable Instrument” or “Recorded Receivable Instruments” shall mean, with respect to any Optioned Property, the Receivable Instruments recorded with the appropriate Governmental Authority for the related Property Jurisdiction, encumbering such Optioned Property or otherwise evidencing the related Receivable and the rights and obligations of the related Account Obligor with respect thereto.

“Recipient” shall have the meaning assigned in the definition of “Excluded Taxes” herein.

“Register” shall have the meaning given to such term in Section 9.7 hereof.

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“Regulatory Event” shall mean: (a) a “Level One Regulatory Event”, which shall comprise the commencement (by written notice) by any Governmental Authority of any formal inquiry or investigation, any legal action or proceeding (excluding, for the avoidance of doubt, any Routine Inquiry) against (i) any of Investment Manager, Borrower, the Trust, any Originator, any Approved Servicer, or any of their respective Affiliates challenging its authority to originate, hold, own, service, collect, pledge or enforce any Receivable (or the related Portfolio Documents), or otherwise alleging any non-compliance by any of the Investment Manager, Borrower, the Trust, any Originator, any Approved Servicer, or any of their respective Affiliates with any Applicable Law related to originating, holding, collecting, pledging, servicing or enforcing such Receivable; or (ii) any of Investment Manager, Borrower, the Trust, any Originator, any Approved Servicer, or any of their respective Affiliates challenging its authority to operate the business as it is being operated as of such date; which inquiry, investigation, legal action or proceeding, in each case, is not released or terminated in a manner reasonably acceptable to Agent within ninety (90) calendar days of commencement thereof; or (b) a “Level Two Regulatory Event”, which shall comprise the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against any of Investment Manager, Borrower, the Trust, any Originator, any Approved Servicer, or any of their respective Affiliates related in any way to the originating, holding, pledging, collecting, servicing or enforcing of any Receivable, or otherwise rendering any Portfolio Document unenforceable; provided, that (x) with respect to any Regulatory Event affecting any Originator or any Approved Servicer, such “Regulatory Event” shall be deemed to have occurred upon the earlier of (I) written notice thereof from Agent or (II) Borrower’s knowledge thereof and (y) in each case, upon the favorable resolution of such inquiry, investigation, action or proceeding as determined by Agent in its Permitted Discretion and confirmed by prompt written notice from Agent (whether by judgment, withdrawal of such action or proceeding or settlement of such action or proceeding), such Regulatory Event for such Governmental Authority shall cease to exist immediately upon such determination by Agent. For the avoidance of doubt, the issuance of a civil investigative demand by the CFPB or any attorney general (or any other similar proceeding by any other Governmental Authority) shall not, on its own, constitute a Regulatory Event.

“Release Price” shall mean, with respect to each Collateral Receivable, except as otherwise set forth in Section 3.5, (a) as of any date of determination during the Revolving Period, an amount such that after giving effect to the deposit of such amount into the Collateral Account, the outstanding unpaid principal balance of the Loan is equal to or less than the Borrowing Base as of such date of determination and (b) as of any date of determination during (x) the Amortization Period or (y) the occurrence and continuance of any Default or Event of Default (as applicable), an amount equal to the Net Funded Balance with respect to such Collateral Receivable, as of such date of determination.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Compliance Event” shall mean that any Covered Entity or the Trust becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Required Maintenance Payment” means, during the Amortization Period, a cash payment made by the Sponsor into the Collateral Account by the date the Monthly Collateral and Servicing Report must be provided in accordance with Section 6.3(ii) following the end of each calendar quarter with respect to the activity for the previous calendar quarter, in an amount (if any) necessary such that the aggregate outstanding principal balance of the Loan (after giving effect to other amounts applied in accordance with Section 2.4(b)) is equal to the Target Amortization Balance.

“Required Reserve Amount” shall mean, as of any date of determination, an amount in dollars equal to (i) the product of (x) the Stated Interest Rate, multiplied by, (y) as of any date of determination, the then aggregate outstanding principal balance of the Loan, divided by, (ii) two (2).

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“Requisite Lenders” shall mean, at any time, Lenders holding outstanding Loans and unused Revolving Loan Commitments representing more than 50% of the sum of the total Loans outstanding and unused Revolving Loan Commitments at such time; provided, that the outstanding Loans and Revolving Loan Commitments held by any Defaulting Lender shall be disregarded in determining Requisite Lenders at any time.

“Reserve Account” shall mean that certain deposit account at East West Bank held in the name of Borrower, with account number 8003299115, or such other replacement deposit account acceptable to Agent in its sole discretion.

“Resolution Rate” shall mean, for any calendar month (occurring after the 90-day anniversary of the Closing Date), an amount expressed as a percentage, equal to:

1 – (1– the SMM for the applicable month) ^ 12.

Where “SMM” means a fraction, the numerator of which is the Collections received by the Borrower with respect to all Realized Receivables during such month and the denominator of which is the aggregate Original Net Funded Balance of all Receivables that have aged at least nine full months from their origination date as of the beginning of such month.

“RESPA” shall mean the Real Estate Settlement Procedures Act, as amended.

“Responsible Officer” shall mean as to the Borrower, the Chief Executive Officer or, with respect to financial matters, the Chief Financial Officer or Chief Accounting Officer or any other officers of Investment Manager whose responsibilities are substantially consistent with those of any of the foregoing or are tasked with acting on behalf of any of the foregoing.

“Restricted Asset” shall mean any Receivable with respect to which (a) a Regulatory Event has occurred and is continuing, or (b)(i) Agent determines (in its Permitted Discretion) that such Receivable, the related Approved Originator, the Portfolio Documents executed in conjunction with (or otherwise evidencing) such Receivable, and/or the related Account Obligor are not in compliance with Applicable Laws and (ii) such non-compliance (A) would reasonably be expected to result in a Material Adverse Effect or (B) is not otherwise resolved or cured to the satisfaction of Agent on or before the earlier of (x) date that is one-hundred twenty (120) days after the earlier of the date upon which Agent or Borrower first has knowledge of such non-compliance or (y) the occurrence and continuance of an Event of Default.

“Restricted Asset Disposition” shall have the meaning given to such term in Section 6.1(xvi) hereof.

“Revolving Loan Commitment” shall mean the commitment of a Lender to make or otherwise fund the Loan. The amount of each Lender’s Revolving Loan Commitment, if any, is set forth on Schedule A attached hereto, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Loan Commitments as of the Closing Date is $35,000,000; provided that in the sole discretion of the Agent and Lender (with 60 days prior notice to the Agent and Lender), the Revolving Loan Commitment may be increased up to $50,000,000.

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“Revolving Period” shall mean the period from and including the Closing Date through and including the earlier of (a) May 9, 2026; (b) unless otherwise determined by Agent in its sole discretion, the occurrence and continuance of an Event of Default; (c) without duplication of the foregoing clause (b), at the sole discretion of Agent, the date upon which knowledge of the occurrence of any event or circumstances (or any event or circumstance reasonably likely to give rise to any event or circumstances) described in Section 6.3(ix) with respect to the Borrower shall have come to the attention of Borrower; or (d) the commencement of an Amortization Period.

“Risk Adjustment/Discount Factor” shall mean, with respect to any Collateral Receivable, an amount (expressed as a percentage) equal to (a) the difference between (i) the Appraised Value for the related Optioned Property, minus (ii) the Original Agreed Value with respect to such Collateral Receivable, divided by (b) the Original Agreed Value with respect to such Collateral Receivable.

“Routine Inquiry” includes, without limitation, any inquiry, written or otherwise, made by a competent Governmental Authority with routine legal authority to regulate the activities of Borrower or any of Borrower’s Affiliates with respect to the Receivables, which does not contain any specific allegations or violations, including, without limitation, in connection with the routine transmittal of a consumer complaint.

“Sale, Contribution and Transfer Agreement” shall mean the Sale, Contribution and Transfer Agreement, dated as of the Closing Date, by and between GlassBridge Transferor, as transferor and the Borrower, as transferee, as amended, restated, supplemented or otherwise modified from time to time.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Scheduled Maturity Date” shall mean May 9 2031.

“SCRA” shall mean the Servicemembers Civil Relief Act.

“Securities Custodial Agreement” shall mean that certain multi-party custodial agreement by and among Borrower, Securities Custodian and Agent dated on or about the Closing Date, as the same may be amended, modified, supplemented, restated, replaced or renewed in writing from time to time.

“Securities Custodian” shall mean each such Person as Agent, in consultation with Borrower, engages from time to time, at Borrower’s sole cost and expense, to (x) establish a segregated securities account to hold the SUBI Certificate and (y) take certain actions in connection therewith. The Securities Custodian shall initially be U.S. Bank Trust Company, National Association, as custodian pursuant to the Securities Custodial Agreement.

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“Securities Custodian Fee” shall mean any fee payable by Borrower to the Securities Custodian pursuant to and in accordance with the Securities Custodial Agreement.

“Servicer Physical Payment Address” shall have the meaning given to such term in Section 3.8(b) hereof.

“Servicer Termination Event” shall mean an event which, pursuant to the terms of the applicable Approved Servicing Agreement, would permit Borrower to terminate such Approved Servicing Agreement for cause and without the payment of any termination fee or penalty.

“Servicing Fee” shall mean, with respect to any Approved Servicer, the fee payable to such Approved Servicer pursuant to the terms and provisions of the related Approved Servicing Agreement approved by Agent.

“Settlement Date” shall have the meaning given to such term in Section 10(h)(ii) hereof.

“Single-Family Residential Use” shall mean, with respect to any real property, the use of such real property for residential purposes, comprised of four (4) or fewer units.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Special Flood Hazard Area” shall mean an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Sponsor” shall mean GlassBridge Enterprises, Inc.

“Sponsor’s Aggregate Minimum Liquidity” shall mean the sum of (x) cash and Cash Equivalents plus (y) 50% of undrawn and committed capital or immediate availability under working capital facilities and its Series B Preferred Stock facility.

“Stated Interest Rate” shall mean, with respect to the Loan, the sum of (x) the Benchmark in effect on each day, plus (y) the Applicable Spread; provided that upon the occurrence of a Benchmark Replacement Date, the Agent shall notify the Borrower, whereupon the Stated Interest Rate shall be equal to the Base Rate plus the Applicable Spread until the Lender shall have notified the Agent that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.2(d), at which time the Stated Interest Rate shall again be equal to the Benchmark for such date plus the Applicable Spread.

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“Static Pool” shall mean a group of Collateral Receivables originated in the same fiscal quarter.

“SUBI” shall mean that special unit of beneficial interest of the Trust created by the SUBI Supplement to which Trust assets are allocated.

“SUBI Certificate” shall mean the certificate of beneficial ownership, representing beneficial ownership of the Trust assets comprising the SUBI Portfolio, issued pursuant to the SUBI Supplement.

“SUBI Certificate Transfer Agreement” shall mean that certain SUBI Certificate Transfer Agreement dated as of the date hereof between Point Digital Finance, Inc., as transferor and the Borrower, as transferee.

“SUBI Documents” shall mean the SUBI Supplement, the SUBI Certificate Transfer Agreement and the SUBI Certificate.

“SUBI Portfolio” shall mean the Trust assets that are from time to time identified and allocated to the SUBI in accordance with the terms of the Trust Agreement and SUBI Supplement.

“SUBI Supplement” shall mean Point Titling Trust, GB - GB HEI, LLC Transaction SUBI Supplement to Titling Trust Agreement, dated as of the Closing Date (as amended, supplemented, restated or otherwise modified from time to time), among Point Digital Finance, Inc., as depositor, as SUBI settlor and as trust manager, and Wilmington Savings Fund Society, FSB, as UTI trustee and as SUBI trustee.

“Sub-Servicer” shall mean (a) Servis One Inc., (d/b/a BSI Financial) or Roundpoint Mortgage Servicing Corporation or (b) another Person reasonably acceptable to the Agent in its Permitted Discretion.

“Sub-Servicing Agreement” shall mean (a) that subservicing agreement that Point Digital Finance, Inc. has previously entered into with Roundpoint Mortgage Servicing Corporation, dated as of December 21, 2016 (as amended, supplemented, restated or otherwise modified from time to time), in connection with the subservicing of Receivables originated by Point Digital Finance, Inc., (b) that Limited Subservicing Agreement entered into by Point Digital Finance, Inc. with Servis One, Inc. dated as of April 24, 2023 (as amended, supplemented, restated or otherwise modified from time to time) and (c) with respect to any other Sub-Servicer, the sub-servicing agreement identified and approved by the Agent (in its Permitted Discretion) in connection with the designation of such other Sub-Servicer.

“Sub-Servicing Fee” shall mean, with respect to any Sub-Servicer, the fee payable to such Sub-Servicer pursuant to the terms and provisions of the related Sub-Servicing Agreement approved by Agent.

“Target Amortization Balance” means an amount equal to (a) the aggregate outstanding principal balance of the Loan on the last day of the Revolving Period divided by (b) 20 and multiplied by (c)(i) 20 minus (ii) the number of calendar quarters that have lapsed since the end of the Revolving Period.

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“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean, for calculation of the interest payable on the Loan hereunder and with respect to an Interest Period, the Term SOFR Reference Rate calculated for a one-month tenor, as such rate is published by the Term SOFR Administrator on the first U.S. Government Securities Business Day of such Interest Period (such day, the “Term SOFR Determination Day”); provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR for such Term SOFR Determination Day will be the Term SOFR Reference Rate for a one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the immediately preceding proviso) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR.”

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Titling Trust” shall mean Point Titling Trust, a Delaware statutory trust organized in series.

“Total Liabilities” shall mean, with respect to any Person, all of the liabilities of such Person, on a combined basis.

“Toxic Mold” shall mean mold or fungus of a type that poses a risk to human health or the environment or negatively and materially impacts the value of all or any portion of any Optioned Property.

“Transaction Persons” shall have the meaning given to such term in Section 5.1(xxv) hereof.

“Transferor” shall mean, with respect to any Receivable, as applicable, the Originator, the GlassBridge Transferor, or such other Person, as seller of Receivables to the Trust or the Borrower pursuant to the applicable Purchase Agreement.

“Trust” shall mean that certain Titling Trust formed pursuant to the Trust Agreement.

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“Trust Agreement” shall mean that certain Amended and Restated Trust Agreement, dated as of July 14, 2023, among Point Digital Finance, Inc., as the Depositor and the trust manager, and Wilmington Savings Fund Society, FSB, as UTI Trustee, as supplemented by the SUBI Supplement and as modified, supplemented or amended from time to time by the Depositor, the trust manager, and the UTI Trustee.

“Truth in Lending Act” shall mean the federal Consumers Credit Protection Act of 1968, as amended.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Un-Approved Originator Disposition” shall have the meaning given to such term in Section 6.5 hereof.

“Underwriting Guidelines” shall mean, with respect to each Approved Originator, the customary credit and underwriting guidelines of such Approved Originator as set forth in the exhibit attached to (x) a notice in substantially the form of Exhibit G attached hereto and incorporated herein by reference (including, for the avoidance of doubt, to the extent attached to any document attached as an exhibit thereto), or (y) a certificate executed by a Responsible Officer of Borrower, satisfactory in form and substance to Agent, as such guidelines are amended from time to time in accordance with this Agreement.

“United States” and “U.S.” mean the United States of America.

“Unrealized Contract Loss” means, as of any date of determination, for any Receivable, the amount by which (if any) the Net Funded Balance exceeds the Intrinsic Value of such Receivable.

“Unused Fee” shall mean a fee that accrues from the Closing Date until the expiration of the Revolving Period at a rate equal to 0.375% per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) of the Unused Portion and shall be due and payable with respect to each calendar month on the Payment Date immediately following the last day of such month, beginning on the first Payment Date immediately following the date of this Agreement and on each Payment Date thereafter.

“Unused Portion” shall mean, with respect to each calendar month, an amount equal to (a) the aggregate Revolving Loan Commitment, minus (b) the average daily outstanding principal balance of the Loan for such calendar month.

“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning given to such term in Section 2.12(g).

“Voluntary Prepayment” shall have the meaning given to such term in Section 2.6 hereof.

“Warranty Asset” shall mean any Receivable for which the applicable Transferor, as applicable, becomes subject to an obligation under the applicable Purchase Agreement to repurchase such Receivable as a result of such Receivable failing to satisfy the criteria set forth in the definition of “Eligible Option” as of the date of transfer pursuant to such Purchase Agreement.

“Warranty Asset Sale” shall mean a repurchase of Warranty Assets by the applicable Originator, Sponsor or Investment Manager, as applicable, pursuant to the applicable Purchase Agreement.

“Withholding Agent” shall mean Borrower and Agent, as applicable.

2. LOAN.

2.1 AMOUNT OF LOAN.

(a) Subject to the terms, covenants and conditions set forth herein, each Lender agrees, upon the Borrower’s request from time to time, to make advances to Borrower (collectively, the “Loan”), (i) with respect to any single Lender, in an aggregate amount not to exceed at any time the Revolving Loan Commitment of such Lender as set forth in Schedule A attached hereto, and (ii) in an aggregate amount not to exceed at any time outstanding the lesser of (x) the Maximum Loan Amount, as the same may be increased from time to time pursuant to the terms and provisions thereof, and (y) the Borrowing Base. Within the limits of this Section 2.1 hereof, Borrower may borrow, repay and re-borrow the advances. All advances made hereunder shall be sent by Lenders or Agent via wire transfer into the Operating Account.

(b) [RESERVED].

(c) NOTES.

(i) Borrower agrees that upon written notice by Agent to Borrower that a promissory note or other evidence of indebtedness is requested by Lenders to evidence the Loan and other Indebtedness owing or payable to, or to be made by, Lenders, Borrower shall promptly (and in any event within ten (10) Business Days of any such request) execute and deliver to Agent a promissory note in favor of Agent, for the benefit of Lenders, in form and substance acceptable to Agent in its Permitted Discretion;

(ii) all references to Note or Notes in the Loan Documents shall mean the Note or Notes, if any, to the extent issued (and not returned to Borrower for cancellation) hereunder, as the same may be amended, modified, divided, supplemented and/or restated from time to time;

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(iii) upon Agent’s written request, and in any event within ten (10) Business Days of any such request, Borrower shall execute and deliver to Agent new Notes (on substantially the same terms and in substantially the same form) and/or divide the Notes in exchange for then existing Notes in such smaller amounts or denominations as Agent shall specify in its sole discretion; provided, that the aggregate principal amount of such new Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; provided, further, that such Notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new Notes and returned to Borrower within ten (10) days after Agent’s receipt of the replacement Notes; and

(iv) upon receipt of evidence reasonably satisfactory to Borrower of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, Borrower shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to Borrower after Agent’s receipt of the replacement Notes; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish Borrower with an indemnity in writing reasonably acceptable to Borrower to save them harmless in respect of such replaced Note.

2.2 INTEREST RATE.

(a) The Borrower agrees to pay interest in respect of the outstanding principal balance of the Loan at a rate per annum equal to the Stated Interest Rate. If Agent or any Lender is ever prevented from charging or collecting interest at the rate set forth herein because interest at such rate would exceed interest at the Maximum Rate, then the rate set forth herein shall continue to be the Maximum Rate until such time that Agent or such Lender has charged and collected the full amount of interest that would be chargeable and collectable if interest at the rate set forth herein had always been lawfully chargeable and collectible.

(b) The Interest Amount and the other Indebtedness outstanding shall be computed for the actual number of days elapsed during the related Interest Period on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the daily principal balance outstanding for each day of such Interest Period. The daily rate shall be equal to 1/360th times the Stated Interest Rate (but shall not exceed the Maximum Rate).

(c) The Agent shall calculate, in accordance with the terms hereof, the amount of interest due with respect to the Loan (including unpaid interest due and payable on a prior Payment Date) (such amount, the “Interest Amount”) to be paid by the Borrower on each Payment Date for the related Interest Period and shall advise the Borrower and the Investment Manager thereof. Term SOFR shall be determined for each Interest Period as set forth in the definition thereof.

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(d) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then if a Benchmark Replacement is determined in accordance with the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date written notice of such Benchmark Replacement is provided to the Borrower and the Investment Manager without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.

(e) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(f) The Agent will promptly notify the Borrower and the Investment Manager of (i) the implementation of any Benchmark Replacement as well as the removal or reinstatement of any tenor of a Benchmark and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election made by the Agent, in its reasonable discretion and following consultation with the Borrower, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document.

(g) The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower and the Investment Manager or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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(h) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for advances of Loans to be made during any Benchmark Unavailability Period.

2.3 PAYMENT DUE AT MATURITY.

The entire outstanding balance of the Indebtedness shall be due and payable, if not prepaid, on the Maturity Date.

2.4 MANNER OF PAYMENT.

(a) On each Payment Date (other than (x) during the Amortization Period or (y) when an Event of Default has occurred and is continuing, where, in each case, clause (b) below shall apply), payments shall be made by the Agent to the extent of the Available Amounts on deposit in the Collateral Account and, with respect to clause (iv) only, the Reserve Account, in the following order of priority:

(i) on a pro rata basis to (x) East West Bank, any fees required to be paid with respect to the Collateral Account, the Reserve Account and/or the Operating Account, including any unpaid fees with respect to the Collateral Account, the Reserve Account and/or the Operating Account, that remain unpaid with respect to one or more prior Payment Dates, including without limitation any accrued and unpaid wire transfer fees or other banking fees, (y) Custodian, the Custodian Fee and any unpaid expenses and indemnities due and owing to the Custodian, including any such unpaid Custodian Fee, and any expenses and indemnities that remain unpaid with respect to one or more prior Payment Dates and (z) Securities Custodian, the Securities Custodian Fee and any unpaid expenses and indemnities due and owing to the Securities Custodian, including any such unpaid Securities Custodian Fee, and any expenses and indemnities that remain unpaid with respect to one or more prior Payment Dates;

(ii) to Borrower, for application or distribution as may be agreed between Borrower and Investment Manager, the Investment Management Fee and any Investment Manager Reimbursable Expenses;

(iii) to Agent, any accrued and unpaid costs, fees, expenses and indemnities relating to the Indebtedness;

(iv) to Agent, for the benefit of Lenders, all accrued and unpaid Interest Amount and Unused Fees;

(v) to Agent, for deposit into the Reserve Account in an amount required to meet the Required Reserve Amount;

(vi) to Agent, for the benefit of Lenders, amounts necessary (if any) required to cure any Borrowing Base Deficiency as of such Payment Date;

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(vii) if a Cash Trapping Event has occurred and is continuing, an amount equal to 50% of the Available Amounts remaining after payment of amounts set forth in clauses (i) through (vi) above shall, at the Borrower’s discretion either (x) to be remitted to the Agent, for deposit into the Reserve Account or (y) used to repay the outstanding principal balance of the Loan; provided that the amounts used as described in clauses (x) and (y) shall be deemed to be a Maintenance Payment and may not be re-borrowed until the Cash Trapping Event is cured; and

(viii) any remaining amounts after payment of amounts set forth in clauses (i) through (vii) above, to Borrower.

(b) On each Payment Date (x) during the Amortization Period, (y) on the Maturity Date or (z) when an Event of Default has occurred and is continuing, or more frequently as agreed to by Borrower and Agent, payments shall be made by the Agent to the extent of the Available Amounts on deposit in the Collateral Account and, with respect to clauses (iv) and (v) only, the Reserve Account, in the following order of priority:

(i) on a pro rata basis to (x) East West Bank, any fees required to be paid with respect to the Collateral Account, the Reserve Account and/or the Operating Account, including any unpaid fees with respect to the Collateral Account, the Reserve Account and/or the Operating Account, that remain unpaid with respect to one or more prior Payment Dates, including without limitation any accrued and unpaid wire transfer fees or other banking fees, (y) Custodian, the Custodian Fee, and any due and owing expenses and indemnities of the Custodian, including any such unpaid Custodian Fee, and any expenses and indemnities that remain unpaid with respect to one or more prior Payment Dates and (z) Securities Custodian, the Securities Custodian Fee and any unpaid expenses and indemnities due and owing to the Securities Custodian, including any such unpaid Securities Custodian Fee, and any expenses and indemnities that remain unpaid with respect to one or more prior Payment Dates;

(ii) to Borrower, for application or distribution as may be agreed between Borrower and Investment Manager, the Investment Management Fee and any Investment Manager Reimbursable Expenses;

(iii) to Agent, any accrued and unpaid costs, fees, expenses and indemnities relating to the Indebtedness;

(iv) to Agent, for the benefit of Lenders, all accrued and unpaid Interest Amount and Unused Fees;

(v) (x) during the Amortization Period, to Agent, for the benefit of Lenders, in reduction of the aggregate outstanding principal balance of all Loans pro rata to the Target Amortization Balance, and (y) on the Maturity Date or upon the occurrence and continuation of the Event of Default, to Agent, for the benefit of Lenders, the aggregate outstanding principal balance of all Loans pro rata until such Loans are paid in full; and

(vi) any remaining amounts after payment of amounts set forth in clauses (i) through (v) above, to Borrower.

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(c) If a Cash Trapping Event has been cured and is no longer in effect, amounts previously deposited into the Reserve Account pursuant to Section 2.4(a)(vii) above may be removed from the Reserve Account and applied as Available Amounts on the Payment Date immediately following the cure of such Cash Trapping Event; provided that, after giving effect to such removal of funds from the Reserve Account, the remainder of the funds in the Reserve Account shall not be less than the Required Reserve Amount.

2.5 MANDATORY PAYMENTS.

(a) In no event shall the Borrower permit a Borrowing Base Deficiency to occur. If at any time and for any reason, a Borrowing Base Deficiency occurs, in addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, Borrower shall promptly, and in any event within two (2) Business Days of the earlier of (A) the knowledge of an officer of Borrower or (B) written notice from Agent with respect thereto, without the necessity of any notice or demand, whether or not a Default or Event of Default has occurred or is continuing, (1) prepay the principal balance of the Loan in an amount sufficient to eliminate such Borrowing Base Deficiency or (2) solely during the Revolving Period, increase the aggregate principal amount of Eligible Receivables delivered to the Trust and allocated to the SUBI Portfolio in accordance with the Trust Agreement so that the Borrowing Base Deficiency is eliminated. The delivery to the Trust and allocation to SUBI Portfolio of additional Eligible Receivables shall comply with all applicable funding requirements set forth in Section 4.2 of this Agreement, as applicable, and shall be accompanied by a certification from Borrower that demonstrates that after giving effect to such delivery and allocation of such additional Eligible Receivables, the outstanding unpaid principal balance of the Loan is equal to or less than the Borrowing Base.

(b) Without limiting in any way the terms and provisions of Sections 3.5 and/or 3.6 hereof, if Borrower directs the Trust, in any transaction or series of related transactions after the Closing Date, to sell, transfer, pledge or assign any Collateral Receivable, then Borrower shall deposit (or shall cause the deposit of) the lesser of (x) 100% of the cash proceeds thereof and (y) the Release Price required to be deposited in the Collateral Account for such Receivable as a condition to the release of Agent’s Lien pursuant to Section 3.5 or 3.6) to the Collateral Account and utilize such cash proceeds to prepay (without any prepayment premium or other penalties) the principal balance of the Loan until the Loan is paid in full.

2.6 VOLUNTARY PREPAYMENTS.

(a) Borrower may, at Borrower’s option, voluntarily prepay the Indebtedness in part at any time without any prepayment premium or other penalties as long as the Revolving Loan Commitments remain outstanding.

(b) Notwithstanding the foregoing, Borrower may voluntarily prepay the Indebtedness in full, but not in part, and request a termination of the financing provided hereunder at any time during an Amortization Period and prior to the Maturity Date without any prepayment premium or other penalties; provided, however, that Borrower must give Agent fifteen (15) days written notice of any such intention. Borrower may not make such prepayment prior to the expiration of such fifteen (15) day period. Upon such written notice of prepayment of the Indebtedness in full (a) the commitment by each Lender to advance funds to Borrower and all other obligations of each Lender hereunder shall terminate on the expiration of said fifteen (15) day notice period, and (b) the entire amount of the Indebtedness shall be due and payable on such expiration date.

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2.7 MAXIMUM INTEREST; CONTROLLING AGREEMENT. It is the intent of the parties to comply with all applicable state and federal usury laws (“Applicable Usury Law”). Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall the Loan Documents or such documents require the payment or permit the collection of interest in excess of the Maximum Rate. In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, (b) the maturity of the Indebtedness evidenced by the Loan Documents is accelerated in whole or in part, or (c) all or part of the principal or interest of the Loan Documents shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the loan evidenced hereby, would exceed the Maximum Rate, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (iii) all such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at Agent’s option, and (iv) the effective rate of interest will be automatically reduced to the Maximum Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the Loan should at any time exceed the Maximum Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Agent, for the benefit of each Lender, from time to time, if and when the effective interest rate on the Loan otherwise falls below the Maximum Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Rate, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Rate be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all Indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Rate be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

2.8 INTEREST AFTER DEFAULT. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay Agent, for the benefit of each Lender, interest on the daily outstanding balance of Borrower’s loan account at a rate per annum (the “Default Rate”) which is two percent (2.0%) in excess of the Stated Interest Rate. Such additional interest shall be due and payable from the date specified by the Agent which may be the initial occurrence of such Event of Default.

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2.9 STATEMENT OF ACCOUNT. Within five (5) Business Days after each month, Agent shall provide Borrower with a statement of Borrower’s account, prepared from Agent’s records, which shall conclusively be deemed correct (absent manifest error) and accepted by Borrower, unless Borrower gives Agent a written statement of exceptions within ten (10) Business Days after receipt of such statement.

2.10 UNCONDITIONAL PROMISE TO PAY. Borrower absolutely and unconditionally promises to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Indebtedness payable, hereunder or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim, notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. Except as expressly provided for herein, Borrower hereby waives setoff, recoupment, demand, presentment, protest, and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under this Agreement and any other Loan Document, all to the extent permitted by Applicable Law. If any payment of the Indebtedness falls due on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day.

2.11 UNUSED FEE. During the Revolving Period, the Borrower shall pay to Agent, for the benefit of Lenders, the Unused Fee as set forth herein.

2.12 TAXES.

(a) Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

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(d) Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

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(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.13 INCREASED COSTS; CAPITAL ADEQUACY.

(a) If, due to either (i) the introduction of or any change that becomes effective following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the date hereof of any Applicable Law, in each case whether foreign or domestic, including under Basel III (including, without limitation, in connection with the calculation of the “liquidity coverage ratio” thereunder) or Dodd-Frank, or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), including under Basel III (including, without limitation, in connection with the calculation of the “liquidity coverage ratio” thereunder) or Dodd-Frank, there shall be any increase in the cost, other than Taxes, to the Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Loan (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement, under any other Loan Document, or any Affected Party shall be or become subject to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b), (c) and (d) of the defined term “Excluded Taxes” and (C) Connection Income Taxes) on its Revolving Loan Commitment, or its deposits, reserves, other liabilities or capital attributable thereto, the Borrower shall, from time to time, after written demand by the Agent (which demand shall be accompanied by a statement certified to by an officer of Affected Party setting forth in reasonable detail the basis for such demand on behalf of such Affected Party), pay to the Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs, reduced payments or Taxes within fifteen (15) days after such demand; provided that the amounts payable under this Section 2.13 shall be payable without duplication of amounts payable under Section 2.12.

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(b) If either (i) the introduction of or any change that becomes effective following the date hereof in or in the interpretation, administration or application following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, including under Basel III (including, without limitation, in connection with the calculation of the “liquidity coverage ratio” thereunder) or Dodd-Frank, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement certified to by an officer of Affected Party setting forth in reasonable detail the basis for such demand and certifying that such demand is being made as a general policy of such Affected Party in the majority of similar transactions in which such claim had or would have an impact on such Affected Party’s rate of return, capital requirements or other economic loss), the Borrower shall pay the Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, any increase in cost or reduction in interest with respect to any Affected Party caused by regulatory capital allocation adjustments due to FAS 166, 167 and subsequent statements and interpretations shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.13.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.13, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Loans hereunder, then within fifteen (15) days after receipt of written demand by such Affected Party (together with the related certifications), the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d) For avoidance of doubt, in connection with the interpretation of clause (a) and (b) of this Section 2.13, any regulatory changes, rules, guidelines or directives under or issued in connection with Basel III (including, without limitation, in connection with the calculation of the “liquidity coverage ratio” thereunder) or Dodd-Frank will be considered as a “change” hereunder, and will not be treated as having been adopted or having come into effect before the date hereof.

(e) In determining any amount provided for in this Section 2.13, the Affected Party may use any reasonable averaging and attribution methods. The Agent, on behalf of any Affected Party making a claim under this Section 2.13, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(f) Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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3.	SECURITY.

3.1 SECURITY INTEREST. To secure the prompt payment to Agent and Lenders of the Indebtedness and any and all other obligations now existing or hereafter arising owed by Borrower to Agent and Lenders, the Borrower hereby irrevocably grants to Agent, for its benefit and the benefit of the Lenders, a first priority and continuing security interest in and to all of the Borrower’s assets, including, without limitation, all accounts, general intangibles, deposit and other bank accounts wherever maintained and established (including, without limitation, the Collateral Account, Reserve Account, Operating Account, chattel paper, instruments, documents, investment property, inventory, equipment, fixtures, letters of credit, letter-of-credit rights, contract rights, contracts, supporting obligations, computer hardware, software, securities, permits, intellectual property, and oil, gas and other minerals and other types of property of Borrower, including all books and records related to the foregoing, and all other types of property, including, without limitation, the following property of Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located (collectively, the “Collateral”; as such above terms are defined in the uniform commercial code)):

(i) all right, title and interest of Borrower in and to the SUBI and the SUBI Certificate (including all Collections received thereunder and the beneficial rights evidenced thereby in any property that underlies or may be deemed to secure the respective interests in the SUBI represented by the SUBI Certificate) and any related rights, powers and privileges of the holder thereof under the related SUBI Documents (including all rights and remedies of the Borrower under the SUBI Supplement and any other SUBI Documents, as the case may be);

(ii) all right, title and interest of Borrower in and to all other property whether now or hereafter owned, acquired or held by Borrower;

(iii) all right, title and interest of Borrower in and to all guaranties and other instruments by which any Person guarantees the payment or performance of the Collateral Receivables;

(iv) all right, title and interest of Borrower in and to all commitments and other agreements to purchase or re-purchase any Collateral Receivables;

(v) all right, title and interest of Borrower in and to all insurance policies pertaining to or obtained by Borrower or any Account Obligor in connection with, or arising out of, any Portfolio Document;

(vi) all right, title and interest of Borrower in and to all Collections;

(vii) all contract rights, accounts, rights to payment of money, and general intangibles, relating to such documents and contracts described in clauses (i) through (vi) above and as to all such Collateral described in clause (i) through this clause (vii) whether now existing or hereafter at any time acquired or arising, including, without limitation, rights of Borrower under each Purchase Agreement, each SUBI Document, each Approved Servicing Agreement, and all rights of Borrower to offset or setoff with respect to any one or more Collateral Receivables;

(viii) all now existing or hereafter arising rights to service, administer and/or collect Collateral Receivables and all rights to the payment of money on account of such servicing, administration and/or collection activities;

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(ix) all monies, securities and property, now or hereafter held, received by, or entrusted to, in the possession or under the control of Agent or any Lender or a bailee of Agent or any Lender and all investment property now or hereafter owned by Borrower;

(x) all accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies (including but not limited to claims paid and premium refunds); and

(xi) all books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer printouts and other computer materials and records) of Borrower evidencing or containing information regarding any of the foregoing.

3.2 FINANCING STATEMENTS AND FURTHER ASSURANCES. Borrower hereby authorizes Agent to file UCC-1 Financing Statements with respect to the Collateral (which, for the avoidance of doubt, may describe the collateral covered thereby as “All assets of Debtor” or use a similar description) and any amendments or continuations relating thereto, without the signature of Borrower and hereby ratifies, confirms and consents to any such filings made by Agent prior to the date hereto and, without limiting any other provision of this Agreement, agrees to deliver to the Custodian, the SUBI Certificate together with an assignment in blank signed by the Borrower. Borrower hereby agrees to execute any additional documents or financing statements which Agent deems necessary in its Permitted Discretion in order to evidence Agent’s security interest in the Collateral. Borrower shall not allow any financing statement to be on file in any public office covering any Collateral, proceeds thereof.

3.3 CUSTODIAN; DELIVERY OF RECEIVABLES.

(a) With respect to each Receivable delivered to the Trust and allocated to the SUBI Portfolio from time to time in conjunction with any advance (or portion thereof), Borrower shall (i) deliver to Agent (or cause to be delivered to Agent) on or before five (5) Business Days of such advance the imaged copies of the executed Portfolio Documents, (ii) deliver to Agent (or cause to be delivered to Agent) on or before forty-five (45) days of such advance evidence that any assignments necessary for the Recorded Receivable Instruments securing and/or otherwise evidencing such Receivable to be duly assigned of record to the Trust via the appropriate chain of title have been sent for recording to the appropriate Governmental Authority and (iii) deliver to Custodian (or cause to be delivered to Custodian) on or before forty-five (45) days following the date of such advance (as such dates may be extended by Agent in its Permitted Discretion), (A) copies of the Recorded Receivable Instruments (or evidence in the form of an officer’s certificate from Borrower or other evidence acceptable to Agent in its Permitted Discretion that the Recorded Receivable Instruments executed in conjunction such Receivable have been sent for recording to the appropriate Governmental Authority), (B) evidence that any assignments necessary for the Recorded Receivable Instruments securing and/or otherwise evidencing such Receivable to be duly assigned of record to the Trust via the appropriate chain of title have been sent for recording to the appropriate Governmental Authority and (C) all other Portfolio Documents executed and required to be delivered pursuant to the terms of the SUBI Documents and the Custodial Agreement; provided, however, that notwithstanding any extension granted by Agent upon receipt of evidence from Borrower that the applicable Governmental Authority has not produced such evidence of the recordation of the applicable Recorded Receivable Instruments within the forty-five (45) day period referenced above, Borrower shall, promptly (but in any event not more than ten (10) Business Days after receipt) deliver (or cause to be delivered) such Portfolio Documents to Custodian upon receipt by the Trust of such Portfolio Documents from the applicable Governmental Authority.

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(b) On demand of Agent, Borrower shall make available to Agent copies of any and all documents, instruments, materials and other items that relate to, secure, evidence, give rise to or generate or otherwise involve Collateral, including, without limitation, the Collateral Receivables to the extent Borrower has access to such documents, instruments, materials and other items. Borrower shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under Applicable Laws or otherwise requested by Agent, in its Permitted Discretion, to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect Borrower’s interest in the Collateral and the pledge of the Collateral to Agent’s perfected first priority (other than with respect to property or assets covered by Permitted Liens) Lien on the Collateral (and Borrower irrevocably grants Agent the right, at Agent’s option, to file any or all of the foregoing), (ii) maintain, or cause to be maintained, at all times, the pledge of the Collateral to Agent and Agent’s perfected first priority (other than with respect to property or assets covered by Permitted Liens) and perfected Lien on the Collateral, and (iii) defend the Collateral and Agent’s first priority (other than with respect to property or assets covered by Permitted Liens) and perfected Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Agent, and pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) in connection with such defense, which may, at Agent’s discretion, be added to the Indebtedness.

(c) Without limiting the foregoing in any way, Borrower shall, do anything further that may be lawfully required by Agent in its Permitted Discretion to secure (and/or otherwise evidence) Agent’s interest in the Collateral and otherwise effectuate the intentions of the Loan Documents.

(d) Borrower hereby agrees to take the following protective actions to prevent destruction of records pertaining to the Collateral: (A)(i) if Borrower maintains the Collateral records on a manual system, such records shall be kept in a fire proof room or on no less than thirty (30) calendar days following the end of each calendar month, a record of all payments on Collateral Receivables and all other matters relating to the Collateral shall be placed in an off-site safety deposit box (and Agent shall have access to such safety deposit box); or (ii) if the Collateral records are computerized and/or electronic, Borrower agrees to create or otherwise cause the Approved Servicer to maintain a digital or other electronic “back-up” of the computerized information and to provide Agent with a copy of or access to such “back-up” information upon request and (B) with respect to any Electronic Custodial Documents, cause Custodian to maintain continuous custody of all such Electronic Custodial Documents. Agent at all times shall have the right to access and review any and all Portfolio Documents and any and all data and other information relating to Collateral Receivables as may from time to time be input to or stored within the Borrower’s computers and/or computer records including, without limitation, diskettes, tapes and other computer software and computer systems.

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(e) Promptly, and in no event later than the date upon which the next Monthly Collateral and Servicing Report is required to be delivered by Borrower pursuant to this Agreement, after the payment in full of any Collateral Receivable, the Monthly Collateral and Servicing Report shall indicate that each such Receivable was paid in full, or Borrower shall otherwise give written notification to Agent of such payment in full.

(f) Borrower shall not, nor shall it permit any Approved Servicer or any of its Affiliates to, take any actions to convert any Portfolio Document that is “tangible chattel paper” (as such term is defined in the UCC) into “electronic chattel paper” (as such term is defined in the UCC).

3.4 RECORDS AND INSPECTIONS.

Borrower shall (x) at all times keep complete and accurate records pertaining to the Collateral (including the Collateral Receivables underlying the Collateral) in its possession and (y) use commercially reasonable efforts to cause each Approved Servicer to keep complete and accurate records pertaining to the Collateral (including the Collateral Receivables underlying the Collateral) in compliance with the terms of the Approved Servicing Agreement and the Approved Multi-Party Acknowledgment related to the keeping of records pertaining to the Collateral (including the Collateral Receivables underlying the Collateral). Agent by or through any of its officers, agents, employees, attorneys or accountants, shall have the right to enter Borrower’s office, at any reasonable time or times during regular business hours and upon providing prior notice thereof to Borrower, for so long as Agent may desire, to (i) inspect the Collateral, (ii) to inspect, audit and make extractions or copies from the books, records, journals, orders, receipts, correspondence or other data relating to the Collateral or this Agreement, and/or (iii) conduct a legal review regarding the compliance of (A) Borrower and each Approved Servicer, (B) any Approved Originator, and (C) the Receivables included in the Financed Portfolio (including without limitation a confirmation of the satisfaction of the conditions precedent to Borrower making advances or other disbursements of the proceeds of each such Receivable to the related Account Obligor pursuant to the terms and provisions of the related Portfolio Documents), and (y) the forms of any Portfolio Documents, with the terms and provisions of this Agreement and all Applicable Laws, and Borrower shall cooperate with Agent and its internal and/or outside legal counsel in such inspection, audit, and/or legal review; provided, however, that absent any Event of Default, such inspection and audits shall be limited to one (1) per calendar year; provided, that nothing in the foregoing proviso shall in any way limit Agent’s right to conduct at its own cost and expense any legal review, inspection, or audit regarding the compliance of Borrower, as well as the forms of any Portfolio Documents, with the terms and provisions of this Agreement and all Applicable Laws; provided, further, that with respect to any Approved Servicer or Approved Originator, Borrower’s obligations shall be limited to using commercially reasonable efforts to cause such parties to comply with the terms of the applicable Approved Servicing Agreement, Approved Multi-Party Acknowledgment and/or Purchase Agreement.

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3.5 RELEASE OF INELIGIBLE RECEIVABLES; UN-APPROVED ORIGINATOR DISPOSITIONS. Provided that no Default or Event of Default has occurred and is continuing, (a) if (x) Borrower directs the Trust to dispose (by re-allocation or otherwise) of any Ineligible Receivable previously included in the Financed Portfolio (including, for the avoidance of doubt, in conjunction with any Restricted Asset Disposition or any Warranty Asset Sale) and (y) the Release Price for such Receivable is deposited in the Collateral Account or (b) if Borrower directs the Trust to dispose (by re-allocation or otherwise) of any Receivables not included in the Financed Portfolio through an Un-Approved Originator Disposition, a Restricted Asset Disposition (if the Receivable(s) subject thereto were not previously included in the Financed Portfolio), or another transaction otherwise permitted pursuant to the terms and provisions of this Agreement (with respect to which the Release Price shall be zero ($0)), then, to the extent applicable (i) Agent’s Lien on such Receivables and all related Collateral is automatically released without any further action and (ii) Agent shall, at Borrower’s sole cost and expense, deliver (or cause Custodian to deliver) the related Portfolio Documents to the Trust or its designee and shall execute such documents, releases and instruments of transfer, prepared by Borrower at its sole cost and expense, or assignment and take such other actions as shall reasonably be requested by Borrower to effect the release of such Receivables (and the related Collateral). Notwithstanding the foregoing, except with respect to any Ineligible Receivable that is determined to be a Restricted Asset, nothing in this Section 3.5 or any other provision of this Agreement shall be deemed to require Borrower to dispose (or cause the disposal) of any such Ineligible Receivable (including for the avoidance of doubt any Ineligible Receivable that was previously included in the Financed Portfolio); provided, that for the avoidance of doubt, the foregoing shall not be deemed in any way to limit the obligations of Borrower pursuant to Section 2.5(a) hereof with respect to any circumstance where, the outstanding unpaid principal balance of the Loan exceeds the Borrowing Base due to any Receivable included in the Financed Portfolio becoming an Ineligible Receivable.

3.6 RELEASE OF RECEIVABLES; RECEIVABLE TERMINATION EVENTS. Provided that no Default or Event of Default has occurred and is continuing, if the aggregate amount of the Release Prices in each case for (a) any Receivables included in any Approved Sale, (b) any Receivables included in any Discretionary Sale, (c) any Receivable subject to a Receivable Termination Event, and/or (d) any Receivable subject to a Participated Receivable Sale or any other sale to an unaffiliated third-party, is (in each case) deposited in the Collateral Account, then, to the extent applicable (i) Agent’s Lien on each such Receivable and all related Collateral is automatically released without any further action and (ii) Agent shall, at Borrower’s sole cost and expense, deliver (or cause Custodian to deliver) the related Portfolio Documents to Borrower or its designee and shall execute such documents, releases and instruments of transfer, prepared by Borrower at its sole cost and expense, or assignment and take such other actions as shall be reasonably requested by Borrower to effect the release of any such Receivables and the related Collateral.

3.7 SERVICING AND COLLECTION.

(a) Borrower or Investment Manager on Borrower’s behalf, shall direct the Trust (and the Trust shall follow such direction) to engage each Approved Servicer to service and manage (and shall otherwise use commercially reasonable best efforts to cause each such Approved Servicer to service and manage) the Collateral Receivables in accordance with the related Underwriting Guidelines and Collection and Servicing Policy, and otherwise in the same manner in which, and with the same care, skill, prudence and diligence with which such Approved Servicer (or any Affiliate of such Approved Servicer) services and administers similar investments for other portfolios giving due consideration to the customary and usual standards of practice of prudent consumer residential loan servicers.

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(b) Without limiting in any way clause (a) above or any other term or provision of this Agreement, Borrower shall take (and shall cause each Approved Servicer to take) all commercially reasonable actions necessary or desirable under Applicable Law to maintain any Lien on any collateral security for any Collateral Receivables.

(c) Subject to the terms of Section 3.8 hereof, Borrower agrees at its own expense to promptly and diligently collect (or cause each applicable Approved Servicer to promptly and diligently collect) all Collections of all Collateral Receivables in trust for the exclusive account of Agent, to hold Agent harmless from any and all loss, damage, penalty, liability, fine or expense arising from such collection by Borrower and/or such Approved Servicer (or the agent(s) of Borrower or such Approved Servicer) and to faithfully account therefor to Agent.

(d) Upon the occurrence and during the continuance of any Servicer Termination Event, (i) prior to the occurrence and continuance of an Event of Default, Borrower may replace the applicable Approved Servicer with a third-party servicer and (ii) if Borrower fails to replace the applicable Approved Servicer within thirty (30) days of such Servicer Termination Event and/or an Event of Default has occurred and is continuing, Agent shall have the right to immediately substitute as a third-party servicer in place of the applicable Approved Servicer (x) Agent or any Affiliate of Agent, or (y) any other Person acceptable to Agent in its sole discretion (such Person in the case of either clause (i) or (ii), a “Successor Servicer”), to replace the Person serving as an “Approved Servicer” in all of such Approved Servicer’s roles and functions as “Servicer” with respect to servicing the Collateral Receivables (as contemplated by the Loan Documents or otherwise), and upon and after such substitution, in addition to and without limiting the generality of any of its other covenants and obligations under this Agreement, Borrower acknowledges and agrees that:

(i) Borrower shall provide (and cause each applicable Approved Servicer to provide) such Successor Servicer with, in a format reasonably acceptable to such Successor Servicer, a database file for each Collateral Receivable (including, a list of complete contact information for each Account Obligor) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a such termination or resignation;

(ii) Borrower shall make arrangements with the Successor Servicer for the prompt and safe transfer of, and Borrower shall provide (and cause each applicable Approved Servicer to provide) to the Successor Servicer, all necessary servicing files and records (the “Transition Plan”), including (as reasonably deemed necessary by the Successor Servicer at such time): (1) the Portfolio Documents and other applicable information related to each Collateral Receivable, (2) collections history, and (3) the Net Funded Balance of each Collateral Receivable, as of the close of business on the Business Day immediately preceding conversion to the Successor Servicer, reflecting all applicable information;

(iii) Borrower shall, in a timely manner, cooperate with the reasonable requests of the Successor Servicer in connection with the Transition Plan and shall otherwise cooperate in the transfer of rights, responsibilities, obligations, restrictions, duties and liabilities to such Successor Servicer; and

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(iv) such Successor Servicer shall be entitled to receive a monthly servicing fee at custom market rates.

3.8 COLLATERAL COLLECTIONS.

(a) On or before the Closing Date, Borrower shall establish the Collateral Account in Borrower’s name, for the benefit of Agent and the Lenders, with East West Bank.

(b) Borrower shall direct or otherwise cause (and shall direct the Trust and/or each Approved Servicer (and the Trust and/or each Approved Servicer shall follow such direction)) the Account Obligor of each Receivable allocated to the SUBI Portfolio under the Trust Agreement from time to time, in writing, to pay all Collections directly to such Approved Servicer (or the Sub-Servicer on its behalf), at the addresses set forth in the related Approved Servicing Agreement (“Servicer Physical Payment Address”). All such amounts delivered to the applicable Servicer Physical Payment Address shall be automatically directed (net of any fees and expenses payable to the Sub-Servicer in accordance with the applicable Sub-Servicing Agreement and the Approved Servicing Agreement (provided, that Borrower shall deliver (or cause the applicable Sub-Servicer to deliver) to Agent a written accounting of any such fees and expenses netted from such Collections and other amounts)) to the Collateral Account within two (2) Business Days of receipt by Borrower and/or the Trust. In the event that Borrower, the Trust, any Approved Servicer, or any agent or Affiliate of Borrower, the Trust or such Approved Servicer receives any Collections in a manner other than through a deposit into the Collateral Account or the applicable Servicer Physical Payment Address, the Borrower, the Trust or such Approved Servicer, as applicable, shall receive all such payments in trust for the sole and exclusive benefit of Agent, and such Approved Servicer, the Trust or Borrower, as applicable, shall deliver, or shall cause their agent or Affiliate to deliver, as applicable, to the Collateral Account within two (2) Business Days all such Collections (net of any fees and expenses payable to any Approved Servicer in accordance with the applicable Approved Servicing Agreement and the Approved Multi-Party Acknowledgment (provided, that Borrower shall deliver (or cause the applicable Approved Servicer to deliver) to Agent a written accounting of any such fees and expenses netted from such Collections and other amounts), in the form so received, as and when received by Borrower, the Trust, such Approved Servicer, or any agent or Affiliate of Borrower, the Trust, or the applicable Approved Servicer, as applicable.

(c) So long as no Event of Default has occurred and is continuing, Agent shall comply with any request of Borrower to apply funds from the Collateral Account in reduction of the aggregate outstanding principal balance of all Loans, up to an amount equal to, as of such Business Day, the excess of (x) the amount on deposit in the Collateral Account over (y) the amounts that are estimated to be payable on the next Payment Date pursuant to Section 2.4(a)(i)-(iv) (or during an Amortization Period, Section 2.4(b)(i)-(v)).

(d) At any time after the occurrence and during the continuance of an Event of Default, Agent shall have the right to notify the Trust and direct the Trust (x) not to take direction from the Borrower and (y) to deliver payments directly to an address determined by Agent or to otherwise deposit such sums in the Collateral Account or any other deposit account established by Agent from time to time, in each case in accordance with Applicable Law.

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(e) Agent shall have the sole and exclusive right to withdraw or order a transfer of funds from the Collateral Account. Notwithstanding anything in the foregoing to the contrary, Agent shall comply with any request of Borrower, Investment Manager or any Approved Servicer to withdraw or order transfers of funds from the Collateral Account, to the extent such funds either (i) have been mistakenly deposited into the Collateral Account or (ii) relate to items subsequently returned for insufficient funds or as a result of stop payments. In the case of any withdrawal or transfer pursuant to the foregoing sentence, Borrower, Investment Manager or such Approved Servicer shall provide Agent with notice of such request of withdrawal or transfer, together with reasonable supporting details, three (3) Business Days prior to the date on which such requested withdrawal or transfer will occur. Agent shall, subject to customary and standard customer diligence and Agent’s treasury management process and procedures, provide Borrower with on-line access to view account related activity such as deposits to and withdrawals from the Collateral Account. Any deposit made into the Collateral Account hereunder shall, except as otherwise provided herein, be irrevocable, and the amount of such deposit and any money, instruments, investment property or other property on deposit in, carried in or credited to the Collateral Account hereunder and all interest thereon shall be held in trust by Agent and applied solely as provided herein.

3.9 PROTECTION OF RECEIVABLE RECORDS. Borrower hereby agrees to take (and to use commercially reasonable efforts to cause each Approved Servicer to comply with the terms and provisions of the related Approved Servicing Agreement and Approved Multi-Party Acknowledgment with respect thereto) protective actions to prevent destruction of Borrower’s Collateral (including the Collateral Receivables) and records pertaining to such Collateral (including the Collateral Receivables) in accordance with (and otherwise subject to) the terms and provisions of the related Approved Multi-Party Acknowledgment. With respect to any computerized records, Borrower agrees to create or cause the Approved Servicer to create a digital “back-up” of the computerized information under its control and to provide Agent with access (which access may be via the internet) to such “back-up” information (x) prior to the initial advance described in Section 4.1 hereof, and (y) upon the written request of Agent following the said initial advance. Upon Agent’s request, Borrower shall send Agent (or cause the Custodian or the applicable Approved Servicer to send to Agent) copies of all Portfolio Documents with respect to any Collateral Receivable.

3.10 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to finance the sale or contribution of Receivables by the applicable Transferor to Borrower and/or the Trust.

3.11 AGENT’S PAYMENT OF CLAIMS. Notwithstanding any provision of any Loan Document, Agent, shall have the right, but not any obligation, at any time that Borrower fails to do so, and from time to time, with prior notice to Borrower, to: (i) in its Permitted Discretion, discharge (at Borrower’s expense) taxes or Liens (other than Permitted Liens) affecting any of the Collateral (including the Collateral Receivables) that have not been paid in violation of any Loan Document or that jeopardize Agent’s Lien priority in the Collateral, including the Collateral Receivables and any underlying collateral securing any such Collateral Receivable; or (ii) in its sole discretion, make any other payment (at Borrower’s expense) for the administration, servicing, maintenance, preservation or protection of the Collateral (including the Collateral Receivables), or any underlying collateral securing any such Collateral Receivable. Agent shall be reimbursed for all advances pursuant to this Section 3.11 shall bear interest at the Stated Interest Rate from the date the advance is made by Agent until it is repaid by Borrower. No advance by Agent pursuant to this Section 3.11 shall be construed as a waiver by Agent, or any Lender of any Default or Event of Default, or any of the rights or remedies of Agent or any Lender.

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3.12 SALE OF COLLATERAL. Without the prior written consent of Agent, Borrower shall not pledge, encumber, sell or assign any Collateral (including, without limitation, any Collateral Receivables or Portfolio Documents) except for any sale or assignment of Collateral Receivables contemplated by Sections 3.5 and 3.6, subject to compliance with the requirements set forth in Section 2.5(b) hereof and in each case subject to (and otherwise in accordance with) the other terms and provisions of this Agreement; provided that, the aggregate Net Funded Balance of all Receivables that are sold or otherwise transferred by the Trust or the Borrower to the applicable Transferor of such Receivable or an Affiliate thereof (other than in connection with an Approved Sale or a Warranty Asset Sale) shall not exceed during any 12-month rolling period (or such lesser number of months as shall have elapsed since the Closing Date) in the aggregate, twenty percent (20%) of the Net Purchased Loan Balance, measured as of the date of such sale or transfer.

4.	CONDITIONS OF CLOSING; ADVANCES.

4.1 CLOSING. The obligation of Agent and each Lender to consummate the transactions contemplated herein and is subject to the fulfillment, to the satisfaction of Agent and its counsel (or the written waiver of Agent with respect thereto), of each of the following conditions:

(i) Loan Documents. Agent shall have received each of the following Loan Documents: (A) this Agreement executed by the respective parties; (B) the Pledge Agreement; (C) each Purchase Agreement; (D) the SUBI Documents; (E) the Collateral Assignment of SUBI Certificate; (F) all other Loan Documents; and (G) such other documents, instruments and agreements in connection herewith as Agent shall require, executed, certified and/or acknowledged by such parties as Agent shall designate;

(ii) Charter Documents. Agent shall have received copies of the charter and other organizational documents of each of Borrower and Investment Manager (A) as amended, modified or supplemented on or before the Closing Date and (B) certified by the applicable Secretary of State of the State of organization and a Responsible Officer of such Person no later than ten (10) days prior to the Closing Date;

(iii) Existence. Agent shall have received a certificate evidencing the continued existence and good standing of each of Borrower and Investment Manager, dated within ten (10) days of the Closing Date, by the Secretary of State (or equivalent Governmental Authority) of the state of organization of such Person, which certificate shall indicate that such Person exists and in good standing in such state;

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(iv) Foreign Qualification. Agent shall have received certificates of status with respect to Borrower, dated within ten (10) days of the Closing Date, issued by the Secretary of State (or equivalent Governmental Authority) of each State in which Borrower is qualified to do business as a limited liability company other than the state of organization of Borrower;

(v) Authorizing Resolutions and Incumbency. Agent shall have received a certificate from a Responsible Officer of each of Borrower and Investment Manager attesting to (i) the adoption of resolutions of its board of directors, manager, general partner, or equivalent thereto, authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party, and authorizing specific officers of such Person to execute same, and (ii) the authenticity of original specimen signatures of such officers;

(vi) Borrowing Base Certificate. Agent shall have received an initial Borrowing Base Certificate in the form and substance of Exhibit A attached hereto, executed by Borrower, at least two (2) Business Days prior to the date of the requested initial advance;

(vii) [Reserved];

(viii) Fees. Borrower shall have paid all fees payable by it as of the date hereof pursuant to this Agreement (such fees shall include, without limitation, the Commitment Fee and all fees and expenses incurred by Agent (A) to outside parties in connection to the capital analysis of the Loan and Borrower, (B) in connection with its own analysis of the Loan and the Borrower), and (C) all fees and expenses of Agent’s external attorneys in connection with the preparation of the Loan Documents and the closing of the facility governed by this Agreement;

(ix) Opinion of Counsel. Agent shall have received legal opinions of the legal counsel of Borrower in relation to certain closing matters, in form and substance acceptable to Agent;

(x) Solvency Certificate. A signed certificate of the Borrower’s duly elected Chief Financial Officer or equivalent officer concerning the solvency and financial condition of Borrower, in form and substance acceptable to Agent.

(xi) Officer’s Certificate. Agent shall have received an executed Officer’s Certificate of the Borrower, satisfactory in form and substance to Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Borrower is in compliance with all of the terms and provisions set forth herein; and (iii) no Default, Event of Default, or Material Adverse Change has occurred.

(xii) Bank Regulations. Agent and each Lender shall have received (A) a Certificate of Beneficial Ownership, in form and substance acceptable to the Agent and each Lender, and (B) all documentation and other information reasonably requested by it that is required by bank regulatory authorities under applicable “know-your-customer” or other Anti-Terrorism Laws and all such documentation and other information shall be in form and substance reasonably satisfactory to Agent or such requesting Lender, as applicable.

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(xiii) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been, to the extent required hereby, delivered, executed and recorded and shall be in form and substance satisfactory to Agent and its counsel.

4.2 ADVANCES. The obligation of Agent to make any advance hereunder (including the initial advance and any advance at the request of Borrower upon any Payment Date (other than any Payment Date (x) during the Amortization Period (as applicable), or (y) when an Event of Default has occurred and is continuing) shall be subject to the further conditions precedent that, on and as of the date of such advance:

(i) the representations and warranties of Borrower set forth in this Agreement shall be accurate in all material respects, before and after giving effect to such advance or issuance and to the application of any proceeds thereof;

(ii) no Default or Event of Default has occurred and is continuing or would result from such advance or issuance or from the application of any proceeds thereof;

(iii) no Material Adverse Change has occurred;

(iv) Agent has reviewed and, to the extent required, approved any material modifications to any Underwriting Guidelines and/or Collection and Servicing Policy;

(v) [reserved];

(vi) Agent shall have received (A) a Borrowing Base Certificate in the form and substance of Exhibit A attached hereto executed by Borrower, and (B) a Notice of Borrowing, in each case, at least 12:00 P.M. (New York City time) two (2) Business Days prior to the date of the requested advance;

(vii) [reserved];

(viii) Agent shall have received an updated supplemental schedule to each applicable Purchase Agreement (or such other equivalent document acceptable to Agent in its Permitted Discretion), reflecting the Receivables to be funded with the proceeds of such advance, together with all Receivables against which advances have previously been made and not repaid;

(ix) [reserved];

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(x) with respect to any Collateral Receivables to be funded with the proceeds of such advance, such Collateral Receivable is secured or otherwise supported by an Optioned Property on which an Eligible Appraisal has been (x) conducted and (y) delivered to Agent (upon the request of Agent);

(xi) [reserved];

(xii) none of (A) Investment Manager, the Trust or Borrower or (B) with respect to any Collateral Receivables to be funded with the proceeds of such advance, the related Originator or Approved Servicer, nor (to the knowledge of Borrower) any of their respective Affiliates nor any of their respective principal or key management personnel shall have been indicted or is under active investigation by a U.S. Attorney for a felony crime;

(xiii) no Level One Regulatory Event shall have occurred and be continuing with respect to any Collateral Receivables to be funded with the proceeds of such advance, unless waived by Agent, with respect to (A) any such Receivable or (B) any of (w) the Trust, (x) Borrower, (y) the applicable Originator, or (z) the applicable Approved Servicer, in (or otherwise affecting) the related Property Jurisdiction;

(xiv) with respect to any Collateral Receivables to be funded with the proceeds of any advance, Borrower (or the Investment Manager on behalf of the Borrower) and/or the Trust has entered into an Approved Servicing Agreement with each Approved Servicer pursuant to which Borrower (or the Investment Manager on behalf of the Borrower) and/or the Trust has engaged such Approved Servicer, as servicer and as Borrower’s and/or the Trust’s agent, to monitor, manage, enforce and collect such Receivables and disburse any Collections in respect thereof as provided by the related Approved Servicing Agreement, subject to this Agreement, the Trust Agreement and the related Approved Multi-Party Acknowledgment; and

(xv) Agent and each Lender shall have received all documentation and other information reasonably requested by it that is required by bank regulatory authorities under applicable “know-your-customer” or other Anti-Terrorism Laws and all such documentation and other information shall be in form and substance reasonably satisfactory to Agent or such requesting Lender, as applicable.

Notwithstanding anything to the contrary herein, Agent shall not be obligated to make any more than three (3) advances hereunder in any calendar week and each such advance must be no less than $250,000, unless otherwise approved by the Agent.

4.3 ALL ADVANCES TO CONSTITUTE ONE LOAN. All evidences of credit, loans and advances made by Agent and Lenders to Borrower under this Agreement and any other documents or instruments executed in connection herewith shall constitute one loan, and all indebtedness and obligations of Borrower to Agent and Lenders under this Agreement and all other such documents and instruments shall constitute one general obligation secured by Agent’s security interest in all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now, or at any time or times hereafter granted by Borrower to Agent.

4.4 ADVANCES. Agent shall have the right in Agent’s discretion, subject to availability hereunder on behalf of and with notice to Borrower, to make and use advances to pay Agent and any Lender for any amounts due to Agent and Lenders pursuant to this Agreement or otherwise.

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5.	REPRESENTATIONS AND WARRANTIES OF BORROWER AND INVESTMENT MANAGER.

5.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. On the Closing Date and as of the date of any advance under this Agreement (or such other date specified below), Borrower hereby represents and warrants to Agent and each Lender as follows:

(i) Borrower is a limited liability company duly organized, validly existing and in good standing under the Applicable Laws of the state of its formation, is duly qualified to do business and is in good standing as a foreign entity in all states where such qualification is required, has all necessary power and authority to enter into this Agreement and each of the documents and instruments relating hereto and to perform all of its obligations hereunder and thereunder.

(ii) Borrower operates its business only under its name and has not used any other assumed name for the operation of its business activities for the previous five (5) years.

(iii) Borrower has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and all documents and instruments relating hereto and this Agreement and all documents and instruments relating hereto are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms.

(iv) The execution, delivery and performance by Borrower of this Agreement does not and shall not (A) violate any provision of any Applicable Law presently in effect having applicability to Borrower in any material respect; (B) violate any provision of the certificate of formation or limited liability company agreement of Borrower; or (C) conflict with or result in a breach of or constitute a default under any indenture or loan or this Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or any of its assets or properties may be bound or affected; and Borrower is not in default of any such Applicable Law, determination or award or any such indenture, agreement, lease or instrument in any material respect.

(v) The Purchase Agreements are the only agreements pursuant to which the Borrower (or the Trust, for the benefit of the Borrower) purchases the Receivables and the related Collateral. Borrower has furnished to the Agent a true, correct and complete copy of each Purchase Agreement. The purchases by the Borrower (or the Trust, for the benefit of the Borrower) under each Purchase Agreement constitute a true sale at a fair market valuation enforceable against creditors of the applicable Originator and are not merely a financing or extension of credit.

(vi) Except where the failure to obtain or maintain such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, no consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any Governmental Authority is or shall be required in connection with the execution, delivery or performance by Borrower for the operation of its business or valid consummation of the transactions contemplated by this Agreement, unless such consent, approval, or other similar authorization has been obtained.

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(vii) No event has occurred and is continuing which constitutes a Default or an Event of Default, as defined in this Agreement. As of the Closing Date and the date of each advance under this Agreement, there is no action, suit, proceeding or investigation pending or threatened in writing against or affecting Borrower before or by any Governmental Authority that brings into question the validity of the transactions contemplated hereby, or that would reasonably be expected to result in any Material Adverse Change.

(viii) Borrower is not in default in the payment of any taxes levied or assessed against it or any of its assets or properties, except for taxes being contested in good faith and by appropriate proceedings.

(ix) Borrower is the sole owner and has good, indefeasible, and marketable title to all of its assets and properties, including the Collateral, whether personal or real, subject to no transfer restrictions and free and clear of any Liens or encumbrances, except (x) Permitted Liens, (y) those of Agent and (z) Liens, claims, charges, security interests and encumbrances that are removed contemporaneously with the execution of this Agreement.

(x) Each of the financial statements furnished to Agent by the Sponsor on or after June 30, 2024, were prepared in accordance with GAAP, and each hereby certifies that there have been no Material Adverse Changes, since the date of such statements, and there are no known contingent liabilities not provided for or disclosed in such statements.

(xi) Neither this Agreement, any Borrowing Base Certificate nor any statement or document referred to herein or delivered to Agent by Borrower contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading, in each case as of the time set forth therein or, if no time is set forth therein, as of the time provided.

(xii) [Reserved].

(xiii) All books, records and documents relating to the Collateral are and shall be genuine and in all respects what they purport to be; the Original Net Funded Balance of each Collateral Receivable shown on the books and records of Borrower and in the schedules shall be correct; to the best of Borrower’s knowledge, each Account Obligor liable upon the Collateral Receivables (or any portion thereof) has and shall have capacity to contract; Borrower has no knowledge of any fact which would impair the validity or collectability of any of the Collateral Receivables.

(xiv) [Reserved].

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(xv) Borrower has not established and does not maintain or contribute to any “benefit plan” that is covered by Title IV of ERISA.

(xvi) Borrower is not engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulations U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. All of the outstanding securities of Borrower have been offered, issued, sold and delivered in compliance with, or are exempt from, all federal and state Applicable Laws of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

(xvii) Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xviii) Each of the Exhibits and Schedules to this Agreement contain true, complete and correct information in all material respects.

(xix) Borrower is solvent, able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of Borrower’s assets, at fair saleable valuation, exceeds the sum of its liabilities. Borrower shall not be rendered insolvent by the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and the capital remaining in Borrower is not now and shall not foreseeably become unreasonably small to permit Borrower to carry on its business and transactions and all businesses and transactions in which it is about to engage. Borrower does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

(xx) Except for Permitted Liens, Agent has a first-priority, perfected security interest in favor of Agent in all of Borrower’s right, title and interest in the Collateral, prior and superior to any other security interest or Lien.

(xxi) With respect to each Collateral Receivable, Borrower has complied with, and will comply with, to the extent applicable and in all material respects, (A) all Applicable Laws, including but not limited to all applicable Consumer Protection Laws and will maintain sufficient documentary evidence in its file to substantiate such compliance (including, without limitation, delivery of all necessary disclosure statements) and (ii) all of the applicable terms and provisions of such Collateral Receivable and of any contractual escrow arrangements applicable thereto. There are no actions, suits or proceedings or investigations pending, or threatened in writing against Borrower or (to the knowledge of Borrower) any Originator affecting the assets of Borrower or the consummation of the transactions contemplated hereby, at law, or in equity, or before or by any Governmental Authority or instrumentality or before any arbitrator of any kind, which would reasonably be expected to have a Material Adverse Effect. Borrower is not subject to any judgment, order, writ, injunction or decree of any Governmental Authority. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a Material Adverse Effect.

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(xxii) Borrower does not own or license any registered patents, trademarks or copyrights.

(xxiii) Schedule B attached hereto correctly and completely sets forth Borrower’s (A) legal name in its state of organization, (B) state of organization, (C) Federal Tax Identification Number, (D) chief executive office, (E) prior names used in the last five (5) years (including, such names of Borrower’s predecessors in interest as a result of a merger or consolidation) and (F) charter or other similar number for Borrower in its state of organization.

(xxiv) [Reserved].

(xxv) Neither Borrower, nor any Person controlling or controlled by Borrower, nor any Person having a beneficial interest in Borrower, nor any Person for whom Borrower is acting as agent or nominee in connection with this transaction (“Transaction Persons”) (1) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (2) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order (including, without limitation, any Account Obligor), or (3) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

(xxvi) No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(xxvii) Borrower acknowledges by executing this Agreement that Agent and each Lender has notified Borrower that, pursuant to the requirements of the Patriot Act, Agent and each Lender is required to obtain, verify and record such information as may be necessary to identify Borrower, or any Person owning twenty-five percent (25.00%) or more of the direct or indirect Equity Interests of Borrower (including, without limitation, the name and address of such Person) in accordance with the Patriot Act.

(xxviii) With respect to each Receivable included in the Financed Portfolio, Borrower (or the Investment Manager on Borrower’s behalf) and/or the Trust has entered into an Approved Servicing Agreement with each Approved Servicer pursuant to which Borrower (or the Investment Manager on Borrower’s behalf) and/or the Trust has engaged such Approved Servicer, as servicer and as Borrower’s and/or the Trust’s agent, to monitor, manage, enforce and collect such Receivables and disburse any Collections in respect thereof as provided by the related Approved Servicing Agreement, subject to this Agreement, the Trust Agreement and the related Approved Multi-Party Acknowledgment, subject to this Agreement. Borrower represents and warrants that each Approved Servicer has the requisite knowledge, experience, expertise and capacity to service the Receivables.

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5.2 REPRESENTATIONS AND WARRANTIES AS TO RECEIVABLES. With respect to each Collateral Receivable designated as an Eligible Receivable on any Borrowing Base Certificate, Borrower and the Investment Manager warrant and represent to Agent and Lenders as of the date of delivery of each such Borrowing Base Certificate (or such other date as set forth in the definition of “Eligible Receivables”, as applicable) that: (i) such Collateral Receivable constitutes an Eligible Receivable, and (ii) in determining which Collateral Receivables are “Eligible Receivables,” Agent and Lenders may rely upon all statements or representations made by Borrower.

5.3 REPRESENTATIONS AND WARRANTIES OF INVESTMENT MANAGER. On the Closing Date and as of the date of any advance under this Agreement (or such other date specified below), Investment Manager hereby represents and warrants to Agent and each Lender as follows:

(i) The Investment Manager has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(ii) The Investment Manager is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved could not reasonably be expected to have a Material Adverse Effect.

(iii) The Investment Manager (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Loan Document to which it is a party, and (b) carry out the terms of the Loan Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Loan Document to which it is a party.

(iv) Each Loan Document to which the Investment Manager is a party constitutes a legal, valid and binding obligation of the Investment Manager enforceable against the Investment Manager in accordance with its respective terms.

(v) The consummation of the transactions contemplated by each Loan Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Investment Manager’s certificate of formation, limited liability company agreement or any material contractual obligation of the Investment Manager which, in each case, would reasonably be expected to have a Material Adverse Effect or (ii) violate any Applicable Law that would reasonably be expected to have a Material Adverse Effect.

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(vi) There is no litigation, proceeding or investigation pending or, to the knowledge of the Investment Manager, threatened in writing against the Investment Manager, before any Governmental Authority (i) asserting the invalidity of any Loan Document to which the Investment Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Loan Document to which the Investment Manager is a party or (iii) that would reasonably be expected to have Material Adverse Effect.

(vii) All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Investment Manager of each Loan Document to which the Investment Manager is a party have been obtained, except where the failure to obtain such consents, orders, licenses, filings or other action would not reasonably be expected to have a Material Adverse Effect.

(viii) All information, exhibits, financial statements, documents, books, records or reports relating to the Borrower or the Investment Manager furnished or to be furnished by the Investment Manager to the Agent, the Custodian, the Securities Custodian or any Lender in connection with this Agreement are, as of the date furnished, true, complete and correct in all material respects when taken as a whole (or, (A) in the case of general economic data, industry information or information not prepared by or under the direction of the Investment Manager, true and correct in all material respects, as of the date furnished, to the knowledge of the Investment Manager or (B) in the case of any projections and forward-looking information, such has been prepared in good faith based on assumptions believed by the Investment Manager to be reasonable at the time such projections or forward-looking information were so furnished in light of information available to Investment Manager at such time; it being recognized that projections and forward-looking information are subject to significant uncertainty and contingencies (many of which are beyond the control of the Investment Manager) and are therefore not to be viewed as fact and actual results during such future period or periods covered by such projections and forward-looking information may materially differ from the results set forth therein.

(ix) The Investment Manager is not the subject of any bankruptcy, insolvency, receivership, liquidation or similar proceedings under any Debtor Relief Law.

(x) The Investment Manager has complied with all Applicable Law to which it may be subject, except for instances of non-compliance or contravention that could not reasonably be expected to have a Material Adverse Effect.

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6.	COVENANTS AND OTHER AGREEMENTS.

6.1 AFFIRMATIVE COVENANTS. During the term of this Agreement and so long as any of the Indebtedness remains unpaid and until Agent and each Lender’s obligations to make loans under this Agreement have terminated, Borrower agrees and covenants, that it shall:

(i) pay or cause to be paid currently all of its expenses, including all payments on its obligations whenever due, as well as all payments of any and all taxes of whatever nature when due (except for taxes being contested in good faith with appropriate proceedings and for which adequate reserves have been established); provided, however, that this provision shall not apply to taxes or expenses which are due, but which are challenged in good faith;

(ii) at Borrower’s reasonable cost and expense, (A) maintain, protect and preserve the Collateral; (B) within five (5) Business Days (or such longer period in the case of actions involving third-parties as determined by Agent in its Permitted Discretion) after Agent’s demand, take such further actions, obtain such consents and approvals and shall duly execute and deliver such further agreements, assignments, instructions or documents as Agent may request in its Permitted Discretion in order to effectuate the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence and during the continuation of a Default or Event of Default, (C) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth in agreement regarding post-closing matters, (D) upon the exercise by Agent, any Lender or any of its Affiliates of any power, right, privilege or remedy pursuant to any Loan Document, whether at law or at equity which requires any consent, approval, registration, qualification or authorization of such Person (including, without limitation, any Governmental Authority), execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization, and (E) without limiting in any way the effect of any other term or provision of this Agreement, upon the consummation of any allocation or disposition of assets in connection with a division of Borrower, cause such newly-formed limited liability company to become a Borrower under the Loan Documents;

(iii) unless such notice has been provided pursuant to Section 11(x), furnish to Agent prompt (and in any event within five (5) Business Days following Borrower obtaining knowledge thereof) written notice as to the occurrence of any Default or Event of Default hereunder;

(iv) unless such notice has been provided pursuant to Section 11(x), furnish to Agent prompt (and in any event within five (5) Business Days following Borrower obtaining knowledge thereof) written notice of:

(A) (x) any development related to the business, financial condition, properties or assets of any Credit Party and the Trust, that would reasonably be expected to have a Material Adverse Effect under this Agreement, (y) any litigation or investigation to which any Credit Party, the Trust, any Originator, and/or any Approved Servicer may be a party that would reasonably be expected to have a Material Adverse Effect under this Agreement, and (z) any Regulatory Event;

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(B) receipt by Borrower, any Originator, and/or any Approved Servicer of any material notice or request from any Governmental Authority regarding any liability or potential liability;

(C) any matter(s) in existence that Borrower becomes aware of affecting the value, enforceability or collectability of any material portion of the Collateral (including, without limitation, any Account Obligor becoming the subject of a proceeding under any Debtor Relief Law);

(D) any Approved Sale, promptly (and in any event within five (5) Business Days) upon the effective date thereof; and

(E) with respect to any Approved Servicer (x) the occurrence of any Servicer Termination Event or (y) any event or circumstance which, but for the passage of time, would otherwise result in a Servicer Termination Event;

(v) carry on and conduct its business in the same manner and in the same fields of enterprise as it is presently engaged, and Borrower shall preserve its existence, licenses or qualifications as a limited liability company in the jurisdiction of its formation and as a foreign limited liability company in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign entity necessary, and to maintain all other material rights and franchises;

(vi) comply, and cause each Credit Party to comply (and direct the Trust to comply (and the Trust shall follow such direction)), with all Applicable Laws applicable to the Collateral Receivables, Borrower and its business (including, without limitation, applicable usury and consumer laws) where failure to do so would have a Material Adverse Effect;

(vii) (A) provide Agent thirty (30) days prior written notice of Borrower initiating any activities in any jurisdiction other than the Approved Jurisdictions; provided, that Agent may, in its Permitted Discretion and upon sixty (60) days’ prior written notice to Borrower, elect to add or remove any jurisdiction from the list of Approved Jurisdictions at any time (provided, further, that neither Agent nor Lenders shall provide any new financing for any new Receivable for which the Optioned Property is, at the time of origination, located in a jurisdiction other than the Approved Jurisdictions unless otherwise agreed to by Agent in its sole discretion) and (B) provide Agent not less than ten (10) Business Days prior written notice (or such lesser prior notice agreed to by Agent in its sole discretion) of Borrower acquiring any Receivables originated by any Person other than the Approved Originators, which notice shall be in substantially the form of Exhibit G attached hereto and incorporated herein by reference include;

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(viii) join Agent in a quarterly review meeting (or teleconference) as may be requested by Agent from time to time;

(ix) execute and deliver to Agent such assignment documents as requested by Agent from time to time in connection with Agent’s ability to transfer ownership of the Collateral Receivables to Agent after and during the occurrence of an Event of Default;

(x) Borrower shall (A) deliver or cause each Approved Servicer to promptly deliver Agent with true and complete copies of all material notices sent or received by such Approved Servicer under the applicable Approved Servicing Agreement, (B) use commercially reasonable efforts to cause each Approved Servicer to service all Receivables in accordance with the terms of the applicable Approved Servicing Agreement, (C) comply with all provisions, terms and conditions set forth in each Approved Servicing Agreement and (D) not terminate any Approved Servicing Agreement without Agent’s prior written consent; provided, however, that Borrower and/or Agent, as applicable, shall have the right to appoint a Successor Servicer as a servicer of the Receivables in all of any Approved Servicer’s roles and functions subject to and in accordance with the terms and conditions set forth in Section 3.7(d) hereof; provided, further, that in connection with any substitution of Agent, Affiliate of Agent or another third-party servicer, Borrower shall cooperate (and shall cause each Approved Servicer to cooperate) with Agent or any other substitute servicer in connection with such substitution and to take such further actions, obtain such consents and approvals, to deliver such documents and to duly execute and deliver such further agreements, assignments, instructions or documents as each of Agent or any substitute servicer may request in its Permitted Discretion in order to effectuate such substitution, in each case, at no cost or expense to Agent or any Lender;

(xi) provide Agent with evidence of Borrower’s insurance issued by a reputable carrier, as reasonably required by Agent (A) reflecting Agent as the loss payee and/or additional insured, as required by Agent, and (B) containing a provision that Agent shall be notified by the carrier thirty (30) days prior to the termination or cancellation of any such insurance;

(xii) Borrower shall at all times keep (or shall cause each Approved Servicer to keep) complete and accurate records pertaining to the Collateral, which records shall be current on a daily basis and located only at the locations set forth in Schedule B attached hereto;

(xiii) Borrower shall at all times comply with the limitations on company activity set forth in Section 9(j)(iii) of the limited liability company of the Borrower;

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(xiv) Borrower (A) shall (or shall cause each Approved Servicer to) copy Agent on (or provide Agent with a copy of) any notice of default on a Collateral Receivable and (B) prior to the initiation or negotiation of any foreclosure or trustee sale, or any deed or bill of sale in lieu of foreclosure, retention of collateral in satisfaction of debt or similar transaction by which Borrower gains title to an Optioned Property securing a Collateral Receivable pledged as Collateral for this Agreement, Borrower shall pay Agent the Release Price with respect to such Receivable;

(xv) furnish to Agent (upon the prior request of Agent) copies of the forms of Portfolio Documents utilized (or proposed to be utilized) by any Originator in conjunction with the origination of any Receivables included (or proposed to be included) in the Financed Portfolio from time to time; and

(xvi) with respect to any Receivable that is determined to be a Restricted Asset, on or before the date that is five (5) Business Days after the date upon which (A) such Receivable is determined to be a Restricted Asset and (B) Agent requests (in writing) that Borrower direct the Trust to sell, transfer, assign or re-allocate any such Restricted Asset to a Person that is not a subsidiary of Borrower (any such sale, transfer, or assignment, a “Restricted Asset Disposition”), Borrower shall direct the Trust to sell, transfer, assign or re-allocate any such Restricted Asset to a Person that is not a subsidiary of Borrower.

6.2 NEGATIVE COVENANTS. During the term of this Agreement and until the Indebtedness secured hereby has been paid in full and all of Agent’s and each Lender’s obligations to make loans under this Agreement have terminated, Borrower covenants and agrees that it shall not, without Agent’s prior written consent, do any of the following:

(i) incur or permit to exist any pledge, title retention Lien or other Lien, encumbrance or security interest with respect to the Collateral now owned or hereafter acquired by Borrower, except Liens in favor of Agent and Permitted Liens;

(ii) delegate, transfer or assign any of its obligations or liabilities under this Agreement (including without limitation the Indebtedness), or any part thereof, to any other Person or entity, including without limitation pursuant to (or in conjunction with) a plan of division undertaken by Borrower pursuant to Applicable Laws;

(iii) be a party to or participate in (including without limitation, for purposes of this clause (iii), pursuant to (or in conjunction with) a plan of division): (A) any merger or consolidation; (B) any purchase or other acquisition of all or substantially all of the assets or properties or shares of any class of, or any partnership or joint venture interest in, any other corporation or any other Person; (C) any sale, transfer, conveyance or lease of all or substantially all of Borrower’s assets or properties; or (D) any sale or assignment, with or without recourse of any Collateral Receivables in the Financed Portfolio, except as expressly permitted under Section 3.12 hereof;

(iv) cause or take any of the following actions with respect to Borrower: (A) redeem, retire, purchase or otherwise acquire, directly or indirectly, Borrower’s outstanding securities; or (B) purchase or acquire, directly or indirectly, any shares of capital stock, evidences of indebtedness or other securities of any person or entity;

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(v) amend, supplement or otherwise modify Borrower’s certificate of formation, limited liability company agreement or equivalent documents, in each case, without Agent’s prior written consent;

(vi) incur, assume or suffer to exist any debt (including any contingent liabilities, or otherwise become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise) other than (A) the Indebtedness, (B) trade payables incurred in the ordinary course of its business of owning Receivables (provided, that such debt under this clause (B) (1) is not debt for borrowed money, (2) is not evidenced by a note, (3) is required to be paid within sixty (60) days of the date first incurred, (4) is paid when due and (5) does not exceed at any time, in the aggregate, $150,000) or (C) other debt consented to in writing by Agent in its sole discretion;

(vii) directly or indirectly make loans to, invest in, extend credit to, or guaranty the debt of any person or entity;

(viii) (A) wind up, liquidate, dissolve (voluntarily or involuntarily), (B) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Laws, (C) change its name, convert from one type of entity to another type, change its principal place of business, or make any material changes in the nature of its business as carried on as of the Closing Date, or (D) commence or suffer any proceedings seeking or that would result in any of the foregoing; provided, however, that Borrower may change its name as long as (x) Borrower gives Agent thirty (30) days prior written notice thereof, and (y) Borrower executes and delivers, prior to any such name change, any and all documents and agreements requested by Agent to confirm the continuation and preservation of all security interests and Liens granted to Agent hereunder;

(ix) [Reserved];

(x) allow without the consent of Agent (which may be conditioned upon the receipt of satisfactory information requested by Agent or any Lender that is required by bank regulatory authorities under applicable “know-your-customer” or other Anti-Terrorism Laws) any Person, other than the Investment Manager and its Subsidiaries, to own or control, directly or indirectly, any of the Equity Interests of Borrower;

(xi) make or allow any Distributions during the existence of any Default or Event of Default;

(xii) except to the extent Agent has consented to unwritten Underwriting Guidelines and/or an unwritten Collection and Servicing Policy with respect to any Approved Originator and/or Approved Servicer, amend, modify or otherwise change in any respect (or otherwise consent to any amendment, modification or other change in any respect to) any Underwriting Guidelines and/or Collection and Servicing Policy that would reasonably be expected to be materially adverse to the Agent or the Lenders without the prior written consent of Agent and Borrower shall promptly provide Agent with a copy of any revised Underwriting Guidelines and/or Collection and Servicing Policy;

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(xiii) other than the Operating Account, the Reserve Account and the Collateral Account, open any deposit or other accounts without Agent’s prior written consent;

(xiv) (A) pay any management, consulting or similar fees to Investment Manager, any other Affiliate of Borrower, or any other Person or (B) enter into or consummate any transaction of any kind with any of its Affiliates other than (x) the Purchase Agreements, (y) the transactions contemplated hereby and by the other Loan Documents and/or (z) any sale or assignment of Receivables permitted hereunder;

(xv) (A) be or become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)), (B) engage in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (C) otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons in violation of the limitations or prohibitions under any other OFAC regulation or executive order;

(xvi) Borrower shall not: (A) terminate, amend or modify any Approved Servicing Agreement in any manner materially adverse to the Agent or the Borrower without the prior written consent of the Agent in its Permitted Discretion; (B) except with respect to a Sub-Servicer or in connection with the replacement of any Approved Servicer by a Successor Servicer in accordance herewith, allow any Approved Servicer to delegate any of its duties or functions under the applicable Approved Servicing Agreement to any Person, or otherwise engage any such Person to perform any such duties or functions for or on behalf of such Approved Servicer or Borrower; and (C) except with respect to a Sub-Servicer or in connection with the replacement of any Approved Servicer by a Successor Servicer in accordance herewith, transfer the duties and functions of any Approved Servicer under the applicable Approved Servicing Agreement to any other Persons; and

(xvii) Borrower shall not acquire (and shall direct the Trust (and the Trust shall follow such direction) not to have any beneficial interest in) any Receivables other than Receivables originated by (A) the Approved Originators, (B) such other Persons with respect to which Borrower and/or the Trust has provided written notice to Agent pursuant to (and with respect to which Borrower and/or the Trust has otherwise complied with) the terms and provisions of Section 6.1(vii) hereof, or (C) such other Persons consented to by Agent upon prior written notice from Borrower in accordance with the terms and provisions of this Agreement.

6.3 FINANCIAL REPORTS. Borrower, or the Investment Manager on behalf of the Borrower, and the Sponsor in the limited instances specified below, shall furnish to Agent and its duly authorized representatives such information respecting the business and financial condition of the Borrower as Agent may reasonably request; and without any request, shall furnish to Agent:

(i) a Borrowing Base Certificate (A) as of the last Business Day of each month and (B) with each request for an advance hereunder;

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(ii) no later than the twentieth (20th) day of each month with respect to the previous month-end, (A) the Monthly Collateral and Servicing Report setting forth information as of the most recent Determination Date and (B) Borrowing Base Certificate setting forth information as of the most recent Determination Date;

(iii) within forty-five (45) calendar days after the end of each calendar quarter with respect to the Borrower, (A) unaudited quarterly financial statements of Borrower consisting of a balance sheet and statements of cash flow and income as of the end of the immediately preceding quarterly period, and (B) a compliance certificate that includes the calculations of each of the Financial Covenants as of such calendar quarter; provided that, if each of the Financial Covenants shall be in compliance without including the amount of undrawn and committed capital commitments of the Sponsor in such calculation, such calculations shall not be required to include the amount of undrawn and committed capital commitments of the Sponsor;

(iv) as soon as available and, in any event, within thirty (30) calendar days after the end of each calendar quarter, commencing with the calendar quarter ending June 30, 2024, the Intrinsic Value of each Receivable included in the Financed Portfolio, as determined by a Qualified Valuation Agent, as of the Determination Date occurring on the last day of such calendar quarter;

(v) within sixty (60) calendar days after the end of each calendar quarter with respect to the Sponsor, (A) unaudited quarterly financial statements of Borrower consisting of a balance sheet and statements of cash flow and income as of the end of the immediately preceding quarterly period, and (B) a compliance certificate that includes the calculations of each of the Financial Covenants as of the end of such calendar quarter; provided that, if each of the Financial Covenants shall be in compliance without including the amount of undrawn and committed capital commitments of the Sponsor in such calculation, such calculations shall not be required to include the amount of undrawn and committed capital commitments of the Sponsor;

(vi) within one hundred twenty (120) calendar days after the close of each fiscal year of the Sponsor commencing with the fiscal year ending December 2024, (A) a copy of the audited consolidated balance sheets of the Sponsor as of the close of such period and the audited statements of income, retained earnings and cash flows of the Sponsor for such period on a consolidated basis (which shall not include any notes thereto), (x) prepared and certified without qualification by firm of independent public accountants of recognized standing, selected by the Investment Manager, (y) otherwise prepared in accordance with GAAP, consistently applied, and (z) accompanied by the written statement of the accountants who prepared audited the financial statements and (B) a compliance certificate that includes the calculations of each of the Financial Covenants as of the end of such calendar year; provided that, if each of the Financial Covenants shall be in compliance without including the amount of undrawn and committed capital commitments of the Sponsor in such calculation, such calculations shall not be required to include the amount of undrawn and committed capital commitments of the Sponsor;

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(vii) promptly after receipt thereof, a copy of any final management letter given to it by its independent public accountants in connection with any annual audit identifying a material weakness or deficiency concerning Borrower’s financial affairs;

(viii) unless such notice has been provided pursuant to Section 11(x), promptly (but never more than five (5) Business Days) after knowledge thereof shall have come to the attention of Borrower, written notice of any Regulatory Event;

(ix) unless such notice has been provided pursuant to Section 11(x), promptly (but never more than five (5) Business Days) after knowledge thereof shall have come to the attention of Borrower, written notice of any threatened (in writing) or pending proceeding before any Governmental Authority or litigation against the Trust, any Originator, any Credit Party and/or any Approved Servicer which would reasonably be expected to have a Material Adverse Effect;

(x) Borrower agrees to expeditiously and in good faith, obtain and deliver to Agent corrected or modified copies of any document or report or system software required to be delivered under this Section 6.3; and

(xi) Borrower agrees to obtain and deliver within ten (10) calendar days (if reasonably possible) of a request therefor from Agent such other information (whether financial or otherwise) regarding Borrower as Agent shall reasonably require.

Each of the financial statements furnished to Agent pursuant to subsections (iii) and (iv) of this Section shall be accompanied by a written certificate signed by the chief financial officer or other authorized representative of the Borrower, as the case may be, to the effect that to the best of the chief financial officer’s or applicable authorized representative’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken to remedy the same.

6.4 NOTICE OF CHANGES. Borrower shall promptly notify Agent in writing of any change of its officers, directors or key employees; any investigation by any Governmental Authority or litigation of which Borrower is a party, subject to applicable confidentiality requirements; and any other Material Adverse Change in the business or financial affairs of Borrower.

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6.5 NO ADVERSE SELECTION. Borrower covenants and agrees that all Receivables (a) allocated to the SUBI or (b) selected to be sold (x) to the applicable Transferor pursuant to the terms and provisions of the applicable Purchase Agreement (other than in connection with a Warranty Asset Sale), or (y) in conjunction with any Approved Sale, as applicable, at all times, be selected with no intention to select Receivables that would be materially more adverse to Agent or Lenders than those similar Receivables. Borrower covenants and agrees that, without the prior written consent of Agent, the only Persons from which Borrower will acquire (or direct the Trust to acquire (and the Trust shall follow such direction)) any Receivables will be (i) the Approved Originators (as of the applicable date of determination), (ii) any other Transferor that has obtained such Receivables from the Approved Originators or (iii) such other Persons with respect to which Borrower has provided written notice to Agent pursuant to (and with respect to which Borrower has otherwise complied with) the terms and provisions of Section 6.1(vii) hereof; provided, however, that with respect to any Receivables acquired by the Trust from any such Person referenced in this clause (iii), (A) nothing contained in this Section 6.5 or any other provision of this Agreement shall obligate Agent or any Lender to make an advance with respect to any such Receivables prior to the date upon which Agent (x) consents to adding such Person as an “Approved Originator” for purposes of this Agreement and (y) determines that such Receivables (or any portion thereof) satisfy the requirements for “Eligible Receivables” under this Agreement and (B) to the extent that, on or before the date that is thirty (30) days after the date upon which Borrower has provided written notice to Agent pursuant to the terms and provisions of Section 6.1(vii) hereof of the desire of Borrower to add such Person as an “Approved Originator” for purposes of this Agreement, Agent notifies Borrower in writing that Agent does not consent to adding such Person as an “Approved Originator” for purposes of this Agreement, Borrower may (in its discretion), with prior written notice to Agent and so long as no Event of Default has occurred and is continuing, direct the Trust (and the Trust shall follow such direction) to sell, transfer, pledge, assign or re-allocate any Receivables previously acquired from such Person to a Person that is not a subsidiary of Borrower or the Trust (any such sale, an “Un-Approved Originator Disposition”).

6.6 ENVIRONMENTAL COVENANTS. Without limiting any other term or provision of this Agreement, Borrower further covenants and agrees that Borrower shall promptly notify Agent in writing if Borrower knows there is or are: (i) any Environmental Release in, on, under, from or migrating towards any Optioned Property; (ii) any non-compliance with Hazardous Materials Laws related in any way to any Optioned Property; (iii) any actual or threatened (in writing) Liens and other encumbrances imposed pursuant to any Hazardous Materials Law (each, an “Environmental Lien”), whether due to any act or omission of such Account Obligor or any other Person, in respect of any Optioned Property; (iv) any investigation or action or claim, whether threatened (in writing) or pending, by any Governmental Authority or other Person pertaining to any Environmental Release in, on, under, from, or migrating towards any Optioned Property; and/or (v) any installation of wells, piping, or other equipment at any Optioned Property to investigate, remediate or otherwise address any Environmental Release at, on, in or in the vicinity of such Optioned Property.

6.7 ANTI-TERRORISM LAWS. Borrower covenants and agrees, on behalf of itself and each other Covered Entity, (a) with respect to any Covered Entity that is not an Affiliate of Borrower or Investment Manager or is not controlled thereby, Borrower will not knowingly permit any such Covered Entity to (i) become a Sanctioned Person, (ii) either in its own right or through any third-party, (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law (including with respect to any Account Obligor); (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law (including with respect to any Account Obligor) or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law (including with respect to any Account Obligor), (iii) fail to comply with all Anti-Terrorism Laws, (b) with respect to any other Covered Entity other than those referenced in clause (a) above, (i) no such Covered Entity will become a Sanctioned Person, (ii) no such Covered Entity, either in its own right or through any third-party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law (including with respect to any Account Obligor); (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law (including with respect to any Account Obligor) or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law (including with respect to any Account Obligor), (iii) the funds used to repay the Indebtedness will not be derived from any unlawful activity, and (iv) no such Covered Entity shall fail to comply with all Anti-Terrorism Laws, and (c) Borrower shall not fail to promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

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7.	EVENTS OF DEFAULT AND REMEDIES.

7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i) (A) if any payment of principal due Agent or any Lender is not paid when due or (B) if any payment of interest or any other amount due Agent or any Lender is not paid (x) with respect to any such amounts payable on the Maturity Date, when due and (y) with respect to any such amounts payable prior to the Maturity Date, within two (2) Business Day of the earlier of (I) Borrower’s knowledge that such amount was due or (II) the date upon which Agent provides written notice to Borrower that such amount is due;

(ii) if (A) Borrower, any other Credit Party or the Trust fails or neglects to perform, keep or observe any of the terms, provisions, conditions or covenants, contained in this Agreement, any of the other Loan Documents or any other agreement or document executed in connection with the transactions contemplated by this Agreement and (B) except with respect to any covenants under Section 6.2 (other than clauses (i), (iv), (vi), (vii), (xii), (xiii), (xiv) and (xvii)), for which there shall be no cure period except as expressly set forth therein, if such default shall be capable of being remedied, such failure to observe or perform continues un-remedied for more than ten (10) Business Days;

(iii) if (A) any representation, warranty or certification made by Borrower, any other Credit Party or the Trust herein, in any of the other Loan Documents or in any certificate or other writing delivered pursuant hereto shall prove to be untrue in any material respect as of the date upon which the same was made or at any time thereafter and (B) except with respect to any intentional misrepresentation, if such default shall be capable of being remedied, such failure to observe or perform continues un-remedied for more than thirty (30) days; provided that, the failure of any representation or warranty with respect to any Receivable to be true and correct when made shall not be an Event of Default if (i) after excluding such Receivable from the Financed Portfolio, no Borrowing Base Deficiency shall result or (ii) Borrower shall forthwith eliminate any such Borrowing Base Deficiency in accordance with Section 2.5(a));

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(iv) any default or breach occurs, which is not cured within any applicable cure or grace period or waived, in (A) the payment of any amount with respect to any debt or other indebtedness for borrowed money of Borrower having an aggregate principal amount in excess of $100,000 individually or in the aggregate, or (B) the performance, observance or fulfillment by Borrower of any provision contained in any agreement, contract, document or instrument to which Borrower is a party or to which any of their properties or assets are subject or bound under or pursuant to which any such debt or indebtedness having an aggregate principal amount in excess of $100,000 individually or in the aggregate;

(v) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any of Borrower, any other Credit Party or the Trust, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) approve a petition filed against Borrower, any other Credit Party or the Trust seeking reorganization, liquidation or similar relief under the Bankruptcy Code or any Debtor Relief Law or any other Applicable Law, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of the Bankruptcy Code, Debtor Relief Law or other Applicable Law, assume custody or control of Borrower, any other Credit Party or the Trust or of the whole or any substantial part of their properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against Borrower, any other Credit Party or the Trust any proceeding or petition seeking reorganization, liquidation or similar relief under the Bankruptcy Code or any other Debtor Relief Law or any other Applicable Law, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which Borrower, such Credit Party or the Trust takes any action to indicate its approval of or consent;

(vi) if the validity or enforceability of any Lien, charge, security interest, mortgage, pledge or other encumbrance granted to Agent to secure the Indebtedness shall be impaired in any respect or to any degree, for any reason, or if any other Lien, charge, security interest, mortgage, pledge or other encumbrance shall be created or imposed upon the Collateral unless such Lien, charge, security interest, mortgage, pledge or other encumbrance is a Permitted Lien or is subordinate to that of Agent, pursuant to a subordination and standstill agreement in a form and substance acceptable to Agent;

(vii) if any judgment or judgments against Borrower (net of any insurance for which the insurance company has admitted liability) in an amount in excess of $100,000.00, in the aggregate, or any attachment or other levy against the properties or assets of Borrower, with respect to a claim for any amount in excess $100,000.00 remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days;

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(viii) if the Deposit Account Control Agreement governing the Operating Account has not been entered into within thirty (30) days of the date hereof, as such deadline may be extended by Agent in its sole discretion;

(ix) if Borrower, any other Credit Party or the Trust shall: (A) be generally not paying their respective debts as they become due; (B) file a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (C) make an assignment for the benefit of their creditors; (D) consent to or acquiesce in the appointment of a receiver, custodian, liquidator, trustee or other officer with similar powers of either of their properties or assets; (E) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Debtor Relief Laws or any other Applicable Law; (F) be adjudicated insolvent or be liquidated; (G) admit in writing either of their inability to pay debts as they become due; (H) voluntarily suspend transaction of usual business; or (I) take any action, corporate or otherwise, for the purpose of any of the foregoing;

(x) except in connection with a sale or assignment permitted hereunder, (A) if the Trust fails to maintain valid title in the Receivables or (B) if the Borrower fails to maintain valid title in the Collateral (including the SUBI Certificate);

(xi) uninsured damage to, or loss, theft or destruction of, any portion of the Collateral or any portion of the Collateral Receivables allocated to the SUBI Portfolio occurs that results in a loss exceeding $500,000 in the aggregate (except, to the extent Borrower, pursuant to the terms and provisions of Section 2.5(a) hereof, (x) prepays the principal balance of the Loan in an amount equal to the difference between the then aggregate outstanding principal balance of the Loan and the Borrowing Base as a result of such uninsured damage (if any) or (y) increasing the aggregate principal amount of Eligible Receivables delivered to the Trust in accordance with this Agreement and the SUBI Supplement so that the Borrowing Base is equal to or exceeds the then outstanding principal balance of the Loan (after taking in effect such uninsured damage);

(xii) Borrower, any other Credit Party or the Trust, or any of Borrower’s, any other Credit Party’s or the Trust’s directors, managers, managing members or senior officers is criminally indicted or convicted of a violation of any Applicable Law in connection with any activity of Borrower, such other Credit Party or the Trust that would be reasonably expected to lead to a forfeiture of any material portion (as determined by Agent in its sole Permitted Discretion) of the Collateral;

(xiii) if Borrower fails to pay to the Approved Servicer and/or Sub-Servicer amounts due and payable under the applicable Approved Servicing Agreement or Sub-Servicing Agreement, as applicable, and such failure continues for more than thirty (30) days after Borrower’s receipt of a Monthly Collateral and Servicing Report;

(xiv) a Borrowing Base Deficiency exists and is not cured within two (2) Business Days;

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(xv) the three-month rolling average Resolution Rate is less than (A) during the Initial Period, 5.0% and (B) thereafter, 7.5% and, in either case, such failure is not cured within five (5) days by the Borrower through receipt and application of Maintenance Payments;

(xvi) [Reserved];

(xvii) the aggregate Intrinsic Value of all Receivables included in the Financed Portfolio, as determined by a Qualified Valuation Agent as of the most recent Determination Date, is less than 85% of the aggregate Net Funded Balance of the Receivables included in such Financed Portfolio (and such failure is not cured by the Borrower within five (5) Business Days of such failure);

(xviii) (a) the termination of any Approved Servicing Agreement and/or Sub-Servicing Agreement and the failure to enter into a replacement agreement (subject to the prior written approval of the Agent in its Permitted Discretion unless the replacement agreement is not materially less favorable to Agent and the Lenders than the Approved Servicing Agreement being replaced) within forty-five (45) days of such termination; (b) the termination or resignation of Point Digital Finance, Inc. or any other Approved Servicer, as applicable, under the related Approved Servicing Agreement and the failure to appoint a replacement servicer (subject to the prior written consent of the Agent in its Permitted Discretion unless the replacement Servicer is an Approved Replacement Servicer) within forty-five (45) days of such termination or resignation; (c) the termination or resignation of Roundpoint Mortgage Servicing Corporation or any other Sub-Servicer, as applicable, under the related Sub-Servicing Agreement and the failure to appoint a replacement sub-servicer (subject to the prior written consent of the Agent in its Permitted Discretion unless the replacement sub-servicer is an Approved Replacement Servicer) within forty-five (45) days of such termination or resignation; or (d) the occurrence of an Investment Manager Termination Event or (except as permitted by Section 11(vii)(b)), the resignation of GB HRP, LLC as Investment Manager hereunder;

(xix) (x) the SUBI Documents are amended, restated, modified, waived or terminated, in each case, without the prior written consent of the Agent or (y) the Trust fails to follow the direction of the Borrower as expressly set forth in this Agreement;

(xx) if the Trust (i) become a Sanctioned Person, (ii) either in its own right or through any third-party, (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law (including with respect to any Account Obligor); (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law (including with respect to any Account Obligor); or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law (including with respect to any Account Obligor), (iii) fails to comply with all Anti-Terrorism Laws; and in each case, if such default shall be capable of being remedied, such failure to observe or perform continues un-remedied for more than five (5) Business Days; or

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(xxi) the Sponsor fails to make a Required Maintenance Payment during the Amortization Period.

7.2 ACCELERATION OF THE INDEBTEDNESS. Upon and after an Event of Default, Agent may (a) declare the outstanding principal balance together with all accrued but unpaid interest on the Indebtedness and all other sums due and payable by Borrower to Agent to be immediately due and payable, (b) charge the Default Rate, and (c) cease financing under this Agreement; provided, however, that upon the occurrence of an Event of Default listed in Section 7.1(v) or (xii) hereof financing hereunder shall automatically terminate and all Indebtedness shall become due and payable, without any action, declaration, notice or demand by Agent.

7.3 REMEDIES. Upon the occurrence, and during the continuation of, an Event of Default, Agent shall have the following rights and remedies, which individual remedies shall be non-exclusive, cumulative and in addition to each and every other remedy set forth in the Loan Documents or in this Agreement:

(i) all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York, as amended, or other Applicable Law;

(ii) the right, to the fullest extent permissible by Applicable Law, to: (A) (1) enter upon the premises of Borrower, or any other place or places where the Collateral is located and kept, without any obligation to pay rent to Borrower, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Agent’s claim, and remove the Collateral therefrom to the premises of Agent or any agent of Agent, for such time as Agent may desire, in order to effectively collect and liquidate the Collateral; and/or (2) require Borrower to assemble the Collateral and make it available to Agent at a place to be designated by Agent, in Agent’s sole discretion; (B) exercise its rights under this Agreement or any other Loan Documents (including, without limitations, its rights as holder of the SUBI Certificate under the SUBI Documents) and take any other action with respect to the Collateral and the Collateral Receivables as permitted under the Loan Documents; and (C) exercise at the Borrower’s sole expense any and all rights and remedies of the Borrower under or in connection with the Collateral, the Collateral Receivables and the Loan Documents (including, without limitation, the SUBI Documents);

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(iii) the right to (A) substitute immediately any third-party servicer acceptable to Agent, in its sole discretion, for any Approved Servicer in all of such Approved Servicer’s roles and functions as contemplated by the Loan Documents and the applicable Approved Servicing Agreement and any fees, costs and expenses of, for or payable to any third-party servicer acceptable to Agent, in its sole discretion, shall be at Borrower’s sole cost and expense, and (B) without limiting the foregoing in any way, (1) terminate any Approved Servicing Agreement and service the Collateral, including the right to institute collection, foreclosure and other enforcement actions against the Collateral; (2) enter into modification agreements and make extension agreements with respect to payments and other performances; (3) release Account Obligors and other Persons liable for performance; (4) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, and all in Agent’s sole discretion and without relieving Borrower from performance of the obligations hereunder or under any Loan Document to which each is party; (5) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Collateral and any collateral described in any Loan Document; provided, that Agent promptly (but within two (2) Business Days) returns all mail containing correspondence not on or otherwise related to any Collateral; and (6) collect all interest, principal, prepayments (both voluntary and mandatory), and other amounts of any and every description payable by or on behalf of any Account Obligor pursuant to any Receivable, the related Portfolio Documents, or any other related documents or instruments directly from such Account Obligor; and

(iv) the right to sell or otherwise dispose of any or all Collateral in its then condition at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Agent, in its discretion, may deem advisable; provided, that such sales may be adjourned from time to time with or without notice. The requirement of sole notice to Borrower of the time and place of any public sale of the Collateral or of the time after which any private sale either by Agent or at its option, a broker, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Borrower at the address of Borrower designated herein at least ten (10) Business Days before the date of any public sale or at least ten (10) Business Days before the time after which any private sale or other disposition is to be made unless Applicable Law requires otherwise.

(A) Agent shall have the right to conduct such sales on Borrower’s premises or elsewhere and shall have the right to use Borrower’s premises without charge for such sales for such time or times as Agent may see fit. Agent is hereby granted a license or other right to use, without charge, the Borrower’s labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and the Borrower’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit.

(B) Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or part of the Collateral at public or, if permitted by Applicable Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Indebtedness owing by Borrower to Agent. The proceeds realized from the sale of any Collateral shall be applied first to costs and expenses, attorneys’ fees, expert witness fees incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to all payments, other than principal and interest, due under this Agreement; third to interest due upon any of the Indebtedness; fourth to the principal balance owing on the Indebtedness; and fifth the remainder, if any, to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same; provided, that if any deficiency shall arise, Borrower shall remain liable to Agent therefor;

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(v) the right to appoint or seek appointment of a receiver, custodian or trustee of Borrower or any of its properties or assets pursuant to court order;

(vi) the right to cease all advances hereunder; and

(vii) all other rights and remedies that Agent may have at law or in equity.

7.4 NO WAIVER; AMENDMENTS. No delay, failure or omission of Agent to exercise any right upon the occurrence of any Default or Event of Default shall impair any such right or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein. Agent may, from time to time, in writing waive compliance by the other parties with any of the terms of this Agreement and its rights and remedies upon any Default or Event of Default, and, Borrower agrees that no waiver by Agent shall ever be legally effective unless such waiver by Agent shall be acknowledged and agreed in writing by Agent. No waiver of any Default or Event of Default shall impair any right or remedy of Agent not specifically waived. No single, partial or full exercise of any right of Agent shall preclude any other or further exercise thereof. The acceptance by Agent at any time and from time to time of a partial payment or partial performance of any of Borrower’s obligations set forth herein shall not be deemed a waiver, reduction, modification or release from any Default or Event of Default then existing. No waiver by Agent or any Default or Event of Default shall be deemed to be a waiver of any other existing or any subsequent Default or Event of Default. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and the Requisite Lenders (or by Agent on their behalf) without taking into account the Revolving Loan Commitment held by any Defaulting Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, without the consent of all Lenders:

(ii) change the number of Lenders required for the Lenders or any of them to take any action hereunder;

(iii) amend any of the provisions of Sections 7.3 or Article 10;

(iv) release all or substantially all of the Collateral;

(v) release Borrower from all of the Indebtedness other than upon payment in full of the Indebtedness;

(vi) consent to the assignment or other transfer by Borrower or any other party (other than Agent or any Lender) to any Loan Documents of any of their rights and obligations under any Loan Document; or

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(vii) extend the scheduled due date, or reduce the amount due on any scheduled due date, of any installment of principal, interest (other than a waiver of the incurring of or payment of interest at the Default Rate), or fees payable with respect to any portion of the Loan, or waive, forgive, extend, defer or postpone the payment thereof;

provided, further, that no amendment, waiver or consent shall, without the consent of each Lender directly affected thereby:

(i) reduce the amount of principal of, or interest on (other than a waiver of the incurring of or payment of interest at the Default Rate), or the interest rate (other than a waiver of the incurring of or payment of interest at the Default Rate) applicable to, the Loan or any fees or other amounts payable hereunder;

(ii) postpone any date on which any payment of principal of, or interest on (other than a waiver of the incurring of or payment of interest at the Default Rate), the Loan or any fees or other amounts payable hereunder is required to be made;

(iii) increase or extend the Revolving Loan Commitment of any Lender; or

(iv) reduce the principal of, rate of interest on (other than a waiver of the incurring of or payment of interest at the Default Rate) or fees payable with respect to any portion of the Loan;

provided, further, that no amendment, waiver or consent shall, without the consent of any Custodian or Securities Custodian affected thereby, change the amount or priority of any payments of the Custodian Fee or the Securities Custodian Fee to be made pursuant to Section 2.4(a) or (b).

7.5 APPLICATION OF PROCEEDS. After an Event of Default shall have occurred and is continuing, all amounts received by Agent on account of any Indebtedness and with respect to the Collateral, including any sums which may be held by Agent, or the proceeds of any thereof, shall be applied in accordance with Section 2.4(b).

7.6 APPOINTMENT OF AGENT AS ATTORNEY-IN-FACT. Borrower irrevocably designates, makes, constitutes and appoints Agent (and all persons reasonably designated by Agent), with full power of substitution, as the Borrower’s true and lawful attorney-in-fact (and not agent-in-fact) and Agent, or Agent’s agent, may, without notice to Borrower, and at such time or times thereafter as Agent or said agent, in its discretion, may determine, in Borrower’s or Agent’s name, at no duty or obligation on Agent, do the following:

(i) all acts and things necessary to fulfill the Borrower’s administrative duties pursuant to this Agreement, including, but not limited to, the filing of financing statements without the Borrower’s signature;

(ii) upon the occurrence of any Default or Event of Default, all acts and things necessary to fulfill Borrower’s obligations under this Agreement and the Loan Documents, except as otherwise set forth herein, at the cost and expense of Borrower;

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(iii) in addition to, but not in limitation of the foregoing, at any time or times upon the occurrence of an Event of Default, Agent shall have the right: (A) to enter upon Borrower’s premises and to receive and open all mail directed to Borrower and remove all payments to Borrower on the Collateral; provided, however, that Agent shall turn over to Borrower all of such mail not relating to Collateral; (B) in the name of Borrower, to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrower to such address as Agent may designate (notwithstanding the foregoing, for the purposes of notice and service of process to or upon Borrower as set forth in this Agreement, Agent’s rights to change the address for the delivery of mail shall not give Agent the right to change the address for notice and service of process to or upon Borrower in this Agreement); (C) to demand, collect, receive for and give renewals, extensions, discharges and releases of any Collateral; (D) institute and prosecute legal and equitable proceedings to realize upon the Collateral Receivables; (E) settle, compromise, compound or adjust claims in respect of any Collateral or any legal proceedings brought in respect thereof; (F) generally, sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, except to the extent limited by any Applicable Law and subject to any requirements of notice to Borrower or other persons under Applicable Law; (G) take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds of Collateral; (H) endorse the name of Borrower upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of Collateral that may come into Agent’s possession; and (I) sign the Borrower’s name on any instruments or documents relating to any of the Collateral, or on drafts against Account Obligors. The appointment of Agent as attorney-in-fact for each Borrower is coupled with an interest and is irrevocable.

8.	EXPENSES AND INDEMNITIES.

8.1 REIMBURSEMENT FOR EXPENSES. Borrower shall pay (on the date of the initial funding of the Loan, and thereafter, as the case may be) all costs and expenses incurred by Agent or any of its affiliates in connection with this Agreement and the transactions contemplated herein, including, without limitation, (a) all reasonable and documented out-of-pocket documentation and diligence fees and expenses, (b) all reasonable and documented out-of-pocket search, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax Lien searches and UCC filings and fees for post-closing UCC and judgment and tax Lien searches), (c) all reasonable and documented out-of-pocket audit (internal and external) fees and expenses, (d) all reasonable and documented out-of-pocket internal collateral and portfolio management fees and expenses, and (e) all reasonable and documented external attorneys’ fees and expenses incurred by Agent or its affiliates in connection with (i) any effort to enforce, or collect payment of any Indebtedness or to enforce any Loan Document or any related agreement, document or instrument, or effect collection hereunder or thereunder, (ii) entering into, negotiating, preparing, reviewing and executing this Agreement and the other Loan Documents and all related agreements, documents and instruments, (iii) the administration of the Indebtedness, including without limitation, any wire transfer fees or audit (internal and external) expenses, (iv) instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interests or Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent’s transactions with Borrower unless there is a final, non-appealable judgment by a court which finds Agent to have acted in gross negligence or willful misconduct in connection therewith, or (vi) any modification, restatement, supplement, amendment, waiver or extension of this Agreement or any other Loan Document or any related agreement, document or instrument, and all of the same may be charged to Borrower’s account and shall be part of the Indebtedness. For the avoidance of doubt, Borrower hereby agrees to pay (x) all Custodian Fees, and all expenses and indemnities of the Custodian owed pursuant to the terms of the Custodial Agreement, (y) all Securities Custodian Fees, and all expenses and indemnities of the Securities Custodian owed pursuant to the terms of the Securities Custodial Agreement and (z) all Servicing Fees and Sub-Servicing Fees under each applicable Approved Servicing Agreement and Sub-Servicing Agreement (as applicable).

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8.2 GENERAL INDEMNIFICATION. Borrower hereby agrees to indemnify and hold Agent and each Lender harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (collectively, “Claim” or “Claims”) of any kind or nature whatsoever, asserted by any party other than Borrower, or with respect to Borrower only as otherwise provided in this Agreement or pursuant to Applicable Law regarding Agent’s and Lender’s obligations to Borrower, which may be imposed on, incurred by or asserted against Agent or any Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Agent or any Lender) in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent or any Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Agent or any Lender) under the Loan Documents, except to the extent such indemnified matters are finally found by a court to be caused by Agent’s or such Lender’s gross negligence or willful misconduct. This Section 8.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

8.3 ENVIRONMENTAL INDEMNIFICATION. Without limiting the forgoing Section 8.2 or any other indemnity obligation of Borrower under this Agreement or any other Loan Documents, Borrower hereby further agrees to indemnify and hold Agent and each Lender harmless from and against any and all Liens, damages (including, without limitation, consequential damages), losses, liabilities, obligations, settlement payments, penalties, claims, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including fees for in-house and outside counsel, fees for consultants and experts and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) (collectively, “Environmental Claims”) which may at any time be imposed upon, incurred by or asserted against Agent or any Lender or any Optioned Property (or portion thereof), and arising directly or indirectly from or out of: (a) the past, present or future presence, Environmental Release or threat of an Environmental Release on, in, under or affecting all or any portion of any Optioned Property or any surrounding areas, regardless of whether or not caused by or within the control of Borrower; (b) the past, present or future violation of any Hazardous Materials Laws, relating to or affecting all or any portion of any Optioned Property, whether or not caused by or within the control of Borrower; and/or (c) the enforcement of this Section 8.3.

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9.	MISCELLANEOUS.

9.1 NOTICES. All notices, demands, billings, requests and other written communications hereunder shall be deemed to have been properly given: (i) upon personal delivery; (ii) on the third Business Day following the day sent, if sent by registered or certified mail; provided, that such is received by the intended party, but if such is not received because of such party’s refusal to accept such delivery, then such shall be deemed to be received on the date of first refusal; (iii) on the next Business Day following the day sent, if sent by overnight express courier; provided, that such is received by the intended party, but if such is not received because of such party’s refusal to accept such delivery, then such shall be deemed to be received on the date of first refusal; or (iv) on the day sent or if such day is not a Business Day on the next Business Day after the day sent, if sent by telecopy providing the receiving party has acknowledged receipt (whether automatic or manual acknowledgement), in each case, to each of the Agent and Borrower at its address and/or email address as set forth in in Schedule C attached hereto, or at such other address and/or email address as either party may designate for such purpose in a written notice given to the other party. Agent shall have the right, on or after initial funding pursuant to the terms of this Agreement, to issue a press release or other brochure announcing the consummation of the Loan Documents (including, without limitation, through the publication of a “tombstone”) at no cost to Borrower.

9.2 PARTICIPATIONS. Borrower acknowledges and agrees that each Lender may from time to time, sell or offer to sell interests in the Indebtedness and the Loan Documents to one or more participants; provided, that (i) the obligations under this Agreement of any Lender selling a participation interest shall remain unchanged, (ii) such Lender selling a participation interest shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent, and Lenders shall continue to deal solely and directly with such Lender selling a participation interest in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Sections 8.2 and 8.3 with respect to any payments made by such Lender to its Participant(s). For the avoidance of doubt, each participant shall be subject to the requirements and limitations set forth in Section 2.12 of this Agreement (it being understood that the documentation required under Section 2.12(g) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 9.7; provided, that such participant shall not be entitled to receive any greater payment under Section 2.12 hereof, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in the Loan or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such participating Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower authorizes Agent and each Lender to disseminate any information it has pertaining to the Indebtedness, including without limitation, complete and current credit information on Borrower and any of its principals, to any such participant or prospective participant.

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9.3 SURVIVAL OF AGREEMENTS. All of the various representations, warranties, covenants and agreements of Borrower (including without limitation, any agreements to pay costs and expenses and to indemnify Agent and each Lender) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the performance under such Loan Documents, and Agent shall retain its Liens and security interests in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding any termination of financing under this Agreement until all Indebtedness is fully performed and paid in full in cash. The obligations of Borrower under Sections 2.5, 2.7, 2.12, 2.13, 6.7, 8.1, 8.2, 8.3 and 9.21 (and all other agreements of Borrower to pay costs and expenses and to indemnify Agent and each Lender) shall survive payment of the Indebtedness in full.

9.4 NO OBLIGATION BEYOND MATURITY. Borrower agrees and acknowledges that upon the Maturity Date, neither Agent nor any Lender shall have any obligation to renew, extend, modify or rearrange the Loan and shall have the right to require all amounts due and owing under the Loan to be paid in full upon such date, subject to Borrower’s right to exercise the optional Amortization Period in accordance with Section 2.3 hereof.

9.5 PRIOR AGREEMENTS SUPERSEDED. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement. No provision of this Agreement or other document or instrument relating hereto may be modified, waived or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

9.6 PARTIES BOUND. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided for herein; provided, however, that Borrower shall not assign any of their respective rights or obligations pursuant to this Agreement or any other Loan Document.

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9.7 ASSIGNMENT BY LENDER. ANY LENDER MAY AT ANY TIME, WITH THE CONSENT OF BORROWER (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD, CONDITIONED, OR DELAYED) (a) DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN RESULTING FROM SUCH DIVISION) ANY NOTE, AND/OR (b) SELL, ASSIGN, GRANT PARTICIPATIONS IN, DELEGATE OR OTHERWISE TRANSFER TO ANY OTHER PERSON (AN “ASSIGNEE”) ALL OR PART OF THE RIGHTS AND DUTIES OF SUCH LENDER UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT AT ALL TIMES PRIOR TO THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT, NO SUCH DELEGATION, TRANSFER, OR ASSIGNMENT TO ANY “ASSIGNEE” SHALL BE MADE UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH THE SECURITIES ACT AND SUCH LAWS, AND IS MADE ONLY TO EITHER AN “ACCREDITED INVESTOR” AS DEFINED IN PARAGRAPHS (a)(1), (2), (3), OR (7) OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT OR ANY PERSON IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS OR TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT WHICH IN EACH CASE IS A “QUALIFIED PURCHASER” AS DEFINED IN THE 1940 ACT; PROVIDED, FURTHER, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, THE CONSENT OF BORROWER SHALL NOT BE REQUIRED (x) UPON THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT OR (y) WITH RESPECT TO ANY ASSIGNMENT BY ANY LENDER TO AN EXISTING LENDER OR ANY AFFILIATE OF SUCH LENDER; PROVIDED, FURTHER, HOWEVER, NO SUCH DELEGATION, TRANSFER OR ASSIGNMENT SHALL BE MADE TO ANY “ASSIGNEE” THAT IS A PROHIBITED ASSIGNEE. TO THE EXTENT INDICATED IN ANY DOCUMENT, INSTRUMENT OR AGREEMENT SO SELLING, ASSIGNING, GRANTING PARTICIPATIONS IN, OR OTHERWISE TRANSFERRING TO AN ASSIGNEE SUCH RIGHTS AND/OR DUTIES, (i) THE ASSIGNEE SHALL ACQUIRE ALL OF SUCH LENDER’S RIGHTS UNDER THE AGREEMENT AND THE OTHER LOAN DOCUMENTS AND (ii) THE ASSIGNEE SHALL BE DEEMED TO BE A “LENDER” UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WITH THE AUTHORITY TO EXERCISE SUCH RIGHTS IN THE CAPACITY OF SUCH LENDER. Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at its office located in the United States of America set forth on the signature pages hereto a copy of each assignment delivered to it and a register for the recordation of the names and addresses of Lenders, and the Revolving Loan Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

9.8 REPLACEMENT OF LENDERS. If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with the definition of Excluded Taxes, or if any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse, all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

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(ii) in the case of any such assignment resulting from a claim for payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter;

(iii) such assignment does not conflict with Applicable Law; and

(iv) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

9.9 NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations and warranties of Borrower in this Agreement shall be joint and several obligations of Borrower.

9.10 NO THIRD-PARTY BENEFICIARY. This Agreement is for the sole benefit of Agent, Lenders and Borrower and is not for the benefit of any third-party.

9.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, by portable document format (.pdf), facsimile or other electronic transmission, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

9.12 SEVERABILITY OF PROVISIONS. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

9.13 HEADINGS. The Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

9.14 SCHEDULES AND EXHIBITS.

(a) Any and all exhibits hereto are hereby expressly incorporated by reference as though fully set forth at that point verbatim. All terms and provisions as defined or set forth in Article 1 and in any schedule are hereby incorporated into and made a part of this Agreement. Each reference in this Agreement to any information or definitions contained in Article 1 shall mean and refer to the information or definitions as set forth in Article 1 unless the context specifically requires otherwise. Any terms used in Article 1 which are not defined shall have the meanings ascribed to such terms, as of the date of this Agreement, by the Uniform Commercial Code as enacted in the State of New York to the extent the same are defined herein.

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(b) Notwithstanding any other term or provision of this Agreement to the contrary (including without limitation Section 7.4 hereof), upon the prior written request of Borrower pursuant to the terms and provisions of Section 6.1(vii) hereof, Agent may consent to any additional Person as an “Originator” and/or “Approved Originator” for purposes of this Agreement in its sole discretion.

9.15 FURTHER INSTRUMENTS. Borrower shall from time to time execute and deliver all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Agent reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein (including, without limitation, a replacement promissory note in the event any Note is lost, inadvertently destroyed or otherwise misplaced by Agent).

9.16 GOVERNING LAW; VENUE.

(a) THIS AGREEMENT AND ALL LOAN DOCUMENTS ARE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING THE CHOICE OF LAW RULES THEREOF. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b) BY EXECUTION AND DELIVERY OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE FOLLOWING COURTS:

STATE COURT: CIRCUIT COURT FOR NEW YORK COUNTY, NEW YORK;

FEDERAL COURT: UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK,

OR, (TO THE EXTENT PERMITTED BY APPLICABLE LAW) AT THE OPTION OF AGENT, ANY OTHER COURT LOCATED IN THE STATE WHERE THE COLLATERAL IS LOCATED IN WHICH IT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH SHALL HAVE SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, AGENT AND LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR TO ANY MATTER ARISING HERE FROM. BORROWER, AGENT AND LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT.

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(c) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION 9.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.17 WAIVER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER HEREBY WAIVES (I) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, AND ONE OR MORE EXTENSIONS OR RENEWALS OF ANY OR ALL ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT MAY DO IN THIS REGARD; (II) ALL RIGHTS TO NOTICE AND HEARING PRIOR TO AGENT’S TAKING POSSESSION OR CONTROL OF, OR AGENT’S REPLEVIN, ATTACHMENT OR LEVY ON OR OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT’S REMEDIES; AND (III) THE BENEFIT OF ALL VALUATION, APPRAISEMENT OR EXEMPTION LAWS.

9.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH LENDER, AGENT, BORROWER HEREBY COVENANTS AND AGREES THAT IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER ARISING OUT OF THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, ANY WRITTEN AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING OR IN ANY WAY RELATED TO, CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY; AGENT, EACH LENDER, BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY, ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.19 ADVICE OF COUNSEL. BORROWER ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED AND ADVISED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO THE NEGOTIATION, EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE PROVISIONS CONTAINED IN SECTIONS 8.2, 9.15, 9.16, 9.17 AND 9.18 HEREOF AND HAS RELIED UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING AND DELIVERING THIS AGREEMENT, AND THAT THEY HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AS THE PRODUCT OF ARMS’ LENGTH NEGOTIATIONS.

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9.20 TIME OF ESSENCE. Time is of the essence for the performance of the obligations set forth in this Agreement and the Loan Documents.

9.21 CONFIDENTIALITY.

(a) Borrower agrees, and agrees to cause each Credit Party (and direct the Trust and the Trust shall follow such direction), (i) except to the extent required by Applicable Law or regulations (in which case Borrower shall, and shall cause each Credit Party (and direct the Trust and the Trust shall follow such direction) to, request and use its best efforts to obtain confidential treatment of such information to the extent permitted by Applicable Law), not to transmit or disclose any provision of any Loan Document to any Person (other than to Borrower’s directors, advisors, officers, investors, Affiliates, and Investment Manager on a need-to-know basis) without Agent’s prior written consent, and (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Agent reserves the right to review and approve all materials that Borrower, any Credit Party or the Trust prepares that contain Agent’s name or describes or refers to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any Credit Party (and shall direct the Trust not to, and the Trust shall follow such direction) to, use Agent’s name (or the name of any of Agent’s affiliates) in connection with any of its business operations; provided, that Borrower may disclose Agent’s name, the aggregate principal amount of the Loans outstanding and other principal terms of such Loans to its shareholders and prospective purchasers of equity securities of Borrower so long as Borrower informs such prospective purchasers of the confidential nature of such information and such Persons agree in writing not to disclose the same to any other Person and to be bound by the confidentiality provisions of this Agreement. Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its Affiliates to contract on behalf of Agent or any Lender. Further, the Borrower agrees that Agent and each Lender or any affiliate of Agent or such Lender may (x) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and (y) use Borrower’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

(b) Agent each Lender agrees on behalf of itself, its employees, agents, and affiliates that, beginning as of the Closing Date and continuing at all times hereafter, they shall not use or disclose any Confidential Information, except for any use or disclosure contemplated by the Loan Documents (including, without limitation, any disclosure to any prospective assignee or participation under Section 9.2 of this Agreement), or in the exercise of Agent’s or any Lender’s rights under the Loan Documents or as otherwise permitted hereunder. “Confidential Information” shall mean all business data, proprietary information, and any other information relating to Account Obligors or Borrower disclosed in connection with this Agreement and the other Loan Documents. However, “Confidential Information” does not include: (i) information which was already known by Agent or such Lender at the time of its disclosure to Agent or such Lender, as evidenced by its written records or other competitive evidence; (ii) information disclosed to Agent or such Lender by a third-party lawfully in possession of such information and not under an obligation of nondisclosure to the disclosing party in respect thereof; (iii) information which at the time of disclosure or subsequently becomes published or otherwise part of the public domain except by breach of this Agreement by Agent or such Lender or any of its employees, agents, or affiliates; (iv) information developed independently by Agent or such Lender without the benefit or use of the Confidential Information; or (v) except as required by Applicable Law or legal process or except in connection with defending or prosecuting any legal action arising out of or related to the Loan Documents.

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9.22 NO OFFSET. Borrower understands and agrees that Borrower’s payment obligations hereunder and under the other Loan Documents are absolute and unconditional without any right of rescission or setoff, or any counterclaim or defense based on the foregoing, against Agent or any Lender notwithstanding any damage to, defects in or destruction of any Collateral or any other event, including obsolescence of any property or improvements. Except as expressly provided for herein, to the maximum extent permitted by Applicable Law, Borrower hereby waives setoff, counterclaim, demand, presentment, protest and all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under this Agreement and any other Loan Document. Borrower hereby waives any and all defenses and counterclaims each may have or could interpose in any action or procedure brought by Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent in and to, any Collateral.

9.23 PATRIOT ACT. Each Lender that is subject to the requirements of the Patriot Act and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Agent and each Lender to identify Borrower in accordance with the Patriot Act. Borrower shall, promptly following a request by Agent or any Lender, provide all documentation and other information that Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

10.	AGENT PROVISIONS; SETTLEMENT.

(a) Appointment. Each Lender hereby designates and appoints East West Bank as Agent, payment agent and collateral agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes East West Bank, as Agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the conditions contained in this Article 10. The provisions of this Article 10 are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third-party beneficiary of any of such provisions.

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(b) Nature of Duties. In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders, and its duties are administrative in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or Borrower. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower. Except for information, notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder or given to Agent for the account of or with copies for Lenders, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender. Agent shall promptly notify each Lender in writing any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

(c) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, managers, members, equity owners, employees, attorneys or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith; provided, that the foregoing shall not prevent Agent from being liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree promptly to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by Borrower herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and, notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith, believes that such action exposes Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents to any personal liability unless Agent receives an indemnification satisfactory to it from Lenders with respect to such action.

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(d) Indemnification. Each Lender, severally and not (i) jointly or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless Agent and its officers, directors, managers, members, equity owners, employees, attorneys and agents (to the extent not reimbursed by Borrower), ratably according to their respective pro rata share of the Revolving Loan Commitments in effect on the date on which indemnification is sought under this subsection of the total outstanding Loans (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with their pro rata share immediately prior to such date of the total outstanding Loans), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and non-appealable basis.

(e) Successor Agent. Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) calendar days’ prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below. Upon any such notice of resignation, Requisite Lenders shall appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists). If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) calendar day period, the resignation shall become effective and Requisite Lenders thereafter shall perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

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(f) Collateral. Each Lender agrees that any action taken by Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater number of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by Agent or the Requisite Lenders (or, where so required, such greater number of Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and Agent. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Borrower; (iii) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents relating to the Collateral; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all right and remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral covered by this Agreement or the other Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent, on behalf of the Lenders, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the Loan Documents; it being understood and agreed that in respect of the Collateral covered by this Agreement or the other Loan Documents, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in Collateral covered by this Agreement or the Loan Documents as one of Lenders and Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Loan Document or to realize upon any Collateral security for the Loans or other Indebtedness; it being understood and agreed that such rights and remedies may be exercised only by Agent in accordance with the terms of the Loan Documents.

(g) Non-Funding Lender. The failure of any Lender to make any Loan (the “Non-Funding Lender”) on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Loan, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an advance or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” for any voting or consent rights under or with respect to any Loan Document.

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(h) Settlement

(i) The amount of the outstanding Loan may fluctuate from day to day through Agent’s disbursement of funds to or on account of, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, notwithstanding terms to the contrary set forth herein, advances and repayments thereof may be settled according to the procedures described below. Notwithstanding these procedures, each Lender’s obligation to fund its share of any advances made by Agent to or on account of Borrower will commence on the date such advances are made by Agent. Nothing contained in this Agreement shall obligate a Lender to make an advance at any time any Default or Event of Default exists. All such payments will be made by such Lender without set-off, counterclaim or deduction of any kind.

(ii) Once each week, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Lender by 1:00 p.m. (New York City time) on a Business Day by telephone, telex or telecopy of the amount of each such Lender’s pro rata share of the outstanding advances. In the event payments are necessary to adjust the amount of such Lender’s share of the advances to such Lender’s pro rata share of the advances, the party from which such payment is due will pay the other party, in same day funds, by wire transfer to the other’s account not later than 2:00 p.m. (New York City time) on the Business Day following the Settlement Date.

(iii) On the twentieth (20th) day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day (“Interest Settlement Date”), Agent will advise each Lender by telephone or facsimile of the amount of interest and fees charged to and collected from Borrower for the preceding month in respect of the Loans. Provided that such Lender has made all payments required to be made by it under this Agreement and provided that Lender has not received its pro rata share of interest and fees directly from Borrower, Agent will pay to such Lender, by wire transfer to such Lender’s account (as specified in writing by such Lender from time to time after the Closing Date pursuant to the notice provisions contained herein or in any applicable lender addition agreement) not later than 2:00 p.m. (New York City time) on the next Business Day following the Interest Settlement Date, such Lender’s share of such interest and fees.

11.	INVESTMENT MANAGEMENT PROVISIONS.

(i) Appointment and Authorization of the Investment Manager. Subject to clause (viii) below, the servicing, administering and management of the Collateral shall be conducted by the Investment Manager. The Borrower hereby appoints the Investment Manager as its agent to manage the Collateral and enforce its rights and remedies in, to and under such Collateral. The Investment Manager hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein. The Investment Manager and the Borrower hereby acknowledge that the Agent and the Lenders are direct third-party beneficiaries of the obligations undertaken by the Investment Manager hereunder. The Borrower hereby makes, constitutes and appoints the Investment Manager to act on its behalf, with full power of substitution, as its true and lawful agent and attorney-in-fact, jointly and severally with full power and authority in its name, place and stead, in accordance with the terms of this Agreement. This grant of power of attorney will expire simultaneously with the expiration of the Investment Manager’s appointment hereunder.

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(ii) Duties. The Investment Manager shall take or cause to be taken all such actions as may be reasonably necessary or advisable to manage the Collateral from time to time, all in accordance with Applicable Law. Without limiting the foregoing, the duties of the Investment Manager (on behalf of the Borrower) shall include the following: (1) managing and monitoring on behalf of the Borrower the Receivables allocated to the SUBI Portfolio; (2) assisting the Borrower in exercising the rights and obtaining the benefits to which it is entitled hereunder and under and in connection with the Receivables allocated to the SUBI Portfolio; (3) maintaining all necessary records and reports with respect to the Collateral (including the Receivables allocated to the SUBI Portfolio) and providing such reports to the Agent in respect of the management and administration of such Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Agent may reasonably request; (4) maintaining and implementing administrative and operating procedures (including, without limitation, through agreements with the Custodian and Servicer, an ability to recreate management and administration records evidencing the Collateral (including the Receivables allocated to the SUBI Portfolio) in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral (including the Receivables allocated to the SUBI Portfolio); (5) promptly delivering to the Agent, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) in the possession of the Investment Manager as the Agent may from time to time reasonably request; (6) identifying each Receivable clearly and unambiguously in its records to reflect that such Receivable is owned by the Trust; and (7) notifying the Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that would reasonably be expected to have a Material Adverse Effect.

(iii) Standard of Care. In performing its duties, the Investment Manager shall perform its obligations with reasonable care (i) using a similar degree of care, skill and attention as it employs with respect to similar collateral that it manages for itself and its Affiliates having similar investment objectives and restrictions, (ii) in a manner consistent with customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Collateral (including the Receivables allocated to the SUBI Portfolio) and (iii) in accordance with the Investment Manager’s customary practices and procedures involving assets of the nature and character of the Collateral (including the Receivables allocated to the SUBI Portfolio).

(iv) Agent and Lender Rights. Notwithstanding anything to the contrary contained herein, the exercise by the Agent or the Lenders of their rights hereunder, shall not release the Investment Manager or the Borrower from any of their duties or responsibilities with respect to the Collateral except to the extent provided in Section 11(viii) hereof. The Agent, and the Lenders shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Investment Manager hereunder.

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(v) Investment Manager Compensation. The Investment Manager shall be entitled to receive the Investment Management Fee and the Investment Manager Reimbursable Expenses, in each case, as set forth in this Agreement (including Section 2.4 hereof).

(vi) Books and Records. The Investment Manager will maintain and implement administrative and operating procedures (including, without limitation, through agreements with the Custodian and Servicer, an ability to recreate records evidencing Collateral (including the Receivables allocated to the SUBI Portfolio) in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral (including the Receivables allocated to the SUBI Portfolio) and the identification of the Collateral.

(vii) The Investment Manager Not to Resign. The Investment Manager shall not resign from the obligations and duties hereby imposed on it except (a) upon the Investment Manager’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Investment Manager could take to make the performance of its duties hereunder permissible under Applicable Law or (b) in connection with the replacement of the Investment Manager with one of its Affiliates. Any such determination permitting the resignation of the Investment Manager shall be evidenced as to clause (a)(i) above by an opinion of counsel to such effect delivered to the Agent.

(viii) Investment Manager Termination Events. Upon the occurrence of an Investment Manager Termination Event, notwithstanding anything herein to the contrary, the Agent, by written notice to the Investment Manager and a copy to the Borrower (such notice, an “Investment Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Investment Manager as Investment Manager under this Agreement. Following any such termination, the Agent may, in its sole discretion, assume or delegate the servicing, administering and collection of the Collateral (including the Receivables allocated to the SUBI Portfolio); provided that, at least five (5) Business Days prior to any appointment of a replacement Investment Manager hereunder, the Agent shall notify the Borrower of such proposed replacement; and provided, further, that until any such assumption or delegation, the Investment Manager shall (i) unless otherwise notified by the Agent, continue to act in such capacity pursuant to this Section 11 and (ii) as requested by the Agent (A) terminate some or all of its activities as Investment Manager hereunder in the manner requested by the Agent in its sole discretion as necessary or desirable, (B) provide such information as may be requested by the Agent to facilitate the transition of the performance of such activities to the Agent or any agent thereof and (C) take all other actions requested by the Agent, in each case, as is reasonably necessary to facilitate the transition of the performance of such activities to the Agent or any agent thereof.

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(ix) Investment Manager Liability and Indemnity. The Investment Manager assumes no responsibility or liability hereunder other than to render the services required to be performed hereunder subject to the standard of conduct described in Section 11(iii) above. None of the Investment Manager, its Affiliates and any of their respective members, managers, directors, officers, stockholders, agents, partners or employees shall be liable to the Borrower, the Agent, the Lender or any other Person for any expenses, losses, claims, damages, judgments, assessments, fines, charges, demands, costs or other liabilities of any nature (collectively, “Liabilities”) incurred by the Borrower, the Lender, the Agent or such other Person that arise out of or in connection with the performance by the Investment Manager of the services required to be performed hereunder or for any decrease in the value of the Collateral, except, in the case of the Investment Manager, for Liabilities arising from the bad faith, gross negligence, reckless disregard or willful misconduct of the Investment Manager in the performance or failure to perform its obligations hereunder. The Investment Manager hereby agrees to indemnify the Agent and the Lenders, forthwith on demand, from and against any and all Liabilities awarded against or incurred by the Agent or the Lenders by reason of the bad faith, gross negligence, reckless disregard or willful misconduct of the Investment Manager in the performance of, or its failure to perform, its obligations hereunder.

(x) Covenants of Investment Manager. During the term of the Agreement: (a) the Investment Manager will comply in all material respects with all Applicable Law, including those with respect to the Collateral (including the Receivables allocated to the SUBI Portfolio) or any part thereof, except for instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect; (b) the Investment Manager will preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect; (c) the Investment Manager will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral that are delegated to the Investment Manager hereunder, other than the funding, reimbursement or payment obligations of the Borrower under or in connection with each item of Collateral, and will do nothing to impair the rights of the Agent or the Lenders in, to and under the Collateral; (d) promptly following the Investment Manager’s knowledge or notice of the occurrence of any Event of Default, the Investment Manager will provide the Agent (which shall forward copies of the same to the Lenders promptly upon receipt thereof) with written notice of the occurrence of such Event of Default which the Investment Manager has knowledge or has received notice (including a written statement of a Responsible Officer of the Investment Manager setting forth the details of such event and the action that the Investment Manager proposes to take with respect thereto); (e) the Investment Manager will furnish to the Agent within ten (10) calendar days (if reasonably possible) such other information, documents, records or reports respecting the Borrower or the Collateral (including the Receivables allocated to the SUBI Portfolio) as the Agent or any Lender may from time to time reasonably request in order to protect the interests of the Agent or Lender under or as contemplated by this Agreement; (f) the Investment Manager will furnish to the Agent (which shall forward copies of the same to the Lenders promptly upon receipt thereof), promptly, and in any event within five (5) Business Days after the Investment Manager receives notice or obtains knowledge thereof or the request of the Agent, notice of (i) any development related to the business, financial condition, properties or assets of any Credit Party or the Trust, that would reasonably be expected to have a Material Adverse Effect under this Agreement, (ii) any litigation or investigation to which any Credit Party, the Trust, any Originator, and/or any Approved Servicer may be a party that would reasonably be expected to have a Material Adverse Effect under this Agreement and (iii) any Regulatory Event and (g) the Investment Manager will furnish to the Agent and the Lenders, promptly upon becoming aware thereof (and in any event within five (5) Business Days), notice of (1) any Investment Manager Termination Event, or (2) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

BORROWER:

GB HEI, LLC,
a Delaware limited liability company

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	President

INVESTMENT MANAGER:

GB HRP, LLC, a Delaware limited liability company

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	President

AGENT AND LENDER:

EAST WEST BANK

By:	/s/ Joseph S. Weingarten
Name:	Joseph S. Weingarten
Title:	Managing Director

[Signature Page]

Loan and Security Agreement

SCHEDULE A

Lender	Revolving Loan Commitment	% of Revolving Loan Commitments
East West Bank	$35,000,000.00[1]	100%

1 Subject to an increase up to $50,000,000.00 in the Agent and Lender’s sole discretion.

SCHEDULE B

Business Locations of Borrower.

The Home Location is as follows:-

GB HEI, LLC

c/o Glassbridge Enterprises, Inc.

551 Madison Ave, Suite 800

New York, NY 10022

Borrower Information.

Exact Name of Borrower	State of Org.	Federal Tax I.D. No.	Chief Executive Office	Prior Names	Charter No.
GB HEI, LLC	Delaware			None

SCHEDULE C

Agent:	East West Bank

535 Madison Ave, 8th Floor

New York, NY 10022

Attention: Joseph Weingarten and

Rita Duggan

Email: joe.weingarten@eastwestbank.com and

rita.duggan@eastwestbank.com nypmstructuredfinance@eastwestbank.com

Tel: +1 (212) 298-3808 or +1 (212) 266-7987

Borrower:	GB HEI, LLC

c/o GlassBridge Enterprises, Inc.

551 Madison Ave, Suite 800

New York, NY 10022

Attention: Daniel Strauss

Email: dstrauss@glassbridge.com

Investment	Manager: GB HRP, LLC

551 Madison Ave, Suite 800

New York, NY 10022

Attention: Daniel Strauss

Email: dstrauss@glassbridge.com

EXHIBIT A

BORROWING BASE CERTIFICATE FORM

EXHIBIT B

[Reserved]

EXHIBIT C

[RESERVED]

EXHIBIT D

FORM OF MONTHLY COLLATERAL AND SERVICING REPORT

EXHIBIT E

NOTICE OF BORROWING

[____________], 20[__]

VIA ELECTRONIC DELIVERY

To:	EAST WEST BANK

Reference is hereby made to the Loan and Security Agreement is executed in conjunction with that certain Loan and Security Agreement (“Loan Agreement”), dated May 9 2024, by and among East West Bank, as Agent and Lender, the other Lenders party thereto, GB HRP, LLC, as Investment Manager, and GB HEI, LLC, as Borrower. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 4.1 or Section 4.2 of the Loan Agreement, of a request hereby for an advance (the “Requested Advance”) as follows:

(i) The requested date for the Requested Advance (which is a Business Day) is [            ], 20[   ].

(ii) The aggregate amount of the Requested Advance is $ _____________.

Deposit Information:	EAST WEST BANK

ABA # 322070381

Account Name: GB HEI, LLC Operating

Account #: 8003299263

The undersigned hereby certifies that the Borrowing Base Certificate delivered in connection herewith is a calculation of the Borrowing Base immediately after giving effect to the Requested Advance requested hereby.

The undersigned hereby certifies that on the date hereof and on the date of the advance set forth above, and immediately after giving effect to the advance requested hereby: (a) the representations and warranties contained in Section 5.1 of the Loan Agreement are true and correct, in all material respects, (b) the Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement, (c) there exists no default or Event of Default, (d) no Material Adverse Change has occurred in Borrower’s business, operations, financial condition, or assets, (e) to Borrower’s knowledge, no Level One Regulatory Event shall have occurred and be continuing with respect to any Collateral Receivables to be funded with the proceeds of such advance, unless waived by Agent, with respect to (A) any such Receivable or (B) any of (x) Borrower, (y) the applicable Originator, or (z) the applicable Approved Servicer, in (or otherwise affecting) the related Property Jurisdiction, (e) there exists no Borrowing Base Deficiency and (f) there have not been any amendments or modifications to the forms of Portfolio Documents or Underwriting Guidelines except in accordance with the Loan Agreement.

Without limiting in any way the foregoing, the undersigned hereby further certifies that, with respect to each Collateral Receivable to be funded with the proceeds of the advance requested hereby, (a) to the knowledge of Borrower, each such Collateral Receivables has been originated in compliance with the applicable Underwriting Guidelines, (b) Borrower has received confirmation from each applicable Approved Originator that there is an active Receivable whose terms are consistent with those set forth with respect to such Collateral Receivable on the Borrowing Base, and (c) Borrower will use commercially reasonable best efforts to cause the Approved Originator with respect to each such Collateral Receivable to deliver the Portfolio Documents related to each such Collateral Receivable in accordance with the terms of the Loan Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit E - 1

Borrower has caused this Notice of Borrowing to be executed and delivered by its manager thereunto duly authorized on the date first set forth above.

GB HEI, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit E - 2

EXHIBIT F-1

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement is executed in conjunction with that certain Loan and Security Agreement (“Loan Agreement”), dated May 9, 2024, by and among East West Bank, as Agent and Lender, the other Lenders party thereto, GB HRP, LLC, as Investment Manager, and GB HEI, LLC, as Borrower.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	_____________, 20[__]

Exhibit F - 1

EXHIBIT F-2

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement is executed in conjunction with that certain Loan and Security Agreement (“Loan Agreement”), dated May 9, 2024, by and among East West Bank, as Agent and Lender, the other Lenders party thereto, GB HRP, LLC, as Investment Manager, and GB HEI, LLC, as Borrower.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	_____________, 20[__]

Exhibit F - 2

EXHIBIT F-3

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement is executed in conjunction with that certain Loan and Security Agreement (“Loan Agreement”), dated May 9, 2024, by and among East West Bank, as Agent and Lender, the other Lenders party thereto, GB HRP, LLC, as Investment Manager, and GB HEI, LLC, as Borrower.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	_____________, 20[__]

Exhibit F - 3

EXHIBIT F-4

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement is executed in conjunction with that certain Loan and Security Agreement (“Loan Agreement”), dated May 9, 2024, by and among East West Bank, as Agent and Lender, the other Lenders party thereto, GB HRP, LLC, as Investment Manager, and GB HEI, LLC, as Borrower.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	_____________, 20[__]

Exhibit F - 4

EXHIBIT G

FORM OF NOTICE OF REQUEST TO ADD APPROVED ORIGINATOR/APPROVED SERVICER

[____________], 20[__]

VIA ELECTRONIC DELIVERY

To:	EAST WEST BANK

Reference is hereby made to the Loan and Security Agreement is executed in conjunction with that certain Loan and Security Agreement (“Loan Agreement”), dated May 9, 2024, by and among East West Bank, as Agent and Lender, the other Lenders party thereto, GB HRP, LLC, as Investment Manager, and GB HEI, LLC, as Borrower. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned hereby gives notice, pursuant to Section 6.1(vii) of the Loan Agreement, of: [(a) the intent of Borrower to acquire Receivables from [___________], a [__________] (the “Additional Originator”), which Receivables will also be serviced by Additional Originator pursuant to the terms and provisions of the Servicing Agreement (defined below) and (b) the request by Borrower to add such Additional Originator as both an “Approved Originator” and an “Approved Servicer” for all purposes under the Loan Agreement][or][(a) the intent of Borrower to (i) acquire Receivables from [_______], a [____________] (the “Additional Originator”), and (ii) cause such Receivables to be serviced by [____________], a [___________] (the “Additional Servicer”) pursuant to the terms and provisions of the Servicing Agreement (defined below) and (b) the request by Borrower to add (i) such Additional Originator as an “Approved Originator” for all purposes under the Loan Agreement and (ii) such Additional Servicer as an “Approved Servicer” for all purposes under the Loan Agreement].

With respect to the foregoing, the undersigned hereby certifies that:

(i) attached hereto as Annex 1 (and incorporated herein by reference) is a true, correct, and complete copy of the [Option Purchase and Sale Agreement], dated as of [__________], by and between Additional Originator, as the seller thereunder, and Borrower, as the purchaser thereunder (the “Purchase Agreement”);

(ii) attached hereto as Annex 2 (and incorporated herein by reference) is a true, correct, and complete copy of the [Option Servicing Agreement], dated as of [___________], by and between [Additional Originator][or] [Additional Servicer], as the servicer thereunder, and Borrower, as the owner of the Receivables subject to the terms and provisions thereof (the “Servicing Agreement”);

(iii) the documents attached hereto as Annex 3 (and incorporated herein by reference) are the form of “Portfolio Documents” such Additional Originator intends to use in originating (or otherwise evidencing) any Receivables which Borrower proposes to acquire from such Additional Originator and include in the Financed Portfolio, subject in each case to any conforming changes as to the form and/or substance of such Portfolio Documents as may be required by the Applicable Laws of the related Property Jurisdiction;

Exhibit G - 1

(iv) the customary credit and underwriting guidelines of Additional Originator with respect to the origination of residential purchase options and/or residential home equity contracts are attached hereto as Annex 4 (and incorporated herein by reference);

(v) the customary policies and procedures for collection and receivable processing, monitoring, management, and servicing by [Additional Originator][or] [Additional Servicer] with respect to the servicing of Receivables pursuant to the Servicing Agreement are attached hereto as Annex 5 (and incorporated herein by reference); and

(vi) to the knowledge of Borrower, as of the date hereof, no Regulatory Event shall have occurred and be continuing with respect to (A) the [Additional Originator][or] [either Additional Originator or Additional Servicer] or (B) the Receivables acquired by Borrower from Additional Originator pursuant to the terms and provisions of the Purchase Agreement.

With the signature of Agent below (and without any further action by Agent, Borrower, or any Lender), the Loan Agreement shall be supplemented to include [Additional Originator][or] [each of Additional Originator and Additional Servicer] as set forth below:

Approved Originators	Approved Servicers	Approved Servicing Agreement
[__________]	[__________]	[__________], dated [__________] between [__________] and Borrower

[SIGNATURE PAGE FOLLOWS]

Exhibit G - 2

Borrower has caused this Notice of Request to Add Approved Originator to be executed and delivered by its manager thereunto duly authorized on the date first set forth above.

GB HEI, LLC,
a Delaware limited liability company

By:
Name:
Title:

Acknowledged and agreed:
EAST WEST BANK

By:
Name:
Title:

Exhibit G - 3